________________________________________________________________________________

                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ________________________


                               AMENDMENT NO. 3 TO
                                    FORM SB-2


                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                        RAPTOR NETWORKS TECHNOLOGY, INC.
                 (Name of small business issuer in its charter)

           COLORADO                                             84-1573852
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                                      3576
                          (Primary Standard Industrial
                               Classification No.)

            1241 E. DYER ROAD, SUITE 150, SANTA ANA, CALIFORNIA 92705
                                 (949) 623-9300
    (Address and telephone number of Registrant's principal executive offices and principal place of business)
                            ________________________

                                  BOB VAN LEYEN
                             CHIEF FINANCIAL OFFICER
                        RAPTOR NETWORKS TECHNOLOGY, INC.
                          1241 E. DYER ROAD, SUITE 150
                           SANTA ANA, CALIFORNIA 92705
                                 (949) 623-9305
            (Name, Address and Telephone Number of Agent for Service)
                            ________________________

                                   COPIES TO:
                              THOMAS J. CRANE, ESQ.
                            GARETT M. SLEICHTER, ESQ.
                               RUTAN & TUCKER, LLP
                         611 ANTON BOULEVARD, 14TH FLOOR
                          COSTA MESA, CALIFORNIA 92626
                                 (714) 641-5100

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                                    CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                                        PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF          AMOUNT TO BE           PROPOSED MAXIMUM        AGGREGATE OFFERING           AMOUNT OF
     SECURITIES TO BE REGISTERED        REGISTERED(1)      OFFERING PRICE PER UNIT            PRICE             REGISTRATION FEE
----------------------------------- ---------------------- ------------------------- ------------------------ ----------------------
Common stock, $0.001 par value          15,267,292(2)              $0.81(3)              $12,366,506.52           $1,323.22(4)
=================================== ====================== ========================= ======================== ======================

(1) In the event of a stock split, stock dividend or similar transaction involving common stock of the registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act. This registration statement covers an aggregate of 15,267,292 shares of common stock.
(2) Represents a portion of the good faith estimate of the number of shares of common stock that are issuable to the selling security holders upon the conversion of principal and/or interest of convertible notes.
(3) The proposed maximum offering price per share has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 and is based upon the last reported sale price of the Registrant's common stock on the OTC Bulletin Board on January 19, 2007.
(4) Pursuant to Rule 457(p) of the Securities Act of 1933, the registration fee of $1,323.22 due in connection with this registration statement was offset against the $1,367.19 registration fee previously paid by the Registrant in connection with the registration statement on Form SB-2 (No. 333-136995) initially filed on August 30, 2006 and withdrawn on December 13, 2006.
                            ________________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING UNDER SECTION 8(A), MAY DETERMINE.
________________________________________________________________________________

         The information in this prospectus is not complete and may be changed. The selling security holders identified in this prospectus may not sell securities under this prospectus until the registration statement of which this prospectus is a part becomes effective.


                   SUBJECT TO COMPLETION, DATED APRIL 27, 2007


PROSPECTUS

                        RAPTOR NETWORKS TECHNOLOGY, INC.

                        15,267,292 SHARES OF COMMON STOCK

         The shares of our common stock being offered for resale under this prospectus are being offered by some of our security holders identified in this prospectus for their own accounts. We will not receive any of the proceeds from the sale of shares by the selling security holders.


         We advise potential investors that, in addition to the 15,267,292 shares of common stock offered for resale under this prospectus, we have concurrently registered an additional 34,415,052 shares of common stock for resale by a different group of security holders under a separate prospectus. The total number of shares offered for resale under this prospectus and the aforementioned prospectus is 49,682,344 shares.


         Our common stock currently trades on the OTC Bulletin Board Market under the symbol "RPTN." On March 12, 2007, the high and low sale prices for a share of our common stock were $1.54 and $1.26, respectively.

         Our principal offices are located at 1241 E. Dyer Road, Suite 150, Santa Ana, California 92705 and our telephone number is (949) 623-9300.

                            ________________________

            INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS.
                 PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 6.
                            ________________________

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THIS PROSPECTUS IS NOT AN OFFER TO SELL THOSE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THOSE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


              THE DATE OF THIS PROSPECTUS IS ______________, 2007.

                                TABLE OF CONTENTS

Description                                                             Page No.
-----------                                                             --------

PROSPECTUS SUMMARY...........................................................3
RISK FACTORS.................................................................6
USE OF PROCEEDS.............................................................18
PRICE RANGE OF COMMON STOCK.................................................19
CAPITALIZATION..............................................................21
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS.....................................................22
BUSINESS....................................................................42
MANAGEMENT..................................................................53
EXECUTIVE COMPENSATION AND RELATED INFORMATION..............................53
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................62
PRINCIPAL STOCKHOLDERS......................................................63
SELLING SECURITY HOLDERS....................................................64
PLAN OF DISTRIBUTION........................................................83
DESCRIPTION OF CAPITAL STOCK................................................86
LEGAL MATTERS...............................................................87
EXPERTS.....................................................................87
WHERE YOU CAN FIND MORE INFORMATION.........................................88
INDEX TO FINANCIAL STATEMENTS............................................. F-1

                               PROSPECTUS SUMMARY

         TO FULLY UNDERSTAND THIS OFFERING AND ITS CONSEQUENCES TO YOU, YOU SHOULD READ THE FOLLOWING SUMMARY ALONG WITH THE MORE DETAILED INFORMATION AND OUR CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES TO THOSE STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS. IN THIS PROSPECTUS, THE WORDS "WE," "US," "OUR" AND SIMILAR TERMS REFER TO RAPTOR NETWORKS TECHNOLOGY, INC. UNLESS THE CONTEXT PROVIDES OTHERWISE.

                                   OUR COMPANY

         We were organized under the laws of the State of Colorado on January 22, 2001 under the name Pacific InterMedia, Inc. We originally were engaged in the business of offering EDGAR filing services to companies outsourcing the formatting and electronic filing of registration statements, periodic reports and other forms with the U. S. Securities and Exchange Commission ("SEC" or "Commission"), but generated minimal revenues from these operations.

         On October 17, 2003, we completed a business combination transaction with Raptor Networks Technology, Inc., a California corporation ("Raptor"). We acquired all of the issued and outstanding capital stock of Raptor in a cashless common stock share-for-share exchange in which Raptor became our wholly-owned subsidiary. With completion of the acquisition transaction we changed our name to Raptor Networks Technology, Inc., terminated our EDGAR filing services operations and, by and through our subsidiary Raptor, became engaged in the data network switching industry, including the design, production, sales and service of standards-based and proprietary high speed switching technology applied to sophisticated inter-networking systems, operating in a large variety of new and existing government and private sector network systems.

         We continue to be in the early stages of commercial operations and have realized minimal revenues as of March 12, 2007. We have designed a series of related products branded the Ether-Raptor line, which consists of a modular set of Ethernet switching components based on a common set of proprietary hardware and software modules which can be produced with line cards from base units. We believe that our Ether-Raptor family of products have nearly universal application to a user's internetworking requirements and can be utilized anywhere on an ethernet network where an advanced switch is required. Our first product, the ER-1010, enables an entire network to be architected from common, high performance building blocks. The patent-pending scalable switch architecture of the ER-1010 reduces inter-network disconnects and moves data at very high speeds. This topology improves redundancy, keeps latency low, engenders wirespeed performance, has simple management, is scalable and is priced lower than chassis-based alternatives. For additional information regarding the ER-1010 and our other products, please see our discussion under the caption "Business" beginning on page 42 of this prospectus.

         Our principal headquarters are located at 1241 E. Dyer Road, Suite 150, Santa Ana, California 92705 and our phone number is 949-623-9300. Our Internet address is www.raptor-networks.com.

                                  THE OFFERING

Common stock offered by selling security holders    15,267,292 (1)

Common stock outstanding prior to this offering     54,885,863 (2)

Common stock outstanding following this offering
  if all shares are sold                            70,153,155 (1)(2)

Use of Proceeds                                     All proceeds of this
                                                    offering will be received by
                                                    selling security holders for
                                                    their own accounts.

Risk Factors                                        You should read the "Risk
                                                    Factors" section beginning
                                                    on page 6, as well as other
                                                    cautionary statements
                                                    throughout this prospectus,
                                                    before investing in shares
                                                    of our common stock.

-------------

(1) As of March 12, 2007, the convertible notes whose underlying shares of common stock are covered by this prospectus were convertible into approximately 20,034,834 shares of our common stock. We are registering for resale by the convertible note holders an aggregate of 15,267,292 shares of common stock under this prospectus, which represents a portion of the good faith estimate of the number of shares of common stock that are issuable upon the conversion of principal and/or interest of the convertible notes. Accordingly, the common stock offered by the selling security holders assumes conversion of the convertible notes into an aggregate of 15,267,292 shares of our common stock and the immediate resale of all of those shares of common stock. The actual number of shares of common stock issuable upon conversion of the convertible notes is indeterminate, is subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by us at this time including, among other factors, the future market price of our common stock.

         In addition to the shares of common stock underlying the convertible notes referenced above, the selling security holders hold Series L-1 Warrants and Series L-2 Warrants to purchase up to an aggregate of 30,035,495 shares of our common stock and Series M-1 Warrants and Series M-2 Warrants to purchase up to an aggregate of 9,761,536 shares of our common stock. The warrants have an initial exercise price of $0.43948 per share. Although the shares underlying the warrants held by the selling security holders are not covered by this prospectus, we are contractually obligated to file subsequent registration statements with the SEC at a later date to register the shares underlying the warrants for resale.

         Please refer to the description under the caption "Private Placement Through Which the Selling Security Holders Obtained Beneficial Ownership of the Offered Shares" beginning on page 66 of this prospectus for more information regarding the terms of the convertible notes, the warrants and our registration obligations, as well a general description of the private placements through which the selling security holders obtained the convertible notes and warrants.

(2) As of March 12, 2007, a total of 54,885,863 shares of our common stock were outstanding, excluding:

         o shares of common stock issuable upon conversion of convertible notes whose underlying shares of common stock are covered by this prospectus; and

         o approximately 57,011,833 shares of common stock issuable or to become issuable upon exercise or conversion of outstanding warrants, options, and other convertible securities, other than the convertible notes whose underlying shares of common stock are covered by this prospectus.

CONVERSION FEATURES OF SENIOR CONVERTIBLE NOTES

         The shares of common stock registered for resale under this prospectus underlie senior convertible notes that we issued to the selling security holders in a series of private placements that took place in July 2006 and January 2007. Subject to certain limitations, the convertible notes are convertible at the option of the holders and, upon the satisfaction of certain conditions, at our option through a mandatory conversion, at an initial conversion price of $0.43948 per share. However, the conversion price is subject to a "full ratchet" anti-dilution adjustment which, in the event that we issue, or are deemed to have issued, certain securities at a price lower than the then applicable conversion price, immediately reduces the conversion price to such issuance or deemed issuance price. The impact of this anti-dilution adjustment is that we would be required to issue additional shares of common stock upon a conversion of all or a portion of the notes based on the new reduced conversion price.

         In addition, upon the satisfaction of certain conditions, we may pay principal payments and certain interest payments under the convertible notes in shares of our common stock rather than in cash. Assuming the conditions to make principal and interest payments in shares are satisfied, we anticipate that we will pay principal and interest payments in shares, rather than cash, to the fullest extent permitted by the convertible notes. When we use shares of common stock to make a principal or interest payment under the notes, the conversion rate at which we are required to issue such shares is based on the lower of (i) the then current conversion price (as adjusted for "full ratchet" anti-dilution adjustments as described in the preceding paragraph, if any) and (ii) a 10% discount (7.5% discount if certain conditions are satisfied) to the volume weighted average price of our common stock calculated at times near in time to the date of payment in shares. Because the conversion rate when making payments of principal and interest in shares may be based on a discount to the then current market price of our common stock, the number of shares of common stock necessary to repay the convertible notes could increase if the market price of our common stock were to decline to a price below the then current conversion price of the notes.

         We refer potential investors to the description under the caption "Private Placement Through Which the Selling Security Holders Obtained Beneficial Ownership of the Offered Shares" beginning on page 66 of this prospectus for more information regarding the conversion features of the convertible notes. In addition, we urge potential investors to review the report of our independent certified public accountants and our consolidated financial statements and related notes beginning on page F-1 of this prospectus, the cautionary statements included in the "Risk Factor" section beginning on page 6 of this prospectus, and to seek independent advice concerning the substantial risks related thereto before making a decision to invest in us.

                                  RISK FACTORS

         AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO INVEST IN SHARES OF OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCURS, IT IS LIKELY THAT OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS WOULD BE HARMED. AS A RESULT, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU COULD LOSE PART OR ALL OF YOUR INVESTMENT.

                          RISKS RELATED TO OUR BUSINESS

OUR INDEPENDENT AUDITORS HAVE ISSUED A REPORT QUESTIONING OUR ABILITY TO CONTINUE AS A GOING CONCERN. THIS REPORT MAY IMPAIR OUR ABILITY TO RAISE ADDITIONAL FINANCING AND ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK.

         Our independent auditors have qualified their opinion with respect to our financial statements to include an explanatory paragraph related to our ability to continue as a going concern in their report for each of our fiscal years ended December 31, 2006, 2005, 2004 and 2003. Reports of independent auditors questioning a company's ability to continue as a going concern generally are viewed very unfavorably by analysts and investors. There are a number of risks and challenges associated with such a qualified report including, but not limited to, a significant impediment to our ability to raise additional capital or seek financing from entities that will not conduct such transactions in the face of such increased level of risk of insolvency and loss, increased difficulty in attracting talent, and the diversion of the attention of our executive officers and other key employees to raising capital or financing rather than devoting time to the day-to-day operations of our business. We urge potential investors to review the report of our independent certified public accountants and our consolidated financial statements and related notes beginning on page F-1 of this prospectus and to seek independent advice concerning the substantial risks related thereto before making a decision to invest in us.

OUR SUBSTANTIAL ACCUMULATED DEFICIT, LIMITED WORKING CAPITAL AND EXPECTATION OF FUTURE LOSSES MAY REQUIRE THAT WE OBTAIN ADDITIONAL FINANCING TO CONTINUE OPERATIONS, WHICH WE MAY NOT BE ABLE TO SECURE ON ACCEPTABLE TERMS, IF AT ALL.

         We are an early stage company and have had no significant revenues from operations to date. As of December 31, 2006, we had an accumulated deficit of $58,710,071. We have operated at a loss since our inception and expect to continue to experience losses from our operations for the foreseeable future. Our net losses for fiscal 2006 and 2005 were $17,099,574 and $13,390,940, respectively. We will be required to conduct product feature enhancement and testing activities which, together with expenses to be incurred for the establishment of a sustainable marketing and sales presence and other general and administrative expenses, are expected to result in operating losses through the foreseeable future. Accordingly, there is a risk that we will not achieve profitable operations in the near future, if at all.

         Historically, we have relied upon cash from equity and debt financing activities to fund nearly all of the cash requirements of our operating activities. We anticipate that the proceeds from our Senior Convertible Note Financing (as described under the caption "Private Placement Through Which the Selling Security Holders Obtained Beneficial Ownership of the Offered Shares" beginning on page 66 of this prospectus) will be sufficient to support our operations through August 30, 2007. However, if we do not experience a significant increase in revenues by June 30, 2007 or sooner, we expect that additional capital will need to be raised to fund our continuing operations and there can be no assurance that we will be able to obtain requisite financing on acceptable terms, if at all. In addition, the terms of our Senior Convertible Note Financing subject us to financial and other covenants that significantly restrict our flexibility to conduct future securities offerings and incur debt. Should we be unable to raise additional capital, our investors could lose their entire investment. Moreover, in the event we raise additional funds through the sale of shares of our common stock or other interests in us, our investors may experience significant dilution of their equity invested in us.

WE HAVE NO PROFITABLE OPERATING HISTORY AND MAY NEVER ACHIEVE PROFITABILITY.

         We are an early stage company and have a limited history of operations and have not generated meaningful revenues from operations since our inception. We are faced with all of the risks associated with a company in the early stages of development. Our business is subject to numerous risks associated with a relatively new, low-capitalized company engaged in the network switch industry. Such risks include, but are not limited to, competition from well-established and well-capitalized companies, technological obsolescence and unanticipated difficulties regarding the development and marketing of our products. There can be no assurance that we will ever generate significant commercial sales or achieve profitability. Should this be the case, investors in our common stock or other securities could lose their entire investment.

WE DO NOT PRESENTLY HAVE A TRADITIONAL CREDIT FACILITY WITH A FINANCIAL INSTITUTION. THIS ABSENCE MAY ADVERSELY IMPACT OUR OPERATIONS.

         We do not presently have a traditional credit facility with a financial institution. The absence of a traditional credit facility could adversely impact our operations. If adequate funds are not otherwise available, we may be required to delay, scale back or eliminate portions of our operations and product development efforts. In addition, the terms of our Senior Convertible Note Financing subject us to certain covenants that prohibit us from borrowing additional funds unless certain conditions are satisfied, including, but not limited to, the closing price of our common stock being greater than $1.00 per share for 40 consecutive trading days or the aggregate dollar trading volume of our common stock being greater than $200,000 per day for 40 consecutive trading days.

OUR LEVEL OF INDEBTEDNESS REDUCES OUR FINANCIAL AND OPERATIONAL FLEXIBILITY, AND OUR LEVEL OF INDEBTEDNESS MAY INCREASE.

         As of March 12, 2007, the principal amount of our total indebtedness was $10,019,199. Our level of indebtedness affects our operations in several ways, including the following:

         o A significant portion of our cash flow may be required to service our indebtedness;
         o A high level of debt increases our vulnerability to general adverse economic and industry conditions;
         o The covenants contained in the agreements governing our outstanding indebtedness significantly limit our ability to borrow additional funds, dispose of assets, pay dividends, sell common stock and make certain investments;
         o Our debt covenants may also affect our flexibility in planning for, and reacting to, changes in the economy or in our industry;
         o A high level of debt may impair our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or general corporate purposes; and
         o A default under our debt covenants could result in required principal payments that we may not be able to meet, resulting in higher penalty interest rates and/or debt maturity acceleration.

         We may incur additional debt, including significant secured indebtedness, in order to fund our continuing operations or to develop and/or improve our products. A higher level of indebtedness increases the risk that we may default on our debt obligations. Our ability to meet our debt obligations and to reduce our level of indebtedness depends on our future performance. General and industry specific economic, financial and business conditions and other factors affect our operations and our future performance. Many of these factors are beyond our control. We may not be able to generate sufficient cash flow to fulfill our interest or principal payment obligations on our debt and future working capital, borrowings or equity financing may not be available to pay or refinance such debt.

THERE IS A RISK THAT THERE MAY BE PROCEDURAL ISSUES RELATED TO OUR ACQUISITION OF RAPTOR NETWORKS TECHNOLOGY, INC., A CALIFORNIA CORPORATION, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         We were organized under the laws of the State of Colorado on January 22, 2001 under the name Pacific InterMedia, Inc. On October 17, 2003, we completed a transaction with Raptor Networks Technology, Inc., a California corporation ("Raptor"), whereby we acquired all of the issued and outstanding capital stock of Raptor in a cashless common stock share-for-share exchange in which Raptor became our wholly-owned subsidiary. With the completion of the acquisition transaction we changed our name to Raptor Networks Technology, Inc., terminated our previous operations (consisting of the "EDGARization" of SEC securities filings) and, by and through our subsidiary Raptor, became engaged in the data network switching industry. After the transaction, our Board of Directors engaged new management to, among other things, review our operating and legal status.

         As a result of management's review of our historical corporate records, it appears that certain material documents and approvals regarding the transaction were not properly retained. Furthermore, it appears that, from a review of the records available to us, certain procedural irregularities may exist regarding the structure and approval of the acquisition transaction under applicable law. After a review of available documents and records relating to the acquisition transaction, Colorado counsel engaged by us has determined that the shares issued in the transaction were lawfully issued. However, there is a risk, given the lack of complete records regarding the transaction, that the acquisition was not properly structured or approved. The inability to resolve such deficiencies, should such deficiencies exist, could have a material adverse effect on our business, financial condition and results of operations. Furthermore, there is a risk that we may be subject to currently unknown liabilities resulting from our operations, or the operations of Raptor, prior to the acquisition transaction. Should a claimed liability arise, we could expend significant time and resources defending or satisfying such claim, including, without limitation, the amount of any judgment or settlement required to satisfy any such claim and the payment of attorneys' fees and other costs incurred in defending any such claim.

OUR INABILITY TO SUCCESSFULLY ACHIEVE SUSTAINABLE MARKET PENETRATION COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

         No assurance can be given that we will be able to successfully achieve sustainable market penetration with any of our products. Our success in marketing our products will be substantially dependent on educating our targeted markets as to the unique topologies, as well as what we believe are the performance and cost benefits, of our distributed Ethernet switch architecture. There can be no assurance that our efforts or the efforts of others will be successful in fostering acceptance of our technology among the targeted markets.

MANY COMPANIES WITH GREATER RESOURCES AND OPERATING EXPERIENCE OFFER TECHNOLOGY SIMILAR TO OUR PRODUCTS. THESE COMPANIES COULD SUCCESSFULLY COMPETE WITH US AND NEGATIVELY AFFECT OUR OPPORTUNITY TO ACHIEVE PROFITABILITY.

         We operate in a competitive industry with many established and well-recognized competitors. In particular, Cisco Systems maintains a dominant position in our industry and several of its products compete directly with our products. We also compete with Extreme Networks, Juniper Networks, F5 Networks, Nortel Networks, Enterasys Networks, 3Com, Huawei Technologies, Force 10 Networks, and Actel, among others. Most of our competitors (including all of the competitors referenced above) have substantially greater market leverage, distribution networks, and vendor relationships, longer operating histories and industry experience, greater financial, technical, sales, marketing and other resources, more name recognition and larger installed customer bases than we do and can be expected to react strongly to our marketing efforts. In addition, many competitors exist who, because of their substantial resources, distribution relationships and customer base, could temporarily drop prices to stave off a potential successful market launch by our Company. Other competitive responses might include, without limitation, intense and aggressive price competition and offers of employment to our key marketing or management personnel. There can be no assurance that we will be successful in the face of increasing competition from existing or new competitors, or that competition will not have a material adverse effect on our business, financial condition and results of operations.

OUR MARKETING EFFORTS HAVE YIELDED NEGLIGIBLE REVENUES AND THERE CAN BE NO ASSURANCE THAT OUR FUTURE MARKETING EFFORTS WILL LEAD TO SALES OF OUR PRODUCTS.

         Our marketing efforts have yielded negligible revenues and we believe we will have to significantly expand our sales and marketing capabilities in order to establish sufficient awareness to launch broader sales of our products and support services. There can be no assurance that we will be able to expand our sales and marketing efforts to the extent we believe necessary or that any such efforts, if undertaken, will be successful in achieving substantial sales of our products or support services.

THE INDUSTRY OF NETWORK SWITCH PRODUCTS IS SUBJECT TO RAPID TECHNOLOGICAL CHANGE. OUR PRODUCTS COULD BECOME OBSOLETE AT ANY TIME AND OUR LIMITED CAPITAL PROHIBITS US FROM DEVOTING A SIGNIFICANT AMOUNT OF RESOURCES TO RESEARCH AND DEVELOPMENT.

         Evolving technology, updated industry standards, and frequent new product and service introductions characterize the network switching market. Our current products could become obsolete at any time. Competitors could develop products similar to or better than ours, finish development before us, or market their products more successfully than ours, any of which could hinder our potential success. In order to be competitive, we must continue to develop and bring to market new products that offer substantially greater performance and support a greater number of users, all at lower price points than our competitors. Our future success depends in significant part on our ability to evolve the performance and software of our existing products and develop and introduce new products and technologies in response to the evolving demands of the market and competitive product offerings. However, unless we are able to raise additional capital or significantly increase revenues, we will not be able to devote a significant amount of resources to research and development, which could increase the likelihood that our current products become obsolete and prevent us from developing new products to keep up with the industry's rapid technological advancements.

BECAUSE WE BELIEVE THAT PROPRIETARY RIGHTS ARE MATERIAL TO OUR SUCCESS, MISAPPROPRIATION OF THOSE RIGHTS OR CLAIMS OF INFRINGEMENT OR LEGAL ACTIONS RELATED TO INTELLECTUAL PROPERTY COULD ADVERSELY IMPACT OUR FINANCIAL CONDITION.

         Our success is dependent on our ability to protect our proprietary technology. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our products or technology. Monitoring unauthorized use of our technology is difficult, and we cannot be certain that the steps we have taken will prevent misappropriation of our technology, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the U.S. We currently have patent-pending protection for our proprietary technology and plan to rely on non-disclosure agreements to further protect this technology. There can be no assurance that these patents will be granted or that nondisclosure agreements will provide us meaningful protection.

         In addition, the network industry is subject to frequent claims and related litigation regarding patent and other intellectual property rights. In particular, some companies in the network industry claim extensive patent portfolios. As a result of the existence of a large number of existing patents and the rate of issuance of new patents in the network industry, it is extremely difficult to determine in advance whether a product or any of its components may infringe upon the intellectual property rights claimed by others. Third parties may in the future assert patent, copyright, trademark and other intellectual property rights claims against us with respect to existing or future products or technology. Regardless of the merits of our position, we may incur substantial legal fees and related costs defending against third party claims, in addition to monetary damages that may be assessed against us. If there is a successful claim of infringement and we fail or are unable to develop non-infringing technology or license the infringed or similar technology on a timely basis, our business and results of operations may be seriously harmed.

WE RELY HEAVILY ON OUR MANAGEMENT AND OTHER KEY PERSONNEL, AND THE LOSS OF THEIR SERVICES (OR OUR INABILITY TO RECRUIT AND RETAIN ADDITIONAL QUALIFIED EMPLOYEES) COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS.

         Our future success depends to a significant degree on the continued service of our key personnel and on our ability to attract, motivate and retain highly qualified employees. In particular, we are dependent upon the services of our senior management, including, without limitation: Chief Executive Officer and President, Thomas M. Wittenschlaeger; and Chief Financial Officer and Secretary, Bob van Leyen. The loss of the services of our senior management or other key employees would have a material adverse effect on our business, financial condition and results of operations.

         In addition, there are a number of other key management, sales and support positions (including many for which individuals have not yet been hired) the loss of which (or the inability to recruit and retain) would have a material adverse effect on our business. If we experience the growth we hope to achieve, our ability to operate successfully during periods of growth (if any) will depend on our ability to attract and retain managers and develop adequate systems and procedures to manage such growth. There can be no assurance that we will be able to attract and retain additional key management personnel with the skills and expertise necessary to manage our business should any such period of growth occur.

OUR BUSINESS COULD SUFFER IF WE ARE UNABLE TO OBTAIN COMPONENTS, SOFTWARE AND SERVICES FROM OUTSIDE SUPPLIERS AND VENDORS.

         Our products are architected and manufactured through the use of third-party electronic components, device level software and services. We are highly dependent on the services and products of these other companies. A discontinuance, disruption or other similar occurrence to the components, software or services supplied by our vendors and suppliers could materially diminish our ability to operate efficiently.

         We acquire components through purchase orders and have no long-term commitments regarding supply or pricing from these suppliers. We depend on anticipated products orders to determine our material requirements. If orders for our products do not match forecasts, or if we do not manage inventory effectively, we may have either excess or insufficient inventory of materials and components, which could negatively effect our operating results and financial condition.

OUR RELIANCE ON THIRD-PARTY MANUFACTURING VENDORS TO MANUFACTURE OUR PRODUCTS MAY CAUSE A DELAY IN OUR ABILITY TO FILL ORDERS.

         We subcontract a significant amount of our manufacturing to Express Manufacturing, Inc. (which is controlled by the in-laws of Albert Wong, one of our directors) and may in the future subcontract with other third-party manufacturers. In addition, some Company-branded products are manufactured by third party original equipment manufacturers ("OEMs"). We may experience delays in product manufacturing and shipments from our manufacturers, which in turn could delay product shipments to our customers. In addition, we may experience problems such as inferior manufacturing quality or failure to manufacture products according to specifications, any of which could have a material adverse effect on our business and operating results. In the event we introduce new products or product enhancements, we may be required to rapidly achieve volume production by coordinating our efforts with suppliers and manufacturers. The inability of our manufacturers or OEMs to provide us with adequate supplies of high-quality products, the loss of any of our third-party manufacturers, or the inability to obtain components and raw materials could cause a delay in our ability to fulfill orders.

THE AVERAGE SELLING PRICES OF OUR PRODUCTS, AND OUR GROSS MARGINS RESULTING FROM THE SALE OF SUCH PRODUCTS, MAY DECLINE AS A RESULT OF COMPETITIVE PRESSURES, INDUSTRY TRENDS AND OTHER FACTORS.

         The network industry has experienced an erosion of the average product selling prices due to a number of factors, particularly competitive and macroeconomic pressures and rapid technological advancements. Our competitors have and will likely continue to lower sales prices from time to time in order to gain market share or create more demand. We may have to reduce the sales prices of our products in response to such intense pricing competition, which could cause our gross margins to decline and may adversely affect our business, operating results or financial condition. Our gross margins could also be adversely effected if we are unable to reduce manufacturing costs and effectively manage our inventory levels or by fluctuations in manufacturing volumes, component costs, the mix of products sold and the mix of distribution channels through which our products are sold.

IF OUR PRODUCTS CONTAIN SOFTWARE OR HARDWARE ERRORS, WE COULD INCUR SUDDEN AND SIGNIFICANT EXPENSES AND LOST SALES AND BE SUBJECT TO PRODUCT LIABILITY CLAIMS.

         Our products are complex and may contain undetected defects or errors, particularly when first introduced or as new enhancements and versions are released. Despite our testing procedures, these defects and errors may be discovered after they have been shipped to customers. Any defects or errors in our products or failures of our customers' networks, regardless of whether the failure is caused by our products, could result in:

         o        negative customer reactions;

         o        product liability claims;

         o        negative publicity regarding us and our products;

         o        delays in or loss of market acceptance of our products;

         o        product returns; and

         o        unexpected expenses to remedy defects or errors.

OUR SUCCESS IS SUBSTANTIALLY DEPENDENT ON GENERAL ECONOMIC CONDITIONS AND BUSINESS TRENDS, PARTICULARLY IN THE INFORMATION TECHNOLOGY INDUSTRY, A DOWNTURN OF WHICH COULD ADVERSELY AFFECT OUR OPERATIONS.

         The success of our operations depends to a significant extent upon a number of factors relating to business spending. These factors include economic conditions such as employment rates and labor supply, general business conditions, cost of goods and materials, inflation, interest rates and taxation. Our business is affected by the general condition and economic stability of our customers as well as our vendors, suppliers and partners and their continued willingness to work with us in the future. Our business is particularly sensitive to information technology ("IT") spending patterns and preferences. There can be no assurance that IT spending will not be adversely affected by general business trends and economic conditions, thereby impacting our growth, net sales and profitability.

OUR FAILURE TO MANAGE GROWTH EFFECTIVELY COULD IMPAIR OUR SUCCESS.

         In order for us to expand successfully, management will be required to anticipate the changing demands of a growth in operations, should such growth occur, and to adapt systems and procedures accordingly. There can be no assurance that we will anticipate all of the changing demands that a potential expansion in operations might impose. If we were to experience growth, we might be required to hire and train a large number of sales and support personnel, and there can be no assurance that the training and supervision of a large number of new employees would not adversely affect the high standards that we seek to maintain. Our future will depend, in part, on our ability to integrate new individuals and capabilities into our operations, should such operations expand in the future, and there can be no assurance that we will be able to achieve such integration. We will also need to continually evaluate the adequacy of our management information systems, including our web site. Failure to upgrade our information systems or unexpected difficulties encountered with these systems during an expansion in our operations (should such an expansion occur) could adversely affect our business, financial condition and results of operations.

CHANGES IN GENERALLY ACCEPTED ACCOUNTING PRINCIPALS COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION, CASH FLOWS, REVENUE AND RESULTS OF OPERATIONS.

         We are subject to changes in and interpretations of financial accounting matters that govern the measurement of our performance. Based on our reading and interpretations of relevant guidance, principles or concepts issued by, among other authorities, the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the United States Securities and Exchange Commission, our management believes that our current contract terms and business arrangements have been properly reported. However, there continue to be issued interpretations and guidance for applying the relevant standards to a wide range of contract terms and business arrangements that are prevalent in the industries in which we operate. Future interpretations or changes by the regulators of existing accounting standards or changes in our business practices could result in future changes in our revenue recognition and/or other accounting policies and practices that could have a material adverse effect on our business, financial condition, cash flows, revenue and results of operations.

CHANGES IN ACCOUNTING POLICIES REGARDING THE TREATMENT OF EMPLOYEE STOCK OPTIONS WILL ADVERSELY AFFECT OUR EARNINGS.

         Stock options have from time to time been a component of the compensation packages for many of our employees. Beginning January 1, 2006, we were (pursuant to SEC rules) required to change our accounting policy to record the value of stock options issued to employees as an expense and a charge against earnings. This required change in our accounting policy will adversely affect our earnings. For the year ended December 31, 2006, we recognized $168,214 in share-based compensation costs and had total unrecognized share-based compensation cost related to unvested stock options of approximately $130,049 as of December 31, 2006.

                         RISKS RELATED TO THIS OFFERING

OUR COMMON STOCK PRICE HAS BEEN VOLATILE, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS PURCHASING SHARES OF OUR COMMON STOCK.

         The market prices of securities of technology-based companies (such as us) currently are highly volatile. The market price of our common stock has fluctuated significantly in the past. In fact, during 2005, the high and low closing sale prices of a share of our common stock were $0.90 and $0.39, respectively. During 2006, the high and low closing sale prices of a share of our common stock were $0.91 and $0.27, respectively. On March 16, 2007, the last reported sale price of a share of our common stock was $1.71. The market price of our common stock may continue to fluctuate in response to the following factors, in addition to others, many of which are beyond our control:

         o conversion of our convertible notes and exercise of our warrants and the sale of their underlying common stock;
         o changes in market valuations of similar companies and stock market price and volume fluctuations generally;
         o economic conditions specific to the network switching or related information technology industries;
         o announcements by us or our competitors of new or enhanced products, technologies or services or significant contracts, acquisitions, strategic relationships, joint ventures or capital commitments;
         o delays in our introduction of new products or technological innovations or problems in the functioning of our current or new products or innovations;
         o third parties' infringement of our intellectual property rights;
         o changes in our pricing policies or the pricing policies of our competitors;
         o        regulatory developments;
         o        fluctuations in our quarterly or annual operating results;
         o        additions or departures of key personnel; and
         o        future sales of our common stock or other securities.

         The price at which you purchase shares of common stock may not be indicative of the price of our stock that will prevail in the trading market. You may be unable to sell your shares of common stock at or above your purchase price, which may result in substantial losses to you. Moreover, in the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and divert our management's attention and resources.

SHARES OF OUR COMMON STOCK ELIGIBLE, OR TO BECOME ELIGIBLE, FOR PUBLIC SALE COULD ADVERSELY AFFECT OUR STOCK PRICE AND MAKE IT DIFFICULT FOR US TO RAISE ADDITIONAL CAPITAL THROUGH SALES OF EQUITY SECURITIES.

         We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of common stock for sale will have on the market price prevailing from time to time. As of March 12, 2007, we had outstanding 54,885,863 shares of common stock, of which approximately 21,514,798 shares were restricted under the Securities Act of 1933, as amended (the "Securities Act"). As of March 12, 2007, we also had outstanding options, warrants, and convertible promissory notes that were exercisable for or convertible into approximately 77,046,667 shares of common stock. Sales of shares of our common stock in the public market, or the perception that sales could occur, could adversely affect the market price of our common stock. Any adverse effect on the market price of our common stock could make it difficult for us to raise additional capital through sales of equity securities at a time and at a price that we deem appropriate.

THE CONVERSION OF CONVERTIBLE SECURITIES AND THE EXERCISE OF OUTSTANDING OPTIONS AND WARRANTS TO PURCHASE OUR COMMON STOCK COULD SUBSTANTIALLY DILUTE YOUR INVESTMENT, IMPEDE OUR ABILITY TO OBTAIN ADDITIONAL FINANCING, AND CAUSE US TO INCUR ADDITIONAL EXPENSES.

         Under the terms of existing notes convertible into our common stock, warrants to purchase our common stock, non compensatory options to acquire our common stock, and other outstanding options to acquire our common stock issued to employees and others, the holders thereof are given an opportunity to profit from a rise in the market price of our common stock that, upon the exercise of such warrants and/or options or conversion of such notes, could result in dilution in the interests of our other shareholders. The terms on which we may obtain additional financing may be adversely affected by the existence and potentially dilutive impact of such convertible notes, options and warrants. In addition, holders of certain convertible notes, options and warrants have registration rights with respect to the common stock underlying such convertible notes, options and warrants, the registration of which will cause us to incur a substantial expense.

THE VOTING POWER AND VALUE OF YOUR INVESTMENT COULD DECLINE IF OUR SENIOR CONVERTIBLE NOTES AND WARRANTS ARE CONVERTED AT A REDUCED PRICE DUE TO OUR ISSUANCE OF LOWER-PRICED SHARES OR MARKET DECLINES WHICH TRIGGER RIGHTS OF THE HOLDERS OF OUR CONVERTIBLE NOTES AND WARRANTS TO RECEIVE ADDITIONAL SHARES OF OUR STOCK.

         As part of our Senior Convertible Note Financing, we issued a significant additional amount of convertible notes and warrants, the exercise or conversion of which could have a substantial negative impact on the price of our common stock and could result in a dramatic decrease in the value of your investment. The initial conversion price of our senior convertible notes is subject to market-price protection that will cause the conversion price of our senior convertible notes to be reduced in the event of a downward fluctuation in the market price of our common stock. In addition, the initial conversion price of our senior convertible notes and the initial exercise price of a majority of our warrants will be subject to downward anti-dilution adjustments in most cases, from time to time, where we issue securities at a purchase, exercise or conversion price that is less than the then-applicable conversion price of our senior convertible notes or exercise price of our warrants. Consequently, the voting power and value of your investment in each such event would decline if our senior convertible notes or warrants are converted or exercised for shares of our common stock at the new lower price as a result of such declining market-price or sales of our securities are made below the conversion price of the notes and/or the exercise price of the warrants.

         The market-price protection feature of our senior convertible notes could also allow those notes to become convertible into a greatly increased number of additional shares of our common stock, particularly if a holder of our senior convertible notes sequentially converts portions of the note into shares of our common stock at alternate conversion prices and resells those shares into the market. If a holder of our senior convertible notes sequentially converts portions of the notes into shares of our common stock at alternate conversion prices and resells those shares into the market, then the market price of our common stock could decline due to the additional shares available in the market, particularly in light of the relatively thin trading volume of our common stock. Consequently, if a holder of our senior convertible notes repeatedly converts portions of the notes at alternate conversion prices and then resells those underlying shares into the market, a continuous downward spiral of the market price of our common stock could occur that would benefit a holder of our senior convertible notes at the expense of other existing or potential holders of our common stock, potentially creating a divergence of interests between a holder of our senior convertible notes and investors who purchase the shares of common stock resold by a holder of the notes following conversion of the notes.

THE MARKET PRICE OF OUR COMMON STOCK AND THE VALUE OF YOUR INVESTMENT COULD SUBSTANTIALLY DECLINE IF OUR CONVERTIBLE NOTES, WARRANTS OR OPTIONS ARE CONVERTED INTO SHARES OF OUR COMMON STOCK AND RESOLD INTO THE MARKET, OR IF A PERCEPTION EXISTS THAT A SUBSTANTIAL NUMBER OF SHARES WILL BE ISSUED UPON CONVERSION OR EXERCISE OF OUR CONVERTIBLE NOTES, WARRANTS OR OPTIONS AND THEN RESOLD INTO THE MARKET.

         If the conversion prices at which the balances of our convertible notes, warrants and options are converted are lower than the price at which you made your investment, immediate dilution of the value of your investment will occur. In addition, sales of a substantial number of shares of common stock issued upon conversion of our convertible notes, warrants and options, or even the perception that such sales could occur, could adversely affect the market price of our common stock, which would mean that certain convertible notes and warrants would be convertible into an increased number of shares of our common stock in cases where, as described elsewhere in these risk factors, the conversion price is based upon a discount from the market price of our common stock. You could, therefore, experience a substantial decline in the value of your investment as a result of both the actual and potential conversion of our outstanding convertible notes, warrants or options.

CONVERSIONS OF OUR SENIOR CONVERTIBLE NOTES AT DRAMATICALLY REDUCED CONVERSION PRICES COULD RESULT IN A CHANGE OF CONTROL OF OUR COMPANY.

         A change of control of our Company could occur if, as discussed elsewhere in these risk factors, conversions of our senior convertible notes occur at dramatically reduced conversion prices, such as if a holder of the notes sequentially converts portions of the notes at alternate conversion prices into shares of our common stock and resells those shares into the market. If a change of control occurs, then the stockholders who historically have controlled our Company would no longer have the ability to exert significant control over matters that could include the election of our directors, changes in the size and composition of our Board of Directors, and mergers and other business combinations involving our Company. Instead, one or more other stockholders could gain the ability to exert this type of control and may also, through control of our Board of Directors and voting power, be able to control certain decisions, including decisions regarding the qualification and appointment of officers, dividend policy, access to capital (including borrowing from third-party lenders and the issuance of additional equity securities), and the acquisition or disposition of our assets.

IF WE ARE UNSUCCESSFUL IN MAINTAINING COMPLIANCE WITH OR MODIFYING OUR REGISTRATION OBLIGATIONS WITH REGARD TO OUR SENIOR CONVERTIBLE NOTES AND RELATED WARRANTS, WE MAY INCUR SUBSTANTIAL MONETARY PENALTIES.

         The agreements we entered into in connection with our Senior Convertible Note Financing require us to, among other things, register for resale the shares of common stock issued or issuable under our senior convertible notes and the warrants issued by us in connection with those notes, and maintain the effectiveness of the registration for an extended period of time. We will be required to file a number of registration statements to ensure that all shares to be issued in connection with the Senior Convertible Note Financing will be registered. are required to have an initial registration statement covering the resale of at least 15,267,292 shares of common stock underlying the senior convertible notes declared effective by the SEC on or before April 30, 2007. Our inability to register the entire 15,267,292 required shares of common stock on or before that date would subject us to payment of the liquidated damages disclosed below. This initial registration obligation will be satisfied if the registration statement of which this prospectus is a part is declared effective by the SEC on or before April 30, 2007.

         After the initial registration statement is declared effective by the SEC, we are required to file additional registration statements for the resale of the remaining common stock underlying the senior convertible notes and the common stock underlying the warrants. The additional registration statements are to be filed with the SEC within 30 days of the request of a convertible note or warrant holder. Such requests may be made at any time on or after the five month anniversary of the effective date of the most recent registration statement covering any shares underlying the senior convertible notes or the warrants. Each additional registration statement shall cover the maximum number of shares permitted by the SEC and must be declared effective by the SEC within 60 days of the applicable investor request (or 90 days if there is a full review of the registration statement by the SEC).

         If we are unable to have any one of these registration statements declared effective by the SEC, or maintain effectiveness of the required registration statements, or to modify our registration obligations, then we may be required to pay liquidated damages in the amount of $132,000 on the date of such failure and on every 30th day thereafter until such failure is cured. The total liquidated damages payable by us for our failure to meet these filing and effectiveness requirements are capped at $825,000. The payment of liquidated damages would adversely affect our business, operating results, financial condition, and ability to service our other indebtedness by adversely affecting our cash flows.

         In addition, failure to meet our registration requirements for certain required periods will result in an event of default under the senior convertible notes. Among other things, upon an event of default the convertible note holders are entitled to demand that we immediately pay the entire principal balance of the notes in full, plus a significant cash redemption penalty beyond the full payment of such principal. This redemption right and other rights of the investors upon an event of default are discussed in additional detail under the caption "Events of Default" beginning on page 78 of this prospectus. If one or more of the note holders exercised their redemption rights upon an event of default, it would have a significant negative impact on our financial condition and would likely render us insolvent.

         Our registration obligations with regard to our senior convertible notes and related warrants are described in more detail under the caption "Amended and Restated Registration Rights Agreement" beginning on page 81 of this prospectus.

THE VOTING POWER OF YOUR INVESTMENT AND OUR EARNINGS PER SHARE WOULD BE SUBSTANTIALLY DILUTED IF ALL OR A SIGNIFICANT PORTION OF OUR CONVERTIBLE NOTES, WARRANTS OR OPTIONS WERE CONVERTED INTO SHARES OF OUR COMMON STOCK.

         If the aggregate number of shares of common stock underlying our convertible notes, warrants or options had been issued and outstanding as of this date, substantial dilution of the voting power of your investment and of our earnings per share would occur.

BECAUSE WE ARE SUBJECT TO "PENNY STOCK" RULES, THE LEVEL OF TRADING ACTIVITY IN OUR COMMON STOCK MAY BE REDUCED.

         Our stock is listed on the Over the Counter Bulletin Board (OTC Bulletin Board) and constitutes "Penny Stock." Broker-dealer practices in connection with transactions in Penny Stocks are regulated by rules adopted by the SEC. Penny Stocks are generally equity securities with a price per share of less than $5.00 (other than securities registered on certain national exchanges or quoted on the NASDAQ system). The Penny Stock rules require a broker-dealer, prior to a transaction in Penny Stocks not exempt from the rules, to deliver a standardized risk disclosure document that provides information about Penny Stocks and the nature and level of risks in the Penny Stock Market. The broker-dealer must also provide the customer with current bid and offer quotations for the Penny Stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly accounting statements showing the market value of each Penny Stock held in the customer's account. In addition, the broker-dealer must make a special written determination that the Penny Stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity in a Penny Stock, such as our common stock, and investors in our common stock may find it difficult to sell their shares.

BECAUSE OUR COMMON STOCK IS NOT LISTED ON A NATIONAL SECURITIES EXCHANGE, YOU MAY FIND IT DIFFICULT TO DISPOSE OF OR OBTAIN QUOTATIONS FOR OUR COMMON STOCK.

         Our common stock trades under the symbol "RPTN" on the OTC Bulletin Board. Because our stock trades on the OTC Bulletin Board rather than on a national securities exchange, you may find it difficult to either dispose of, or to obtain quotations as to the price of, our common stock.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements, including statements concerning future conditions in the network switching industry, and concerning our future business, financial condition, operating strategies, and operational and legal risks. We use words like "plan," "estimate," "expect," "believe," "should," "would," "could," "anticipate," "may," "forecast," "project," "pro forma," "goal," "continues," "intend," "seek" or variations of those terms and other similar expressions, including their use in the negative, to identify forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as to our expectations as of the date of this prospectus. These forward-looking statements are subject to a number of risks and uncertainties, including those identified under "Risk Factors" and elsewhere in this prospectus. Although we believe that the expectations reflected in these forward-looking statements are reasonable, actual conditions in the network switching industry, and actual conditions and results in our business, could differ materially from those expressed in these forward-looking statements. In addition, none of the events anticipated in the forward-looking statements may actually occur. Any of these different outcomes could cause the price of our common stock to decline substantially. Except as required by law, we undertake no duty to update any forward-looking statement after the date of this prospectus, either to conform any statement to reflect actual results or to reflect the occurrence of unanticipated events.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares of common stock offered under this prospectus by the selling security holders. Rather, the selling security holders will receive those proceeds directly.

                           PRICE RANGE OF COMMON STOCK

MARKET INFORMATION

         Our $0.001 par value common stock commenced trading under the symbol "RPTN" on the OTC Bulletin Board during December 2003. The following table sets forth, for the quarters indicated, the high and low bid information for our common stock as reported by Pink Sheets, LLC, a research service that compiles quote information reported on the National Association of Securities Dealers composite feed or other qualified interdealer quotation medium. The quotations reflect inter-dealer prices, without retail markup, markdown, or commissions, and may not necessarily represent actual transactions.

                                                             Fiscal 2006
                                                      -------------------------
                  Fiscal Quarter Ended:               High                 Low
                                                      -----               -----
                       December 31                    $0.91               $0.27
                       September 30                   $0.54               $0.27
                       June 30                        $0.76               $0.42
                       March 31                       $0.83               $0.59

                                                             Fiscal 2005
                                                      -------------------------
                  Fiscal Quarter Ended:               High                 Low
                                                      -----               -----
                       December 31                    $0.85               $0.50
                       September 30                   $0.64               $0.43
                       June 30                        $0.73               $0.48
                       March 31                       $0.90               $0.39

                                                             Fiscal 2004
                                                      -------------------------
                  Fiscal Quarter Ended:               High                 Low
                                                      -----               -----
                       December 31                    $0.90               $0.36
                       September 30                   $1.50               $0.80
                       June 30                        $4.40               $1.45
                       March 31                       $4.65               $3.20

         On March 12, 2007 the high and low sale prices for a share of our common stock as reported by Pink Sheets, LLC, were $1.54 and $1.26, respectively.

HOLDERS

         On March 12, 2007, we had 54,885,863 shares of our common stock outstanding held by approximately 521 record shareholders. This number of shareholders does not include beneficial owners, including holders whose shares are held in nominee or "street" name.

DIVIDENDS

         We have never paid a cash dividend with respect to our common stock, and have no present intention to pay cash dividends in the foreseeable future. The current policy of our Board of Directors is to retain earnings to provide funds for the operation and expansion of our business. Our Board of Directors, in light of the circumstances then existing, including our earnings and financial requirements and general business conditions, will determine the timing and amount of future dividends, if any. In addition, the terms of our senior convertible notes prohibit us from paying cash dividends for the term of the loan arrangement.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of December 31, 2006 and as adjusted to reflect (i) the January 2007 amendments to our senior convertible notes and our Series L Warrants and Series M Warrants to purchase common stock, which were originally issued in July 2006 and (ii) our January 2007 private placement financing where we issued additional senior convertible notes in the principal amount of $1,600,000 and Series L-2 Warrants and Series M-2 Warrants to purchase common stock, and the application of the net proceeds from the January 2007 private placement after deducting placement agent fees and estimated offering expenses. The information in the table below should be read in conjunction with our consolidated financial statements and related notes beginning on page F-1 of this prospectus. The following table excludes the following shares:

         o 1,645,500 and 2,172,500 shares of common stock reserved for issuance under outstanding stock options as of December 31, 2006 and March 12, 2007, respectively, at a weighted average exercise price of $1.00 per share as of each date;

         o 39,992,874 and 54,456,812 shares of common stock reserved for issuance under outstanding warrants to purchase common stock as of December 31, 2006 and March 12, 2007, respectively, at a weighted average exercise price of $0.98 and $0.72 per share, respectively; and

         o 11,377,084 and 20,034,834 shares of common stock reserved for issuance under outstanding convertible securities as of December 31, 2006 and March 12, 2007, respectively, at a weighted average conversion price of $0.44 and $0.44 per share, respectively.

                                                                           DECEMBER 31, 2006      DECEMBER 31, 2006
                                                                               (ACTUAL)             (AS ADJUSTED)
                                                                           -----------------      -----------------
Short term debt(1) .................................................          $ 18,836,543           $ 30,649,407
                                                                              ------------           ------------

Long term debt, less current portion ...............................          $         --           $         --
                                                                              ------------           ------------
Stockholders' deficit:
  Common stock, $.001 par value. Authorized 110,000,000 shares;
    issued and outstanding, 54,360,096 .............................          $     54,360           $     54,886
  Additional paid in capital .......................................          $ 44,316,848           $ 44,316,848
  Accumulated deficit(2) ...........................................          $(58,710,071)          $(60,914,980)
                                                                              ------------           ------------
     Total stockholders' equity ....................................          $(14,338,863)          $(16,543,246)
                                                                              ------------           ------------
     Total capitalization ..........................................          $  4,497,680           $ 14,106,161
                                                                              ------------           ------------

-----------------
(1) Short term debt as it relates to the "as adjusted" December 31, 2006 column is comprised of three convertible notes totaling $1,214,290 that were issued between December 2003 and April 2004, which shall automatically convert into shares of our common stock at a rate of $3.50 per share on April 15, 2007, as well as the preliminary financial impact of the $8,804,909 senior convertible notes and associated Series L Warrants issued as part of the restructuring of our July 2006 private placement financing and our January 2007 private placement financing.

(2) The accumulated deficit as it relates to the "as adjusted" December 31, 2006 column includes a preliminary calculation of the non-cash charges associated with the senior convertible notes and associated Series L Warrants issued as part of the restructuring of our July 2006 private placement financing and our January 2007 private placement financing.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion and analysis should be read in conjunction with our condensed consolidated financial statements and related notes beginning on page F-1 of this prospectus. This prospectus and our condensed consolidated financial statements and notes to financial statements contain forward-looking statements, which generally include the plans and objectives of management for future operations, including plans and objectives relating to our future economic performance and our current beliefs regarding revenues we might generate and profits we might earn if we are successful in implementing our business strategies. The forward-looking statements and associated risks may include, relate to or be qualified by other important factors, including, without limitation:

         o those identified under "Risk Factors" beginning on page 6 of this prospectus,

         o        adverse economic conditions,

         o        entry of new and stronger competitors,

         o        our inability to raise additional capital,

         o        unexpected costs and operating deficits,

         o        lower sales and revenues than forecast,

         o failure to establish relationships with and capitalize upon access to new customers,

         o litigation and administrative proceedings involving us or our products,

         o        adverse publicity and news coverage,

         o        inability to carry out our marketing and sales plans,

         o        changes in interest rates and inflationary factors, and

         o other specific risks that may be referred to in this prospectus or in other reports that we have issued.

         We do not undertake to update, revise or correct any forward-looking statements.

         Any of the factors described above or in the "Risk Factors" section could cause our financial results, including our net income or loss or growth in net income or loss, to differ materially from prior results, which in turn could, among other things, cause the price of our common stock to fluctuate substantially.

LIMITED OPERATIONS HISTORY

         We have a limited operating history with minimal sales and have sustained net losses of $17,099,574 at December 31, 2006. At December 31, 2006, we had a deficit in working capital of $16,799,965. Since our inception, including the year ended December 31, 2006, we have financed our operations almost exclusively from cash raised through a series of equity and debt financings and not with cash generated from operations. These conditions raise substantial doubt about our ability to continue as a going concern and our independent auditors have qualified their opinion with respect to our financial statements to include an explanatory paragraph related to our ability to continue as a going concern in their report for each of our fiscal years ended December 31, 2006, 2005, 2004 and 2003.

         Our management has attempted and continues to attempt to address these conditions by obtaining additional debt and equity financing to fund our continuing operations. On July 31, 2006 and January 19, 2007, we raised gross proceeds of $5 million and $1.6 million, respectively, through the issuance of senior convertible notes and warrants to purchase common stock. These senior convertible notes and warrants are described in more detail under the caption "Private Placement Through Which the Selling Security Holders Obtained Beneficial Ownership of the Offered Shares" beginning on page 66 of this prospectus. We anticipate that the proceeds from these senior convertible note financings will be sufficient to support our operations through August 30, 2007. However, if we do not experience a significant increase in revenues by June 30, 2007 or sooner, we expect that additional capital will be needed to fund our continuing operations and there can be no assurance that we will be able to obtain requisite financing on acceptable terms, if at all. The financial statements accompanying this prospectus do not reflect any adjustments which might be necessary if we are unable to continue as a going concern.

CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS

         Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (GAAP). The preparation of our financial statements requires our management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures. We base our estimates on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The significant accounting policies that are believed to be the most critical to aid in fully understanding and evaluating the reported financial results include inventory valuations, license fees and the recovery of deferred income tax assets.

         We determine our inventory value at the lower of average cost or market. When required, a provision is made to reduce excess and obsolete inventory to estimated net realizable value.

         We have paid $260,000 to a supplier for a software platform related to our ER-1010 product. This license fee will be amortized and charged to cost of sales over the sale of 1,000 ER-1010 systems, which approximates the number of systems expected to be sold using the platform. We amortized $520 for the sale of two ER-1010 systems, $4,160 for the sale of 16 ER-1010 systems and $7,800 for the sale of 30 ER-1010 systems in 2004 , 2005, and 2006 respectively.

         We review our long-lived assets and certain related intangibles for impairment periodically and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. When necessary, impaired assets are written down to their estimated fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. We are required to exercise a considerable amount of judgment when estimating discounted future cash flows. Accordingly, actual results could vary significantly from such estimates. No assets were considered impaired for either of the years ended December 31, 2005 or 2006.

         As part of the process of preparing our consolidated financial statements, we are required to estimate our income taxes in each of the jurisdictions in which we operate. This process involves us estimating the actual current tax liabilities together with assessing temporary differences resulting from different treatment of items for tax and accounting purposes. We recognize deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted federal, state, and local income tax rates and laws that are expected to be in effect when the differences reverse.

SELECTED FINANCIAL DATA

         The following table sets forth selected financial data regarding our financial position and operating results. This data should be read in conjunction with our consolidated financial statements and related notes thereto beginning on page F-1 of this prospectus.

       RESULTS OF OPERATIONS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005,
         COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2006 (IN THOUSANDS)

                                         December 31, 2005    December 31, 2006
                                         -----------------    -----------------

Net Sales                                $             289    $             849
Cost of Sales                                          120                  320
                                         -----------------    -----------------

Gross Profit                                           169                  529

Operating expenses
   Consulting Fees                                      --                  105
   Finder's Fees                                     1,064                  465
   Cost of warrants granted                          3,433                   --
   Stock for services (non cash)                        --                   --
   Salary expense                                    2,630                2,891
   Marketing expense                                   349                  229
   Research and Development Costs                      403                  546
   Selling, general and administrative               2,767                2,405
                                         -----------------    -----------------
Total operating expenses                            10,646                6,641

  Net Other Income (loss)                           (2,913)             (10,987)

Loss before Income tax provision                   (13,390)             (17,099)
  Income tax provision                                  --                   --
                                         -----------------    -----------------
Net loss                                 $         (13,390)   $         (17,099)
                                         =================    =================

NET SALES

         For the fiscal years ended December 31, 2005 and December 31, 2006, we realized revenues of $289,236 and $849,285, respectively. The $560,049 increase in revenues between 2005 and 2006 resulted primarily from the start up of sales of our products into the entertainment industry. Another important cause of the increase in sales in 2006 was the purchase of equipment by systems integrators who during 2006 signed Value Added Reseller's (VAR) agreements with us.

         In 2006, we sold 30 ER-1010 core switch units and 23 OR-1048 edge switch units versus the sale of 16 ER-1010 units in 2005. In 2006, we sold our products to 18 customers; whereas in 2005, we sold our products to 7 customers.

         A majority of our 2006 revenues were earned in the fourth quarter of 2006. During that quarter, we realized $272,906 in revenues, a substantial increase over revenues for each of the first three quarters of 2006 which were $182,295, $204,969 and $189,115, for the first, second and third quarters, respectively. Fourth quarter revenues in 2006 of $272,906 also substantially exceeded fourth quarter revenues in 2005 of $155,800. During the fourth quarter 2006, we sold seven ER-1010 units and five OR-1048 units to five customers, mainly in the entertainment and education industries.

         Sales trends in 2006 indicate that our flagship product, the ER-1010 network core switch, is an attractive network product for the entertainment industry. We believe, the performance of the ER-1010 with respect to video streaming is superior to competitive legacy products. We believe that the superior performance of the ER-1010 in video streaming is one of several reasons for the ramp up we have seen for our product in the entertainment vertical in 2006. Taking into account the ramp up in 2006 and current discussions with several prospects in the entertainment vertical, we believe that this vertical represents a substantial growth opportunity for us in 2007.

         Another important trend we observed in 2006 was that our product has attractive features for government networks. Such features are price, security, resiliency and speed. Agreements were signed in 2006 with large system integrators who provide products and services to the government sector. These integrators purchased six ER-1010 units and two OR-1048 units from us in 2006 for demonstration purposes, contributing to our revenues in 2006. In the fourth quarter of 2006 we started testing our products at a government-owned test organization. We expect that, with the agreements which were put in place in 2006 and upon successful conclusion of the government testing program, sales to federal and local government will substantially contribute to our revenue growth beginning in 2007.

         Although to a lesser degree than was the case for entertainment, sales of our product into enterprise production networks also grew in 2006 over 2005. Selling cycles for our product in this vertical area are very long due to what we perceive as reluctance to adapt new technology in this type of market. We believe that the price and performance advantages of our product offering and the increased availability of favorable reference sites will reduce the enterprise production networks selling cycles in 2007 and beyond, while contributing towards growth in this vertical part of the market.

         We are continuing discussions with various third parties regarding the possibility of incorporating our technology/products into their product and service offerings. This could result in license fee income and/or additional product sales in 2007. However, at this point, we are engaged only in preliminary, non-binding discussions and there can be no guarantee that we will be able to secure any relationship with these third parties.

GROSS MARGIN

         Our gross margin was $168,936 and $529,212 in 2005 and 2006, respectively, representing an increase of $360,276 or 213%. The cause of this increase in gross margin was our increase in revenues and an improvement in gross margin percentage from 58% in 2005 to 62% in 2006. This gross margin improvement was due to a change in our proportionate number of sales in various markets, with the lower-margin education sector representing a smaller percentage of our overall sales in 2006 as compared to 2005.

OPERATING EXPENSES

         Total operating expenses, excluding cost of warrants, were approximately $7,213,000 and $6,641,000 in 2005 and 2006, respectively, representing a decrease of $572,000 or 8%. The primary cause of this decrease was the reduced finder's fees incurred in connection with private placements of our securities. Such finder's fees were reduced by $599,405 in 2006.

         Increases in Salary and Research & Development (R&D) expenses were offset by decreases in Marketing expenses and Selling, general and administrative expenses.

         The following descriptions detail our total operating expenses by expense category.

FINDERS' FEES

         Expenses for finders' fees were $1,064,405 and $465,000 in 2005 and 2006, respectively. In 2005, expenses of $1,064,405 consisted entirely of placement agent fees paid in connection with private placements of our securities. In 2006, our finder's fees consisted of a payment of $300,000 for placement agent fees paid in connection with the July 31, 2006 closing of our Senior Convertible Note Financing. In addition, in 2006, we paid $165,000 as a success fee for a bridge note financing. The variations in placement agent related expenses between these two years resulted from differences in both the gross proceeds raised through private placements of our securities during each year and the percentage of such proceeds that were paid as placement agent fees. We raised gross proceeds of $9,088,000 and $5,000,000 through such private placements in 2005 and 2006, respectively. In addition we obtained a bridge loan in the amount of $689,000 in 2006.

COST OF WARRANTS

         In 2005, we issued warrants to purchase shares of our common stock to investors and placement agents in connection with our private placements. The total charge for these warrants calculated as required by accounting rule EITF 00-19 was $3,432,994. The warrants issued in 2006 are associated with a convertible debt and therefore the charges for these warrants have been accounted for under "OTHER INCOME/ (LOSS") as described below.

SALARY EXPENSE

         Salary expense decreased from $3,072,206 in 2005 to $2,890,942 in 2006, a decrease of $181,264 or 6%. Major reasons for the decrease in salary expense in 2006 is a six person decrease of average headcount compared to 2005. This decrease was partially offset by an increase of salaries due to the introduction in 2006 of FAS 123R requiring the expensing of stock options resulting in a total charge of $168,214 and bonus payments and salary increases to certain employees. These bonuses and salary increases were necessary to maintain a reasonably competitive compensation structure because, as reported in previous filings, salaries had been previously adjusted downward to reduce expense run rates. Management believes that the 2006 salary expense, even following this latest set of increases may still not be indicative of our future salary expense, since once we achieve certain revenue goals, we intend to continue increasing annual salary levels for management level employees to what we believe to be more competitive levels.

MARKETING EXPENSES

         Marketing expenses decreased from $349,310 in 2005 to $229,381 in 2006, a decrease of $119,929 or 34%. The primary causes of this decrease were that we reduced advertising and promotional materials expenses. Advertising expenses were reduced by $90,000 in 2006. Based upon our 2005 advertising efforts, we concluded that we did not attain sufficient returns from monies spent on advertising.

RESEARCH AND DEVELOPMENT

         We spent $403,057 and $545,522 on research and development (R&D) in 2005 and 2006, respectively, an increase of $142,465 or 35%. The primary cause of this increase was the rent paid for additional design tools for both our hardware and software design teams, which increased by $240,000 in 2006 compared to 2005. This increase of rental expenses was partially offset by an approximate $94,000 decrease in expenses in 2006 incurred with respect to the establishment of our service activity as compared to 2005.

SELLING, GENERAL AND ADMINISTRATIVE

         Selling, general and administrative (SG&A) expenses increased from $2,324,939 in 2005 to $2,404,743 in 2006, a 1% increase. Main decreases were: A $39,000 reduction in expenses for IT support; a $210,000 reduction in expenses for inventory stored with third parties; and an $88,000 reduction in expenses for the cost of attending conferences. These decreases were offset by increased legal expenses of $120,000, caused by an increase of securities laws related legal support and increased rates charged by our law firm, and an increase of sales support expenses of $69,000 spent in connection with starting up new sales channels.

OTHER INCOME/ (LOSS)

         Other losses increased substantially from $2,912,965 in 2005 to $10,987,690 in 2006. The primary reason for the $8,074,725 increase in other losses is non-cash charges in the aggregate amount of $9,080,794 that we recorded with respect to our July 31, 2006 financing transaction as prescribed by FAS 133 and EITF 00-19. We are required to account for the warrants and the embedded conversion feature associated with this transaction as liabilities at their respective estimated fair values. We are also required to adjust the estimated fair values of these liabilities at each period-end with the resultant gain or loss recorded against earnings and such amounts aggregated $9,080,794 during the year ended December 31, 2006. The warrants and conversion feature are valued using the Black-Scholes option pricing model. We believe that the closing price of our common stock, the estimated life of the financial instrument and the applicable volatility rates are the key assumptions used in the valuation calculation. In connection with our July 31, 2006 financing transaction, we also recorded debt discounts of $7,499,794 and we amortized $1,562,456 of such debt discount into expenses during the year ended December 31, 2006.

         The 2005 other losses were primarily attributable to a $2,652,000 non-cash charge in connection with the conversion on notes which converted to equity in 2005 and which charge was booked as prescribed under paragraph 13 of EITF 98-5.

         Interest expense increased from $263,744 in 2005 to $346,049 in 2006, an increase of $82,305. The main reason for this increase is the higher interest expense of $64,000 incurred in connection with our 2006 financings compared to the interest incurred in connection with similar financing activities incurred in 2005.

LIQUIDITY AND CAPITAL RESOURCES

         Our independent auditors have qualified their opinion with respect to our financial statements to include an explanatory paragraph related to our ability to continue as a going concern in their report for each of our fiscal years ended December 31, 2006, 2005, 2004 and 2003. Reports of independent auditors questioning a company's ability to continue as a going concern generally are viewed very unfavorably by analysts and investors. There are a number of risks and challenges associated with such a qualified report including, but not limited to, a significant impediment to our ability to raise additional capital or seek financing from entities that will not conduct such transactions in the face of such increased level of risk of insolvency and loss, increased difficulty in attracting talent, and the diversion of the attention of executive officers and other key employees to raising capital or financing rather than devoting time to the day-to-day operations of our business. We urge potential investors to review the report of our independent certified public accountants and our consolidated financial statements and related notes beginning on page F-1 of this prospectus, the cautionary statements included in the "Risk Factor" section beginning on page 5 of this prospectus, and to seek independent advice concerning the substantial risks related thereto before making a decision to invest in us.

         For the years ended December 31, 2005 and 2006, we sustained net losses of $13,390,940 and $17,099,574, respectively. Since our inception, including the period ended December 31, 2006, we have realized negligible revenues and have financed our operations almost exclusively from cash raised through a series of equity and debt financings and not with cash generated from operations. As of December 31, 2006, we had a deficit in working capital of $16,799,965. Our management has attempted and continues to attempt to address these financial conditions by seeking additional debt and equity financing to fund our continuing operations, as more fully described below. We anticipate that the proceeds from our Senior Convertible Note Financing (described under the caption "Senior Convertible Note Financing" below) will be sufficient to support our operations through August 30, 2007. However, if we do not experience a significant increase in revenues by June 30, 2007, we expect that additional capital will need to be raised to fund our continuing operations and there can be no assurance that we will be able to obtain requisite financing on acceptable terms, if at all.

December 2003 - April 2004 Convertible Loans
--------------------------------------------

         During the period between December 2003 through April 2004, we obtained convertible loans totaling $1,214,290. Interest on these loans accrues at an annual rate of 8%. The loans are convertible into shares of our common stock at any time during the three year period following initial funding of the loans. The conversion rate is $3.50 per share. If not previously voluntarily converted, the total amount of principal and accrued but unpaid interest thereunder shall automatically convert into shares of our common stock at a conversion rate of $3.50 per share on April 15, 2007.

April 2004 Financing
--------------------

         In April 2004, we closed an equity based financing for gross proceeds of $5,600,000. The financing involved the purchase of 3,200,000 shares of our common stock, 3,200,000 Series A Warrants and 3,200,000 Series B Warrants. The Series A Warrants expired on September 30, 2004 and no such warrants were exercised prior to their expiration. The Series B Warrants expire on April 1, 2009 and had an original exercise price of $3.50 per share. However, pursuant to the anti-dilution provisions of the Series B Warrants, our subsequent issuances of securities have resulted in a reduced exercise price of $1.19 per share as of March 12, 2007.

June 2004 Financing
-------------------

         In June 2004, we closed an equity based financing for gross proceeds of $1,750,000. The financing involved the purchase of 972,223 shares of our common stock, 972,223 Series C Warrants to purchase common stock and 972,223 Series D Warrants to purchase common stock. The Series C Warrants were issued with an original exercise price of $3.00 per share. In August 2004, we amended the terms of the Series C Warrants to reduce the exercise price to $1.25 per share. The Series C Warrants subsequently expired on August 15, 2006 and no such warrants were exercised prior to their expiration. The Series D Warrants expire on June 1, 2009 and had an original exercise price of $3.50 per share. In December 2005, we amended the terms of the Series D Warrants to reduce the exercise price to $0.50 per share.

10% Convertible Bridge Notes
----------------------------

         During the period between November 2004 and February 2005, we issued convertible notes (the "10% Notes") to forty-one accredited investors in the aggregate principal amount of $2,360,000 in exchange for $2,360,000 in cash. Our net proceeds were $2,124,000, after the payment of a 10% placement agent fee to Burnham Hill Partners, a division of Pali Capital, Inc. (a NASD-registered broker-dealer) ("Burnham Hill"), who acted as placement agent for the financing. The 10% Notes bore interest at a rate of 10% per annum. Pursuant to the terms of the 10% Notes, the outstanding principal amount of these notes, together with all accrued but unpaid interest thereunder, would automatically convert into shares issued in an equity based financing with gross proceeds of at least $4,000,000, if any, of the sale of our common stock or other equity-based equivalent, and at a price per share not to exceed $0.50 per share (a "10% Note Qualified Financing"). However, for the purpose of determining the number of shares and warrants to be received by the holders upon such conversion following a 10% Note Qualified Financing, the holders would be deemed to have tendered 120% of the outstanding balance of the 10% Notes.

         As of the August 25, 2005 closing of our 2005 Private Placement of "units" (described below under the caption "2005 Private Placement of Common Stock and Warrants") we had raised total gross proceeds of $3,558,500 through the 2005 Private Placement. In addition, between February 2005 and April 2005 (and as described below under the heading "8% Convertible Bridge Notes"), we secured additional private debt financing in the original aggregate principal amount of $600,000 through the issuance of 8% Convertible Bridge Notes. After adding this $600,000 in convertible debt financing to the gross proceeds of the 2005 Private Placement, our aggregate gross proceeds were $4,158,500. As a result, we achieved a 10% Note Qualified Financing and, accordingly, the $4,000,000 automatic conversion event of the 10% Notes was triggered upon the August 25, 2005 closing of the 2005 Private Placement.

         As of August 25, 2005, the total principal and accrued interest under the 10% Notes was $2,509,971. After taking into account the provision of the 10% Notes which provided that the holders would be deemed to have tendered 120% of the outstanding balance of the 10% Notes, the holders of the 10% Notes were deemed to have tendered $3,011,965 for the purpose of determining the number of shares and warrants to be received by the holders upon such conversion. Based on the offering terms of our 2005 Private Placement, the holders were entitled to an aggregate of 6,023,932 shares of our common stock (based on a $0.50 price per share of common stock included within the units offered to investors in the 2005 Private Placement) and 1,505,989 Series G-BH Warrants to purchase our common stock. The Series G-BH Warrants have an exercise price of $2.50 per share of common stock, expire August 25, 2010, and, so long as certain other conditions set forth in the Series G-BH Warrants are met, are callable by us the first day after the 30-trading-day average price of our common stock exceeds $3.50 per share.

         In addition, the 10% Note holders were issued 1,416,000 Series E Warrants. These Series E Warrants had an original exercise price of $0.60 per share of common stock and expire five years from the respective noteholder's 10%
Note issuance date. However, pursuant to the anti-dilution provisions of the Series E Warrants, our subsequent issuances of securities have resulted in a reduced exercise price of $0.52 per share as of March 12, 2007. In the event the closing bid price of our common stock exceeds $2.50 per share and certain other conditions set forth in the Series E Warrants are met, 50% of the Series E Warrants are callable by us during the first two years after their respective date of issuance, and 100% of the Series E Warrants are callable by us thereafter.

         We also issued 602,393 Series J placement agent warrants to designees of Burnham Hill for placement agent services provided in conjunction with the 10% Note financing. The Series J Warrants had an original exercise price of $0.50 per shares of common stock and expire August 25, 2010. However, pursuant to the anti-dilution provisions of the Series J Warrants, our subsequent issuances of securities have resulted in a reduced exercise price of $0.47 per share as of March 12, 2007.

8% Convertible Bridge Notes
---------------------------

         During the period between February 2005 and April 2005, we secured private debt financing from ten accredited investors in the original aggregate principal amount of $600,000. Our net proceeds were $528,000 after the payment of a 12% placement agent fee to Brookstreet Securities Corporation (a NASD-registered broker-dealer), who acted as placement agent for the financing. The debt was evidenced by thirteen Convertible Bridge Notes (the "8% Notes"), which bore interest at a rate of 8% per annum. The 8% Notes contained a conversion provision whereby the entire principal and accrued interest of the 8% Notes would automatically convert into shares of our common stock if we raised at least $3,000,000 in a private equity financing after the issuance of the 8% Notes (an "8% Note Qualified Financing"). For purposes of such conversion, the conversion price would reflect a 20% discount from the per share purchase price in the 8% Note Qualified Financing. In addition, the $600,000 in 8% Notes was to be added to the proceeds from the 8% Note Qualified Financing for purposes of calculating the $3,000,000 amount, which triggered the automatic conversion.

         As of the July 15, 2005 closing of our 2005 Private Placement, we had raised total gross proceeds of $2,416,000 through the 2005 Private Placement. After adding the $600,000 in 8% Notes to these gross proceeds as required by the conversion provisions of the 8% Notes, the aggregate gross proceeds from the 2005 Private Placement and 8% Notes was $3,016,000. As a result, we achieved an 8% Note Qualified Financing and, accordingly, the $3,000,000 automatic conversion event of the 8% Notes was triggered upon the July 15, 2005 closing of the 2005 Private Placement.

         As of July 15, 2005, the total principal and accrued interest under the 8% Notes was $616,097. Pursuant to the 20% discount in conversion price discussed above, the conversion price of the 8% Notes was $0.40 per share of our common stock (based on a $0.50 price per share of common stock included within the units offered to investors in the 2005 Private Placement). Based on this $0.40 per share conversion price, the holders of the 8% Notes were entitled to an aggregate of 1,540,244 shares of our common stock.

         We also issued 231,036 Series F placement agent warrants to Brookstreet Securities Corporation and its designees for placement agent services provided in conjunction with the 8% Note financing. The Series F Warrants have an exercise price of $0.40 per share of common stock and expire on the earlier of April 23, 2010 or upon a merger, acquisition, consolidation, sale of voting control or sale of substantially all of our assets in which our shareholders do not own a majority of the outstanding shares of the surviving corporation.

2005 Private Placement of Common Stock and Warrants
---------------------------------------------------

         During the period between April 2005 and November 2005, we sold a combination of common stock and warrants in a private placement transaction to 189 accredited investors (the "2005 Private Placement"). The common stock and warrants were sold as "units," with each unit consisting of four shares of common stock and one Series G Warrant to purchase common stock. The price per unit was $2.00. We raised aggregate gross proceeds of $7,128,375 under this private placement transaction and issued 14,256,750 shares of common stock and Series G Warrants to purchase an aggregate of 3,564,188 shares of common stock. The Series G Warrants have an exercise price of $2.50 per share of common stock, expire five years from their respective date of issuance, and, so long as certain other conditions set forth in the Series G Warrants are met, are callable by us the first day after the 30-trading-day average price of our common stock exceeds $3.50 per share. Our net proceeds were $6,272,970 after the payment of $855,405 in placement agent fees to Brookstreet Securities Corporation, who acted as placement agent for the transaction.

         In addition, we issued Series H placement agent warrants to acquire up to 2,138,513 shares of common stock to Brookstreet Securities Corporation and its designees for placement agent services rendered in conjunction with the 2005 Private Placement. The Series H Warrants had an original exercise price of $0.50 per share of common stock and expire on the earlier of November 23, 2007 or upon a merger, acquisition, consolidation, sale of voting control or sale of substantially all of our assets in which our shareholders do not own a majority of the outstanding shares of the surviving corporation. However, pursuant to the anti-dilution provisions of the Series H Warrants, our subsequent issuances of securities have resulted in a reduced exercise price of $0.47 per share as of March 12, 2007.

April 2006 Loan Agreement
-------------------------

         On April 28, 2006, we, along with our wholly-owned subsidiary Raptor Networks Technology, Inc., a California corporation, entered into a senior loan agreement whereby we could borrow, upon the satisfaction of certain conditions, up to $1,100,000. The loan was structured as a non-amortizing revolving loan. The outstanding daily balance of the loan bore interest at a floating rate per annum equal to the greater of (i) prime rate plus 4% or (ii) 11.75%. The loan was secured by a first priority security interest in collateral consisting of substantially all of our and our subsidiary's assets, including accounts receivable, inventory, equipment, intellectual property, contract rights, cash and deposits. On July 31, 2006, we paid the entire outstanding balance of principal and accrued but unpaid interest in the amount of $705,316 and fees in the amount of $165,000, at which time our obligations under this loan agreement were satisfied in full.

Senior Convertible Note Financing
---------------------------------

         On July 30, 2006, we entered into a Securities Purchase Agreement with three institutional accredited investors in connection with a private placement transaction providing for, among other things, our issuance of senior convertible notes in the aggregate principal amount of $5 million, Series L Warrants to purchase up to an aggregate of 17,065,623 shares of our common stock and Series M Warrants to purchase up to an aggregate of 7,395,103 shares of our common stock. We received aggregate gross proceeds of $5 million from the investors for our issuance of these notes and warrants. We also entered into a registration rights agreement with the investors that required us to register up to 130% of the shares underlying the notes, Series L Warrants and Series M Warrants with the SEC.

         We subsequently entered into Amendment and Exchange Agreements, dated January 18, 2007 and amended and restated on January 22, 2007, with the investors from the July 30, 2006 private placement providing for certain amendments to the senior convertible notes, Series L Warrants, Series M Warrants and registration rights agreement. These amendments include, but are not limited to, an increase in the principal amount of the notes from an aggregate of $5 million to an aggregate of approximately $7.2 million, an increase in the aggregate number of shares of common stock issuable upon exercise of the Series L Warrants by 5,688,540 (from an aggregate of 17,065,623 shares to an aggregate of 22,754,163 shares), and a reduction in the exercise price of the Series L Warrants and the Series M Warrants from $0.5054 per share to $0.43948 per share. We also modified our registration obligations to require that we initially register 15,267,292 shares of our common stock underlying the senior convertible notes with the SEC, with the remaining shares underlying the senior convertible notes and the shares underlying the Series L Warrants and Series M Warrants to be registered by subsequent registration statements to be filed at a later date as permitted by the SEC. We did not receive any additional cash consideration for these amendments. The amendments provided for by the Amendment and Exchange Agreements were reflected by our issuance of amended and restated notes, Series L-1 Warrants and Series M-1 Warrants and by entering into an amended and restated registration rights agreement with the investors.

         In addition, the Amendment and Exchange Agreements provided for an additional private placement transaction with one of the investors resulting in our issuance of an additional senior convertible note in the principal amount of $1.6 million, Series L-2 Warrants to purchase an aggregate of 7,281,332 shares of our common stock and Series M-2 Warrants to purchase an aggregate of 2,366,433 shares of our common stock. We received aggregate gross proceeds of $1.6 million from the investor for our issuance of these additional note and warrants.

         The following is a summary of the July 30, 2006 private placement, as amended by the Amendment and Exchange Agreements (the "Senior Convertible Note Financing").

         Amended Purchase Agreement
         --------------------------

         As described above, the Securities Purchase Agreement, as amended by the Amendment and Exchange Agreements (the "Amended Purchase Agreement"), provided for the issuance to the investors of senior convertible notes in the aggregate principal amount of approximately $8.8 million and Series L-1 Warrants to purchase an aggregate of 22,754,163 shares of our common stock, Series M-1 Warrants to purchase an aggregate of 7,395,103 shares of our common stock, Series L-2 Warrants to purchase an aggregate of 7,281,332 shares of our common stock and Series M-2 Warrants to purchase an aggregate of 2,366,433 shares of our common stock (the Series L-1 Warrants, Series M-1 Warrants, Series L-2 Warrants and Series M-2 Warrants collectively referred to as the "Senior Note Warrants"). We received aggregate gross proceeds of $6.6 million from the investors for our issuance of these notes and warrants.

         The Amended Purchase Agreement contains representations and warranties made by us and the investors which are typical for transactions of this type. The representations and warranties made by us in the Amended Purchase Agreement are qualified by reference to certain exceptions contained in disclosure schedules delivered to the investors. Accordingly, the representations and warranties contained in the Amended Purchase Agreement should not be relied upon by others who have not reviewed those disclosure schedules and the documentation surrounding the transaction as a whole.

         The Amended Purchase Agreement contains commitments by us that we will not engage in certain activities which are typical for transactions of this type, as well as the following covenants:

         o We will use the estimated $6.2 million in net proceeds approximately as follows:

                           Pay down of debt                   $ 1,200,000

                           Funding of operations              $ 3,500,000

                           Capital expenditures                 $ 500,000

                           Working capital                    $ 1,000,000

         o We will not, while the senior convertible notes are outstanding, directly or indirectly redeem or pay any cash dividend or distribution on our common stock, without the consent of the holders of the senior convertible notes.

         o We will not issue any additional senior convertible notes or any form of convertible, exchangeable or exercisable securities with a price that varies or may vary with the market price of our common stock, and we will not conduct any securities offerings until:

                  o our stockholders approve an increase in our authorized level of common stock from 110,000,000 shares to at least 200,000,000 shares; and

                  o the Initial Registration Statement (as defined below) and all Additional Registration Statements (as defined below) are declared effective by the SEC.

         o We will not file any registration statements, other than the Initial Registration Statement and the Additional Registration Statements, with the SEC within 120 business days following the date the Initial Registration Statement or any Additional Registration Statement is declared effective by the SEC.

         o We will not conduct any other securities offerings or be party to any solicitations, negotiations or discussion regarding any other securities offering within 120 business days following the date the Initial Registration Statement or any Additional Registration Statement is declared effective by the SEC.

         o        We will offer to the investors, until the later to occur of
                  (i) July 31, 2008 or (ii) the date on which none of the senior convertible notes are outstanding, the opportunity to participate in any of our subsequent securities offerings.

         o We will seek stockholder approval to increase our authorized level of common stock from 110,000,000 shares to at least 200,000,000 shares and if, despite our best efforts, stockholder approval is not obtained on or before April 30, 2007, we will continue to seek stockholder approval every six months thereafter until such stockholder approval is obtained; provided that if our Board of Directors does not recommend that our stockholders approve the increase in authorized common stock and stockholder approval is not obtained, then we shall continue to seek stockholder approval every three months until the senior convertible notes are no longer outstanding or until stockholder approval is obtained.

         o If our common stock is listed on a market other than the OTC Bulletin Board and the issuance of the shares underlying the senior convertible notes and Senior Note Warrants would exceed the number of shares of common stock we may issue under the rules and regulation of such other market, then we will seek stockholder approval as required by such other market to permit the listing of all of the shares underlying the senior convertible notes and Senior Note Warrants within 75 days of our common stock being listed on the exchange or market and if, despite our best efforts, stockholder approval is not obtained, continue to seek stockholder approval every six months thereafter until such stockholder approval is obtained or the senior convertible notes are no longer outstanding.

         The Amended Purchase Agreement also obligates us to indemnify the investors, subsequent holders of the senior convertible notes and Senior Note Warrants and various related parties for certain losses including those resulting from (1) any misrepresentation or breach of any representation or warranty made by us, (2) any breach of any of our obligations, and (3) certain claims by others.

         Senior Convertible Notes
         ------------------------

         The senior convertible notes have an aggregate principal amount of approximately $8.8 million and are convertible into shares of our common stock at an initial conversion price of $0.43948 per share, subject to adjustment as described below (the "Conversion Price"). The senior convertible notes mature on July 31, 2008 (the "Maturity Date"), subject to the right of the investors to extend the date for the payment of any installment of principal (as described below). The senior convertible notes bear interest at the rate of 9.25% per annum, which rate may be adjusted to 7.0% per annum at the beginning of each calendar quarter if certain conditions are satisfied. The interest rate is increased to 15% upon the occurrence of an event of default (as described below).

         REPAYMENT OF PRINCIPAL

         The principal amount of the senior convertible notes is to be repaid beginning on the earlier of (i) the first day of the month following the month the Initial Registration Statement is declared effective by the SEC and (ii) May 1, 2007, and, thereafter, the first day of each calendar month. The amount of each payment shall be equal to the quotient of (a) the aggregate outstanding principal of the senior convertible notes divided by (b) the number of months until the Maturity Date. Such principal payments shall be paid in shares of our common stock (subject to the satisfaction of the conditions listed below) or, at our option, in cash or a combination of cash and shares of common stock.

         In order for principal payments to be paid in shares of our common stock, all of the following conditions must be satisfied at the time of such payment:

         o        Either:

                  o The shares of common stock used to make the principal payment are covered by a registration statement that has been effective for a certain continuous period of time (up to six months), subject to certain grace periods; or

                  o All shares of common stock issuable upon conversion in full of the senior convertible notes and exercise in full of the Senior Note Warrants shall be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws;

         o During the entire six-month period immediately preceding the principal payment date, our common stock shall have been designated for quotation on the OTC Bulletin Board, or any other eligible exchange or market permitted by the senior convertible notes, and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than two days due to business announcements by us) nor shall delisting or suspension by such exchange or market been threatened or pending either in writing by such exchange or market or due to our falling below the minimum listing maintenance requirements of such exchange or market;

         o During the entire one-year period immediately preceding the principal payment date, we shall have delivered shares of common stock upon conversion of the senior convertible notes and upon exercise of the Senior Note Warrants on a timely basis;

         o The common stock used to make the principal payment may be issued without violating the ownership limitations described in more detail below prohibiting an investor from owning in excess of 4.99% of our outstanding shares of common stock (which limit may be raised or lowered to an amount not to exceed 9.99% at the option of the holder upon 61-days prior notice to us) and without violating the regulations of the OTC Bulletin Board or other eligible exchange or market on which our common stock may then trade;

         o We have not failed to timely make any payments due under the Amended Purchase Agreement, the senior convertible notes, the Senior Note Warrants or the amended and restated registration rights agreement, within ten business days of when such payment is due;

         o During the entire six-month period immediately preceding the principal payment date, we shall not have publicly announced that certain types of transactions involving a change of control are pending, proposed or intended that have not been abandoned, terminated or consummated;

         o During the entire six-month period immediately preceding the principal payment date, no event shall have occurred that constitutes, or with the passage of time or giving of notice would constitute, an event of default under the senior convertible notes;

         o        We shall have no knowledge of any fact that would cause:

                  o The registration statement covering the shares of common stock used to make the principal payment not to be effective and available for the resale of such shares of common stock, or

                  o Any shares of common stock issuable upon conversion of the senior convertible notes or upon exercise of the Senior Note Warrants not to be eligible for sale without restriction pursuant to Rule 144(k) of the Securities Act and any applicable state securities laws;

         o If the principal payment to be made in shares of common stock occurs after April 30, 2007, we must have obtained stockholder approval to increase our authorized level of common stock from 110,000,000 shares to at least 200,000,000 shares;

         o If our common stock is listed on an exchange or market other than the OTC Bulletin Board and the issuance of the shares of common stock underlying the senior convertible notes and the Senior Note Warrants would exceed the number of shares of common stock we may issue under the rules and regulations of such exchange or market, then we must have obtained stockholder approval, within 75 days of our common stock being listed on the exchange or market, to permit the listing of all of the shares of common stock underlying the senior convertible notes and the Senior Note Warrants; and

         o We must be in compliance with, and must not have breached any provision, covenant, representation or warranty of, the Amended Purchase Agreement, the senior convertible notes, the Senior Note Warrants or the amended and restated registration rights agreement.

         When we use common stock to make a principal payment, we shall deliver shares to the investors the day after the principal payment due date in an amount equal to the principal payment amount divided by the lower of the Conversion Price or a 10.0% discount to the volume weighted average price of our common stock for the five days preceding the payment date; provided that the discount will be reduced to 7.5% if the volume weighted average price for the 20 previous trading days is above $1.00 per share ("First Calculation"). After 20 trading days have elapsed from the principal due date, the amount of principal paid in common stock will then again be divided by the lower of the Conversion Price or a 10.0% discount to the volume weighted average price of our common stock for the 20 days after the principal payment date; provided that the discount will be reduced to 7.5% if the volume weighted average price for the 20 previous trading days is above $1.00 per share ("Second Calculation"). If the Second Calculation results in a larger number than the First Calculation, the investors shall be issued additional shares of common stock to cover the difference between the Second Calculation and the First Calculation. If the Second Calculation is less than the First Calculation, the outstanding principal amount of the senior convertible note will be reduced.

         Subject to our right to require the investors to convert all or a portion of the senior convertible notes, which is discussed below, the investor may, upon notice to us, elect to defer payments for a period of up to two years from the date such installment was originally due.

         PAYMENT OF INTEREST

         Interest on the senior convertible notes is payable quarterly beginning on April 1, 2007. The portion of each interest payment that relates to principal amounts paid by us in shares of common stock may, be paid by the issuance of common stock. The other portion of each interest payment must be paid in cash. Our ability to make interest payments in shares of common stock is subject to the same conditions enumerated above for the payment of principal payments in shares of common stock. Any shares of common stock used to pay interest will be valued at 90.0% of the arithmetic average of the weighted average price of the common stock for the five trading days preceding the interest payment date; provided that the shares of common stock used to pay interest will be valued at 92.5% if the volume weighted average price for the 20 previous trading days is above $1.00 per share.

         CONVERSION

         The senior convertible notes are convertible at the option of the holders into shares of our common stock at an initial Conversion Price of $0.43948 per share, subject to adjustment for stock splits, combinations or similar events. The Conversion Price is also subject to a "full ratchet" anti-dilution adjustment which, in the event that we issue or are deemed to have issued certain securities at a price lower than the then applicable Conversion Price, immediately reduces the Conversion Price to equal the price at which we issue or are deemed to have issued our common stock.

         Subject to certain conditions, we may require the investors to convert up to 50%, subject to certain limitations, or 100%, of the senior convertible notes after the SEC has declared effective the Initial Registration Statement at any time when the shares of our common stock are trading at or above 150% of the initial Conversion Price in the case of a conversion of up to 50% of the senior convertible notes or at or above 175% of the initial Conversion Price in the case of a conversion of up to 100% of the senior convertible notes (a "Mandatory Conversion"). The senior convertible notes contain certain limitations on optional and mandatory conversion. For example, they provide that no conversion may be made if, after giving effect to the conversion, the investor, together with its affiliates, would own in excess of 4.99% of our outstanding shares of common stock. This percentage may, however, be raised or lowered to an amount not to exceed 9.99% at the option of the investor upon 61-days prior notice to us.

         The senior convertible notes impose penalties on us for any failure to deliver any shares of our common stock issuable upon conversion.

         EVENTS OF DEFAULT

         The senior convertible notes contain a variety of events of default which are typical for transactions of this type, as well as the following events:

         o The failure of any registration statement required by the amended and restated registration rights agreement to be declared effective by the SEC within 60 days after the date required by the amended and restated registration rights agreement or the lapse or unavailability of such registration statement for more than 10 consecutive days or more than an aggregate of 30 days in any 365-day period (other than certain allowable grace periods).

         o The suspension from trading or failure of our common stock to be listed for trading on the OTC Bulletin Board or another eligible market for more than 5 consecutive trading days or more than an aggregate of 10 trading days in any 365-day period.

         o Our failure to issue shares upon conversion of a senior convertible note for more than 10 business days after the relevant conversion date or a notice of our intention not to comply with a request for conversion.

         o The failure for 10 consecutive business days to have reserved for issuance the full number of shares issuable upon conversion in accordance to the terms of the senior convertible notes.

         o The failure to obtain stockholder approval to increase our authorized level of common stock from 110,000,000 shares to at least 200,000,000 shares on or before April 30, 2007.

         If there is an event of default, then the investors have the right to redeem all or any portion of the senior convertible notes, at the greater of (i) up to 125% of the sum of the outstanding principal, interest and late fees, depending on the nature of the default, and (ii) the product of (a) the greater of (1) the closing sale price for our common stock on the date immediately preceding the event of default, (2) the closing sale price for our common stock on the date immediately after the event of default and (3) the closing sale price for our common stock on the date an investor delivers its redemption notice for such event of default, multiplied by (b) 130% of the number of shares into which the senior convertible notes (including all principal, interest and late fees) may be converted.

         FUNDAMENTAL TRANSACTIONS

         The senior convertible notes prohibit us from entering into certain transactions involving a change of control, unless the successor entity is a publicly traded corporation, whose common stock is quoted on or listed on one of the exchanges specified in the senior convertible notes, and the successor assumes in writing all of our obligations under the senior convertible notes and the other transaction documents.

         In the event of such a transaction, the investors have the right to force redemption of the senior convertible notes, at the greater of (i) 150% of the sum of the principal and interest and late fees, and (ii) the product of (x) 130% of the sum of the amount of principal, interest and late fees to be redeemed and (y) the quotient determined by dividing (A) the closing sale price of our common stock after the announcement of a change of control by (B) the conversion price; provided, however, that if the change in control consideration exceeds 200% of the conversion price then in effect, then the 130% premium will be reduced to 120%.

         CONVERSION AND REDEMPTION

         The investors may accelerate the partial payment of the senior convertible notes by requiring that we convert, or at our option, redeem in cash, up to an amount equal to 20% of the aggregate dollar trading volume of our common stock over the prior 20 trading day period. If we use common stock to make the acceleration payment, we shall deliver shares to the investors in an amount equal to the principal amount divided by the lower of the Conversion Price or a 10.0% discount to the volume weighted average price of our common stock for the five days preceding the payment date; provided that the discount will be reduced to 7.5% if the volume weighted average price for the 20 previous trading days is above $1.00 per share.

         COVENANTS

         The senior convertible notes contain a variety of obligations on our part not to engage in certain activities, which are typical for transactions of this type, as well as the following:

         o We will initially reserve out of our authorized and unissued common stock an aggregate of 34,078,554 shares for the conversion of the senior convertible notes and exercise of the Senior Note Warrants; provided, however, that if and after our stockholders approve an increase in our authorized level of common stock from 110,000,000 shares to at least 200,000,000 shares, we will reserve a number of shares equal to 130% of the number of shares of common stock issuable upon conversion of the senior convertible notes and exercise of the Senior Note Warrants.

         o We will not incur other indebtedness, except for certain permitted indebtedness.

         o We will not incur any liens, except for certain permitted liens.

         o We will not, directly or indirectly, redeem or repay all or any portion of any permitted indebtedness if at the time such payment is due or is made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an event of default has occurred and is continuing.

              o We will not redeem, repurchase or pay any dividend or distribution on our capital stock without the consent of the investors holding a majority of the aggregate outstanding principal of the senior convertible notes.

         PARTICIPATION RIGHTS

         The holders of the senior convertible notes are entitled to receive any dividends paid or distributions made to the holders of our common stock on an "as if converted to common stock" basis.

         LIMITATIONS ON TRANSFER

         The senior convertible notes may be sold, assigned or transferred by the investors without our consent but subject to certain customary limitations on transfer which are typical for transactions of this type.

         PURCHASE RIGHTS

         If we issue options, convertible securities, warrants or similar securities to holders of our common stock, the holders of the senior convertible notes shall have the right to acquire the same as if it had converted its senior convertible note into common stock.

         Series L Warrants and Series M Warrants
         ---------------------------------------

         The Series L-1 Warrants and Series L-2 Warrants are immediately exercisable and, in the aggregate, entitle the holders thereof to purchase up to 30,035,495 shares of our common stock. The Series M-1 Warrants and Series M-2 Warrants become exercisable only upon a Mandatory Conversion, if any, and, in the aggregate, entitle the holders thereof to purchase up to 9,761,536 shares of our common stock. All of the Senior Note Warrants have an exercise price of $0.43948 per share and expire 84 months after a registration statement covering the shares underlying the respective Senior Note Warrant is declared effective by the SEC.

         Similar to the senior convertible notes, the Senior Note Warrants require payments to be made by us for failure to deliver the shares of common stock issuable upon exercise. The Senior Note Warrants also contain similar limitations on exercise, including the limitation that the investors may not own in excess of 4.99% of our outstanding shares of common stock (subject to an increase or decrease, upon at least 61-days notice by an investor to us, of up to 9.99%).

         ANTI-DILUTION PROTECTION

         The exercise price of the Senior Note Warrants and the number of shares issuable upon exercise of the Senior Note Warrants are subject to adjustments for stock splits, combinations or similar events. In addition, the exercise price of the Senior Note Warrants and the number of shares issuable upon exercise of the Senior Note Warrants are subject to a "full ratchet" anti-dilution adjustment which, in the event that we issue or are deemed to have issued certain securities at a price lower than the then applicable exercise price, immediately reduces the exercise price of the Senior Note Warrants to equal the price at which we issue or are deemed to have issued our common stock and increases the number of shares exercisable under the Senior Note Warrants by a ratio equal to the old exercise price divided by the new reduced exercise price.

         FUNDAMENTAL TRANSACTIONS

         We may not enter into a transaction involving a change of control unless the successor entity assumes our obligations under the Senior Note Warrants and the successor entity is a publicly traded corporation whose common stock is quoted on or listed on one of the exchanges specified in the Senior Note Warrants. Upon the occurrence of a transaction involving a permitted change of control, the holders of the Senior Note Warrants will have the right, among others, to have the Senior Note Warrants repurchased for a purchase price in cash equal to the Black Scholes value (as calculated pursuant to the Senior Note Warrants) of the then unexercised portion of the Senior Note Warrants.

         PURCHASE RIGHTS

         If we issue options, convertible securities, warrants, stock, or similar securities to holders of our common stock, the holders of the Senior Note Warrants shall have the right to acquire the same as if it had exercised its Senior Note Warrants.

         Amended and Restated Registration Rights Agreement
         --------------------------------------------------

         The amended and restated registration rights agreement required that we file a registration statement with the SEC on or before January 29, 2007 (the "Initial Registration Statement") for the resale by the investors of at least 15,267,292 shares of our common stock underlying the senior convertible notes. We filed the Initial Registration Statement with the SEC on January 24, 2007. The Initial Registration Statement must be declared effective by the SEC on or before April 30, 2007.

         We are also required to file additional registration statements (each an "Additional Registration Statement") for the resale of our common stock underlying the senior convertible notes and Senior Note Warrants, which are to be filed with the SEC within 30 days of the request of an investor. Investor requests may be made at any time on or after the five month anniversary of the effective date of the most recent registration statement covering shares underlying the senior convertible notes or Senior Note Warrants. Each Additional Registration Statement shall cover the maximum number of shares permitted by the SEC. Each Additional Registration Statement must be declared effective by the SEC within 60 days of the applicable investor request (or 90 days if there is a full review by the SEC of the applicable Additional Registration Statement). Our obligation to file Additional Registration Statements continues until either all of the shares of our of common stock underlying the senior convertible notes and Senior Note Warrants have been covered by a registration statement or all of the shares of our common stock underlying the senior convertible notes and Senior Note Warrants may be sold by the investors without restriction under Rule 144(k) promulgated under the Securities Act.

         Subject to certain grace periods, the Initial Registration Statement and each Additional Registration Statement must remain effective and available for use until the earlier of the date the investors can sell all of the securities covered by the registration statement without restriction pursuant to Rule 144(k) and the date all such securities have been sold pursuant to the registration statement. If we fail to meet the filing or effectiveness requirements of the Initial Registration Statement or any Additional Registration Statement, subject to certain grace periods, we are required to pay liquidated damages of $132,000 on the date of such failure and on every 30th day thereafter until such failure is cured. The total penalties payable by us for our failure to meet these filing and effectiveness requirements are capped at $825,000. The amended and restated registration rights agreement provides for customary indemnification for us and the investors.

         Placement Agent Fees and Warrants
         ---------------------------------

         In connection with the Senior Convertible Note Financing, we paid aggregate placement agent fees to Montgomery & Co., LLC (a NASD-registered broker-dealer) in the amount of $396,000 in cash ($300,000 associated with the July 30, 2006 private placement and $96,000 associated with the January 18, 2007 private placement) and issued warrants to the Montgomery 2006-5 Partnership and the Montgomery 2007-1 Partnership, as a designees of Montgomery & Co., LLC, to purchase an aggregate of 600,710 shares of our common stock (455,084 warrants associated with the July 30, 2006 private placement and 145,626 warrants associated with the January 18, 2007 private placement). The warrants have an exercise price of $0.43948 per share and expire 5 years from the date of issuance.

         The foregoing raises during fiscal years ended December 31, 2004, 2005 and 2006 and during the first several weeks of 2007 have enabled us to further enhance and stabilize product performance, reduce the cost of manufacturing by redesign, build an inventory of finished products, generate a certain level of interest in the marketplace and support our continuing operations. We anticipate that the proceeds from our Senior Convertible Note Financing described above will be sufficient to support our operations through August 30, 2007. However, if we do not experience a significant increase in revenues by June 30, 2007, we expect that additional capital will need to be raised to fund our continuing operations and there can be no assurance that we will be able to obtain requisite financing on acceptable terms, if at all.

         The descriptions of the documents and agreements discussed above are qualified by reference to the complete text of those documents and agreements. However, those documents and agreements, including without limitation the representations, warranties, covenants and other provisions of those documents and agreements, are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in our reports under the Securities Exchange Act of 1934, as amended.

CAPITAL EXPENDITURES

         For the years ended December 31, 2005 and 2006 we incurred $133,601 and $6,464 in capital expenditures for property and equipment, respectively. Capital expenditures during 2005 were mostly related to testing equipment while in 2006 capital expenditures related to office equipment.

         On August 1, 2004 we entered into a lease agreement for our corporate headquarters located in Santa Ana, California. The monthly base rent as of March 12, 2007 is $17,788.80 and the lease will expire on July 31, 2007. We are currently in the process of reviewing the appropriateness of extending the current lease.

CONTRACT OBLIGATIONS

         The following table outlines as of December 31, 2006 payments due under our significant contractual obligations over 2007, 2008 and thereafter, exclusive of interest:

CONTRACT OBLIGATIONS(1)                                    PAYMENT DUE BY PERIOD
DECEMBER 31, (2006)                                        ---------------------
-----------------------
                                              TOTAL            2007            2008          AFTER 2008
                                       ------------     ------------      ------------     ------------
Short Term Debt                        $          0     $         --      $         --     $         --
Long Term Debt                                   --               --                --               --
Operating Leases                            139,098          132,124             6,974               --

Total Contractual Cash Obligations     $    139,098     $    132,124      $      6,974     $         --
                                       ------------     ------------      ------------     ------------

---------------

(1) The above table outlines our obligations as of December 31, 2006 and does not reflect any changes in our obligations that have occurred after that date.

                                    BUSINESS

OVERVIEW

         We were organized under the laws of the State of Colorado on January 22, 2001 under the name Pacific InterMedia, Inc. We originally were engaged in the business of offering EDGAR filing services to companies outsourcing the formatting and electronic filing of registration statements, periodic reports and other forms with the U. S. Securities and Exchange Commission ("SEC" or "Commission"), but generated minimal revenues from these operations. On October 17, 2003, we completed a business combination transaction with Raptor Networks Technology, Inc., a California corporation ("Raptor"), whereby we acquired all of the issued and outstanding capital stock of Raptor in a cashless common stock share-for-share exchange in which Raptor became our wholly-owned subsidiary.

         Upon the completion of this acquisition transaction, we changed our name to Raptor Networks Technology, Inc., terminated our EDGAR filing services operations and, by and through our subsidiary Raptor, became engaged in the data network switching industry. Since that time, our focus has been to design, produce and sell standards-based, proprietary high-speed network switching technologies. Our "distributed network switching technology" allows users to upgrade their traditional networks with our switches to allow for more efficient management of high-bandwidth applications. The implementation of our products in a user's network provides increased speed and greater capacity and, we believe, a cost-effective alternative to existing switching and routing technologies.

         We have designed a family of modular network switch products branded the "Ether-Raptor" line, which consist of core and edge switch products that operate together in a unique and highly efficient manner. In a sharp departure from traditional, centralized chassis-based switch architectures that were originally designed to handle latency (a time delay in the transfer of data) insensitive traffic such as email and block data transfers, we have developed the ability to "bind" physically separated network switches into a common "virtual chassis," creating the ability for a single network switch to exist in multiple locations at distances spanning over 1,000 kilometers and to transport data over that network at very high speeds. This functionality is essential to new high-bandwidth applications such as Voice over Internet Protocol ("VoIP"), streaming video, Internet Protocol Television ("IPTV") and high speed digital access, none of which existed when traditional chassis-based network switch designs were created. We believe that our Ether-Raptor architecture and associated products may redefine the manner in which data distribution occurs for service providers offering VOIP, streaming video, IPTV and other high-bandwidth applications. Due to the full, open-standards compatibility of our Ether-Raptor product line, our network switches have nearly universal applicability on legacy as well as newly installed Ethernet networks where speed, high bandwidth, redundancy and high reliability are essential.

         We believe the unique features of us and our products can best be summarized as follows:

         o we were first to market with "distributed common core fabric," a network switch technology that eliminates dependency on complex and costly chassis products;
         o our simplified architectures improve redundancy and resiliency;
         o the reduced complexity, tighter hardware integration, and common components (including common software components) of our products provides users the opportunity for economies of scale and reduced costs;
         o the open standards of our products provide for compatibility with legacy products;
         o our products' low transport latency can support emerging converged video, voice and data applications without sacrificing Quality-of-Service; and
         o the Layer 2-7 Classification of our products provides full feature sets across a user's network.

         We remain an early stage technology company and, commencing with our inception, have operated, and are now operating, at a significant loss. Although our management is optimistic with regard to prospective business, there can be no assurance that we will not encounter unforeseen and unanticipated obstacles to near-term revenue or ultimately achieving profitability.

         Our principal headquarters are located at 1241 E. Dyer Road, Suite 150, Santa Ana, California 92705 and our phone number is 949-623-9300. Our Internet address is www.raptor-networks.com. Our Code of Ethics, Audit Committee Charter, Nominating and Governance Committee Charter, and Compensation Committee Charter may be found on our website at the Internet address set forth above. Our filings with the SEC may be read and copied at the SEC's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. The SEC's web site address is www.sec.gov.

INDUSTRY BACKGROUND

         Distributed computing and accelerating use of the Internet for information access as well as communication have driven an exponential expansion in the use of internetworking for more than thirty years. Most of today's networks were engineered based upon standards and technology optimized for handling a single data type - character data, which was previously the prevalent form of data. However, today's sophisticated applications often require multiple data types with speed and bandwidth requirements so high that prevailing network technology is simply not up to the task. Often times the system upgrades required to support these new applications is not cost justifiable, thereby slowing the rate of adoption and utilization of advanced network applications.

         New applications such as video on demand, remote synchronous data storage mirroring, global server clustering, business continuity, disaster recovery and distance collaboration are just a few of the high-bandwidth network applications that can have great value to an enterprise embracing them. However, the cost to replace or upgrade existing networks with the requisite efficient, high-bandwidth infrastructure to support these new applications is, in many cases, financially prohibitive. For example, a typical chassis-based upgrade, the type of which is offered by some of our competitors, involves replacing the power supplies, management units, backplane, fan trays and interconnect blades in the unit being upgraded. It is not unusual for the upgrade to cost as much or more than the original machine.

OUR STRATEGY

         Our answer to this significant barrier to the adoption of high-bandwidth (full 10 Gigabit) networking is the introduction of next-generation networking products that are fundamentally less complex, more architecturally flexible, compatible with legacy products, and faster than traditional chassis-based alternatives. We believe that being in a position to offer customers a low cost-of-entry network alternative will ultimately allow us to achieve success in the network switch market.

         The core philosophy underlying our technological approach is to strive to do at Layer 2 (the Data Link Layer) in hardware what traditional network switch architectures require Layer 3 protocols (the Network Layer) in software to achieve. Our "distributed switch fabric" approach provides a means to achieve seamless and coherent peer-to-peer communication between physically separated switches at Layer 2. The result is, effectively, a single network switch consisting of a cluster of standalone, high-performance blades physically separated from one another by up to 80 kilometers per hop. This flexibility permits the use of unique network topologies that allow for highly-robust, super-redundant networks to be designed and implemented that provide data transport at wire-speed (the maximum speed at which the equipment is built to operate) with the versatility to run the new latency-sensitive data applications (such as VoIP or streaming video) at a cost-effective price without sacrificing quality.

         The ultimate goal in networking is to maximize effective transport bandwidth without sacrificing quality. In our architecture, Quality-of-Service is maintained by providing for intelligent management of the different data types traveling from the same source to the same destination. Latency variations caused by heavy traffic can be devastating to certain data types and applications. In traditional centralized architectures, latency problems are resolved with the costly deployment of dedicated parallel networks, increasing system complexity and hampering system scalability. Our technology optimizes the handling of all data packets on a single, common network by monitoring and differentiating between data types and adjusting transport parameters accordingly, thus assuring low latency on common transport paths.

         Our proprietary Raptor Adaptive Switch Technology ("RAST") provides an innovative new way to connect local and wide area networks, allowing users new options in the way they design their distribution networks. Simply stated, RAST allows discrete network elements, separated in distance by as much as 1,000 kilometers, to "bind" into a common "virtual switch," providing for ultra-fast Layer 2 transport across those distances. Compatible with existing open standards legacy products, RAST allows customers to add significant capability to converge voice, video, and all data types on to their existing network without the need for expensive, end-to-end upgrades. RAST also allows highly resilient networks to be created at lower costs, both in terms of initial capital expenditure and ongoing operating costs, than traditional legacy chassis-based systems. Because RAST allows virtually any network size and topology to be engineered from our common "building block" switches, the cost of adoption, as well as the cost of support, is minimized.

         One of the most difficult data types for networks to handle is VoIP. By optimizing the handling of all data packet types on a given network, treating them as though they were all video data, our architecture enables the construction of true wire-speed networks and achieves multiple objectives for the user community. First, it allows for voice, video, storage, and other sophisticated applications that can improve operations and establish new revenue streams. Second, it augments, rather than replaces, the existing internetworking infrastructure already in place, leveraging the user's existing capital investment and minimizing the incremental capital outlay required to support these new applications.

         Beginning in late 2004 and continuing throughout 2005, we placed evaluation units with high-potential launch customers for extended period of times. We were able to convert these evaluation units into sales in late 2005 and early 2006. In 2005, we had sales to clients in the scientific research community and to budget-constrained customers upgrading their legacy networks. During 2006, we entered into contracts with large systems integrators, which we believe may add significantly to our potential distribution infrastructure. During that period we were also successful in presenting our products to certain government contractors and sold our product into new vertical markets such as banking and internet media. Opportunities with potential end-user and systems integration customers continue to progress and we are in ongoing discussions with target clients for whom we might serve as an original equipment manufacturer (OEM). However, due to longer selling cycles than anticipated, our efforts have not yet resulted in significant sales. Taking into account the price and performance value of our technologies, we believe that OEM business, private labeling, and licensing may in the future be a potential source of revenues, in addition to our current efforts to secure direct product sales to end-users and integration customers. We also expect that our added distribution infrastructure and our entrance in new vertical markets could contribute to additional product sales in the future. It should be noted that our efforts to get into the OEM, private labeling, and licensing business did not yet result in any final contracts and there can not be any guarantee that we will generate revenues from these activities.

OUR PRODUCTS

         Our products include two core switches: the Ether-Raptor-1010 ("ER-1010"), which is a combination 1Gb/GbE and 10 Gb/GbE switch, and the Ether-Raptor-1808 ("ER-1808"), which is a pure 10GbE switch still in the development stages. The introduction of the ER-1808, which was previously planned to be introduced to the market in 2006, is now anticipated to be delayed until sometime in 2007. We also offer a pure edge switch, the Ovi-Raptor-1048 ("OR-1048"), which was added to our product line in 2006 to allow us to offer an end-to-end solution in new systems integration projects. All of our products are based upon a common family of merchant silicon and embedded software.

         ER-1010
         -------

         Our ER-1010 1Gb/GbE and 10Gb/GbE network switch significantly reduces the cost of adoption of ten gigabit networking by allowing for the construction of an entire network from a series of our common, high performance "building blocks." The ER-1010 consists of 24 ports of 1Gb/GbE and six ports of 10Gb/GbE. The ER-1010 is built in a 1U high, self-powered, self-managed enclosure. Unlike the large and complex chassis-based switches from which they evolved, our network switches are physically placed near the devices or clients they serve. When these switches are then subsequently connected together, either over copper or fiber links, they collectively "bind" into a single "virtual" network switch. This patent-pending "distributed virtual switch" architecture, filed under Raptor Networks Technology, Inc.'s name, scales linearly, reduces inter-network disconnects and moves data at very high speeds. Because the topology consists of a collection of self-managed, interconnected building blocks of identical composition, the architecture of the ER-1010 improves redundancy, keeps latency very low across broad distances, allows for simpler management, and is priced lower than chassis-based alternatives.

         OR-1048
         -------

         The OR-1048 is a 48-port 1GbE edge switch with the option for two 10GbE uplinks and four optional 1GbE fiber ports. The OR-1048's standard features include comprehensive management functions and Web management.

MARKET TRENDS AND OUR RESPONSE

         We believe that the Ethernet switching and routing market is poised for growth. Based on recent publications issued by the research firm the Dell'Oro Group, the Ethernet switch market surged in the third quarter of 2006 to $4.3 billion in worldwide revenues - a 16% jump from the comparable period in 2005. Researchers have forecasted that global Ethernet switch market sales will grow from $14.6 billion in 2004 to $18.3 billion in 2010. The Dell'Oro Group has reported that increased shipments of advanced Ethernet switch technologies, including, among others, 10GbE switch technologies, drove up worldwide LAN switch sales in the third quarter of 2006.

         We see two business drivers that are pacing the growth and viability of any network switching company in today's marketplace: (1) the presence of a leader in the industry who commands in excess of 70% market share, and (2) the market entry of low cost replicas of the market leader's products, largely from Far East competitors. We believe that the key to success for any network switching company is to successfully compete with the market leader in the developed world, while addressing the availability of low cost replica products in the developing world.

         We believe our solution is unique with respect to both of these challenges. Our patent-pending distributed network architecture is significantly less expensive and more efficient than the products offered by our competitors, which allows us to compete with the industry leader on performance, while simultaneously competing with the low cost replica products on price. Given the advantages of our products, we believe that the most significant impediment to our success is developing brand awareness and acceptance of the quality and technological features of our products. For this reason, we have pursued and continue to pursue OEM partnerships with companies having well established channels to market competitively undifferentiated networking products.

         The key architectural driver we see in the current marketplace is the conflict between the desire for new features, such as network security, and the need for increased speed to handle latency-sensitive applications such as VoIP, streaming video and other high-bandwidth applications. However, increased speed demands that network transport occur at Layer 2, yet the function of inline network security and similar functions occur at Layer 3 or 4, and the two cannot both be met by current technologies. Customers must choose between the speed of Layer 2 transport networks or the functionality, such as security, offered by slower Layer 3 and Layer 4 transport. We believe that the market's requirement for speed outweighs the benefits of additional functionality and we have designed our products to operate at wire-speed, rather than adding functionalities that would impede the speed and efficiency by which our products transport data.

         The importance of network transport speed is illustrated by the emerging applications of VoIP, streaming video, IPTV and high speed digital access, referred to as the "triple play" service offering due to their high sensitivity to time delays in the network over which they operate. Users have discovered that VoIP on traditional networks, which were originally designed to handle uncomplicated traffic such as email and simple data transfers, suffers from poor voice quality and, under heavy network load, can cease to function entirely. These problems can be even more pronounced when running IPTV on traditional networks. The fundamental cause of these problems is that the latencies inherent in traditional centralized networks are incongruent with the speed requirements of these "triple play" applications. It was a desire to create a practical, cost-effective solution to these problems that drove the creation of our distributed network architecture, which provides for seamless Layer 2 transport at wire-speed over significant distances.

         Internet Protocol version 6 ("IPv6") is a standard providing a much larger global address space than its predecessor IPv4. Interest in and adoption of IPv6 is gaining momentum in international markets, and the U.S. Federal Government has made IPv6 a requirement for its upcoming procurements in the next several years. However, we believe the widespread adoption of IPv6 in the U.S. commercial sector is likely to take several years. Given that our primary focus is to offer products with ultra-high speed transport, while we are currently capable of implementing full IPv6 software in our products, we have elected not to do so at this time because it would result in slower network transport performance. Instead, our products are configured as protocol agnostic transport pipes operating at wire speed that seamlessly pass IPv6 traffic. At such time as IPv6 functionality is fully implemented in hardware rather than in software, we intend to design, develop and offer fully compliant IPv6 switch products that operate at wire-speed.

         Security is another Layer 3 or Layer 4 function generating great interest in today's marketplace. We have recognized that network security is a major concern for many customers and have incorporated several major security features into our systems. These include IEEE 802.1X support with Radius authentication, Layer 2 ACLs and MAC filters, and Layer 3 and 4 ACLs. More unique, however, is the fact that our distributed fabric technology, RAST, is inherently more secure from monitoring because it is a unique and unrecognizable protocol to those attempting to breach the network fabric from outside the network. We consider our products among the most secure on the market today, but plan to continuously evaluate the possible addition of new security functions so long as such additions do not compromise the wire-speed performance of our products.

RESEARCH AND DEVELOPMENT

         We commenced our transition into the data network switching industry in October 2003. From October 2003 until early 2005, we worked to develop our first flagship product, the ER-1010, and made progress toward the development of our second product, the ER-1808. By the end of the third quarter of 2004, our design team had finalized the design work on a fiber based RAST card. This card enables all of our network switching systems employed in a network connected through fiber to work as one system, even if such systems are located up to 80 kilometers apart. In September and October 2004, we developed a 10-Giga-fiber card, which enables our systems to communicate with other brands of network switches.

         During 2005, our research and development resources were mainly focused on adding features to the ER-1010, such as Data Management Software (software enabling analysis of data flows handled by the ER-1010) and other enriching functions. Throughout 2005, substantial testing of the ER-1010 was carried out internally for the purpose of ensuring that product features worked as expected and extensive external testing was conducted to validate the quality of our products. Toward the end of 2005, the development of the ER-1808 was to a large extent finalized and we began the testing of a new edge switch, the OR-1048. In the fourth quarter of 2005, certain parts of the ER-1010 were upgraded, including the design of a dual power supply to replace the existing single power supply, the replacement of certain cables to reduce manufacturing costs, and an upgrade to a more powerful processor. We also made significant progress in 2005 debugging software included in the ER-1010, resulting in substantial improvement of the ER-1010's performance in terms of reduced failover time, increased stacking possibilities, and smooth running of jumbo frames.

         During 2006, our research and development team completed various enhancements to the ER-1010, resulting in an improvement of the control plane and increasing memory and processing power. We also began work on upgrading the existing ER-1010 to a more powerful product and expect to finalize this project during the first half of 2007. During the second half of 2006, we continued testing various applications that may better position our products for various markets. We also began testing our products with a government approved test organization. We expect to have these tests finalized in early 2007, which may provide an opportunity for the entrance of our products into certain government markets.

         None of our research and development to date has been customer specific. Therefore, we have not billed any of our customers for non-recurring engineering or other research and development expenses. In the future, we expect that there may be periodic opportunities to engage in customer specific projects for which we can bill a portion of our research and development expenses to such customers.

         In 2007, we expect to bring a new enhanced version of the ER-1010 to market and to be increasingly engaged in customer-specific design service activities. In the second part of 2007, we expect to expand our line of products, including the possible introduction of a new high density RAST core switch and an edge switch. We anticipate that the introduction of these two switches will allow us to create single switch solutions of 2000 Gigabit ports and more. In addition, our R&D team will be working on adding functionality to our existing products, such as power over Ethernet and wire speed inline encryption. We also anticipate that we will spend additional time and resources on testing our products and further improving documentation and customer support.

SALES AND MARKETING

         We market and sell our products to customers through a combination of direct sales to end users and sales through resellers. Our sales offices are located at our principal headquarters in Santa Ana, California and we have sales employees in California, Georgia and Virginia. In addition, we have finder's fee and consulting agreements in place with a number of independent third parties to facilitate the sale of our products on a global basis.

         We anticipate that original equipment manufacturers (OEMs) may eventually constitute another important sales channel. Potential OEMs may include our product in their offerings to end users and system integrators. While we are currently pursuing multiple OEM relationships, at this time none have been secured and there can be no guarantee that we will succeed in securing such relationships.

COMPETITION

         We believe the key competitive factors in today's network switching market are, in order of priority: price, speed, capacity and compatibility with legacy products. We intend to become competitive by offering products that offer unique wire-speed performance at a price that cannot be met by today's legacy alternative networks. We seek to gain and expand a market presence through aggressive marketing and sales efforts. However, our market continues to evolve and we may not be able to compete successfully against current and future competitors.

         We operate in a competitive industry with many established and well-recognized competitors. In particular, Cisco Systems maintains a dominant position in our industry and several of its products compete directly with our products. We also compete with, among others, Extreme Networks, Nortel Networks, Enterasys Networks, 3Com, Huawei Technologies, Force 10 Networks, and Alcatel. Most of our competitors (including all of the competitors referenced above) have substantially greater market leverage, distribution networks, and vendor relationships, longer operating histories and industry experience, greater financial, technical, sales, marketing and other resources, more name recognition and larger installed customer bases than we do and can be expected to react strongly to our marketing efforts.

         In addition, many competitors exist who, because of their substantial resources, distribution relationships and customer base, could temporarily drop prices to stave off a potential successful market launch by us. Other competitive responses might include, without limitation, intense and aggressive price competition and offers of employment to our key marketing or management personnel. There can be no assurance that we will be successful in the face of increasing competition from existing or new competitors, or that competition will not have a material adverse effect on our business, financial condition and results of operations.

         Competitive pressures and other factors, such as new product or new technology introductions by us or our competitors, may result in price or market share erosion that could have a material adverse effect on our business, results of operations and financial condition. In addition, there can be no assurance that our products and services will achieve broad market acceptance or will successfully compete with other products targeting the same customers.

MANUFACTURING AND SUPPLIERS

         Our success will depend on partnerships in both technology and related support. Our primary technology provider is Broadcom Corporation. Broadcom's 10 Gigabit Ethernet, Gigabit Ethernet and fast Ethernet transceivers provide the Ethernet and 10 Gigabit switching fabric in our distributed architecture. Another major supplier is TTM Corporation, which supplies PCB fabrication and PCB design and analyses support. Our operating system is based on WindRiver's VxWorks, which is widely used throughout the information technology industry.

         All of our manufacturing activities have been outsourced to Express Manufacturing Inc. ("EMI"), a subcontractor located in the same vicinity as our principal headquarters. EMI is owned and controlled by the in-laws of our director Albert Wong. We entered into a manufacturing agreement with EMI in November 2003, six months prior to Mr. Wong joining our Board of Directors. The agreement has never been modified or amended. We do not have any minimum purchase requirements under the agreement and the agreement does not create an exclusive relationship between us and EMI. The term of the agreement is one year, which automatically renews on an annual basis unless earlier terminated pursuant to terms of the agreement. The agreement may be terminated for convenience by either party upon providing the other party 180 days' prior written notice or by the non-defaulting party in an event of default. Prices are quoted to us by EMI on an order-by-order basis. We are required to provide EMI firm purchase orders at least 90 days prior to the scheduled delivery date. The prices quoted to us by EMI may be adjusted up or down subsequent to us submitting a firm purchase order based on a number of factors, including without limitation rescheduling, cancellations, engineering changes, specification changes and the cost of required supplies and materials. The costs charged to us by EMI may also increase if we provide EMI less than the required 90-day lead time. Payment terms are net 30 days after our receipt of an order.

         EMI's manufacturing activities for us consist of printed circuit board assembly and, final assembly of our products. We store our high-cost inventory at our principal headquarters and supply it to EMI as needed to meet our orders. Our low-cost inventory (such as component parts) are stored at EMI's warehouse at no additional cost to us so long as we continue to utilize EMI as our manufacturer. We currently conduct final systems testing at our principal headquarters, but we anticipate that this responsibility will be transferred to EMI sometime during 2007.

         All price quotes received by us from EMI must be reviewed and approved by both our operations department and financing department prior to us placing any firm purchase order with EMI. Our management and operations team believe, based on their industry experience, that the prices quoted and charged to us by EMI are competitive within the industry given our low order quantities. We also engage in comparative manufacturing pricing analysis from time to time to ensure EMI's price quotes are in line with current market rates. We have no reason to believe that Mr. Wong's relationship with EMI has resulted in us being charged materially less or materially more than EMI would charge unaffiliated third parties for comparable services.

         We utilize "best in class" providers of merchant silicon, embedded software, production circuit boards, and loss-free interconnects to craft our switch products. No extraordinary investments in custom ASICs, software or infrastructure was required to engineer our family of products. In furtherance of our dedication to cost consciousness, in August 2004 we relocated our operations to a Federal Empowerment Zone and local enterprise zone, directly between EMI, our contract manufacturer, and Broadcom, our merchant silicon provider, in order minimize facility costs and speed the design-to-production transition of new silicon switching innovations.

EMPLOYEES

         As of March 12, 2007 we had 26 employees. None of our employees are a party to any collective bargaining agreements with us. We consider our relations with our employees to be good.

PATENTS, TRADEMARKS, AND LICENSING AGREEMENTS

         We have eight U.S. patent applications pending, with broad claim sets covering numerous aspects of our Ethernet Distributed Switch Fabrics. Due to delays at the patent office, the latest application was filed using the new accelerated examination procedure. We also have applications pending in Europe
(EPO) and Japan.

         While we believe that our use of the technology encompassed in the Ethernet Distributed Switch Fabrics patent applications is neither infringed upon by any third party, nor infringes on any prior art of any third party, we are unable to assess the validity, scope, or defensibility of our patent applications, and any challenge to or claim of infringement relating to one or more of the patent applications could materially and adversely affect our business and results of operations.

         We have not entered into any licensing or franchising agreements for revenue generating purposes.

ORGANIZATION

         We were organized under the laws of the State of Colorado on January 22, 2001 under the name Pacific InterMedia, Inc. We originally were engaged in the business of offering EDGAR filing services to companies outsourcing the formatting and electronic filing of registration statements, periodic reports and other forms with the SEC, but generated minimal revenues from these operations. On October 17, 2003, we completed a business combination transaction with Raptor Networks Technology, Inc., a California corporation ("Raptor"), whereby we acquired all of the issued and outstanding capital stock of Raptor in a cashless common stock share-for-share exchange in which Raptor became our wholly-owned subsidiary (the "Raptor Acquisition").

         Immediately prior to the Raptor Acquisition, we had 4,034,000 shares of common stock issued and outstanding. Of those shares, 3,000,000 were "restricted securities," as defined in Rule 144 ("Rule 144") under the Securities Act, held by our founder, Tina Bogani, who was our sole officer and director immediately prior to the Raptor Acquisition. The remaining 1,034,000 shares were sold and issued by us pursuant to our Registration Statement on Form SB-2 filed with the Commission on May 22, 2002 (Registration No. 333-74846) and were held by approximately 25 holders as of the Raptor Acquisition.

         Raptor was organized under the laws of the State of California on July 24, 2003. At the time of the Raptor Acquisition, Raptor was a start-up, development stage company working on the design and development of data network switching technologies based on the pre-incorporation design efforts of its founders. Immediately prior to the Raptor Acquisition, Raptor had 19,161,256 shares of its common stock issued and outstanding, all of which were "restricted securities" as defined under Rule 144. Of those shares, 10,000,000 were held by Raptor's three founders in the following amounts: Lyle Pearson, 4,000,000 shares; Eddie Hoffman, 3,000,000 shares; and Ananda Perera, 3,000,000. The remaining 9,161,256 shares were issued to private investors and service providers in reliance upon the exemption from registration available under
Section 4(2) of the Securities Act, among others, as transactions not involving a public offering, and were held by approximately 32 holders as of the Raptor Acquisition.

         The Raptor Acquisition was structured as a share-for-share exchange whereby we issued to Raptor's shareholders, on a one-for-one basis, an aggregate of 19,161,256 shares of our authorized but previously unissued common stock in exchange for the 19,161,256 shares of Raptor common stock collectively held by them. As a material term of the Raptor Acquisition, we redeemed the 3,000,000 shares of our common stock held by Tina Bogani in consideration for us transferring to Ms. Bogani all of the assets held by us immediately prior to the Raptor Acquisition. As a result of these transactions, Raptor became our wholly-owned subsidiary, with the former shareholders of Raptor owning 19,161,256, or 94.9%, of our issued and outstanding common stock.

         Concurrently with the Raptor Acquisition, Tina Bogani appointed Raptor's directors, Lyle Pearson and Edwin Hoffman, as our directors and, immediately thereafter, Ms. Bogani resigned as our officer and director. Concurrently with Ms. Bogani's resignation, Lyle Pearson and Edwin Hoffman, in their capacity as directors, appointed the officers of Raptor as our officers as follows: Lyle Pearson, President and Chief Executive Officer; Edwin Hoffman, Vice President and Chief Technical Officer; Ananda Perera, Vice President of Engineering; and Bob van Leyen, Chief Financial Officer.

         As of the date of the Raptor Acquisition, both we and Raptor were start-up, development stage companies and had each realized negligible revenues. We are unable to locate any documentation or other information regarding how the value of our common stock or Raptor's common stock was calculated in determining that the stock be exchanged on a one-for-one basis in the Raptor Acquisition. In addition, there was no public market for either our or Raptor's stock at the time of the Raptor Acquisition on which to base such an evaluation. We have no reason to believe the Raptor Acquisition was not an arms-length transaction or that the terms of the Raptor Acquisition were not reasonable at the time the transactions were entered into. However, we can provide no assurance that our common stock or Raptor's common stock was not over-valued or under-valued in the Raptor Acquisition.

         Based on our review of the Raptor Acquisition documentation, our discussions with Edwin Hoffman, Ananda Perera and Bob van Leyen (each of which was an officer of Raptor as of the date of the Raptor Acquisition), and our communications with various other parties related to the Raptor Acquisition, we believe that the Raptor Acquisition was planned and structured for the most part by our former CEO and President, Lyle Pearson, while he was CEO and President of Raptor prior to the Raptor Acquisition.

         Mr. Pearson resigned as our officer and director on March 12, 2004, however, we were able to contact Mr. Pearson to confirm certain details surrounding the Raptor Acquisition as follows: Mr. Pearson informed us that his actions in conjunction with the Raptor Acquisition were based on advice he received from one of the early investors in Raptor, Mr. Mirco Teta. Mr. Teta, who we are informed later deceased in 2005, informed Mr. Pearson approximately in July 2003 that he would be able to secure investors and funding for Raptor contingent upon the consummation of Raptor's reverse merger with a publicly traded company. Mr. Teta then introduced Mr. Pearson to Mr. Keith Webb who, in turn, set up meetings with, and introduced Mr. Pearson to, Sierra West Capital ("Sierra") and an attorney, Mr. Randall Lanham, to assist Raptor in finding a suitable publicly traded "shell" company with which Raptor could enter into a reverse merger transaction.

         It is our understanding that Sierra enabled Mr. Pearson to make contact with our pre-Raptor Acquisition management, who together with Mr. Pearson and Mr. Lanham negotiated the terms of the Raptor Acquisition. It is our belief that Marc Bogani, brother to Tina Bogani, also had some involvement in bringing us and Raptor together and facilitating the Raptor Acquisition. As consideration for the services rendered by them in connection with the Raptor Acquisition, we granted Keith Webb a total of 250,000 shares of our common stock and we granted Jeff Chatfield (a representative of Sierra) and Mark Bogani each warrants to purchase 100,000 shares of our common stock at an exercise price of $0.01 per share. Messrs. Chatfield and Bogani each exercised their respective warrants in December 2003. To our knowledge, other than (i) the shares granted to Mr. Webb,
(ii) the warrants granted to Messrs. Chatfield and Bogani, (iii) the payment of attorneys' fees, and (iv) the issuance of 19,161,256 shares of our common stock in exchange for an equal number of shares of Raptor, no other consideration was paid by us in conjunction with the Raptor Acquisition.

         The issuances of shares and warrants in connection with the Raptor Acquisition were made in reliance upon the exemption from registration available under Section 4(2) of the Securities Act, among others, as transactions not involving a public offering. This exemption was claimed on the basis that these transactions did not involve any public offering and the purchasers in each offering were accredited or sophisticated and had sufficient access to the kind of information registration would provide. In each case, appropriate investment representations were obtained and certificates representing the securities were issued with restrictive legends.

         Upon the completion of the Raptor Acquisition, we changed our name to Raptor Networks Technology, Inc., terminated our EDGAR filing services operations and, by and through our subsidiary Raptor, became engaged in the data network switching industry. The Raptor Acquisition has been treated as a reverse merger, with Raptor being considered the acquiring entity for accounting purposes.

LEGAL MATTERS

         From time to time, we may be involved in various claims, lawsuits, disputes with third parties, actions involving allegations of discrimination, or breach of contract actions incidental to the operation of our business. However, we are not currently involved in any litigation which we believe could have a materially adverse effect on our financial condition or results of operations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         Set forth below is certain information with respect to our directors and executive officers.

NAME                             AGE       POSITION WITH COMPANY
----                             ---       ---------------------
Thomas M. Wittenschlaeger         49       Chief Executive Officer, President,
                                           Director and Chairman of the Board
Bob van Leyen                     63       Chief Financial Officer and Secretary
Ken Bramlett                      47       Director (1) (2)
Larry L. Enterline                54       Director (1) (3)
Albert Wong                       58       Director (1) (4)

---------------
(1) Member of the Audit, Nominating and Governance, and Compensation Committees.
(2) Chairperson of the Nominating and Governance Committee.
(3) Chairperson of the Audit Committee.
(4) Chairperson of the Compensation Committee.

         THOMAS M. WITTENSCHLAEGER, (age 49), is our Chief Executive Officer, President, a director and Chairman of the Board. Mr. Wittenschlaeger has accumulated more than twenty-two years of experience in the high technology products and services area, much of it in general management with leadership positions in operating units ranging in size from $3 million to $500 million in annual revenues. From 2002 to 2004, he was Senior Vice President of Corporate Development and Chief Technical Officer at Venturi Partners, Inc., a leading provider of information technology and professional staffing services nationwide. From 2000 to 2002, he was Senior Vice President and General Manager of ViaSat Satellite Networks, the commercial arm of ViaSat, Inc. He is a 1979 graduate of the U.S. Naval Academy in Annapolis, Maryland with a B.S. in electrical engineering and post-graduate work in nuclear engineering. He is also a graduate of the UCLA Executive Program in Business and co-founder of UCLA's Executive Program in Marketing. Mr. Wittenschlaeger has been our Chairman of the Board, President and Chief Executive Officer since March 15, 2004.

         LARRY L. ENTERLINE, (age 54), is one of our directors and Chairperson of the Audit Committee. In February 2006, Mr. Enterline was reappointed as the Chief Executive Officer of COMSYS IT Partners, Inc., a leading provider of information technology services, having previously served from December 2000 to September 2004 as the Chief Executive Officer of Venturi Partners, Inc. (the predecessor to COMSYS IT Partners prior to the September 2004 merger between Venturi Partners and COMSYS Holding, Inc.). Mr. Enterline has also served as a director of COMSYS IT Partners since the 2004 merger, previously having served as a director of Venturi Partners from December 2000 to March 2003 and as chairman of the board of Venturi Partners from April 2003 until the date of the merger. From 1989 to November 2000, Mr. Enterline served in various management roles with Scientific Atlanta, Inc., a leading national global manufacturer and supplier of cable network products, the last of which was Corporate Senior Vice President for Worldwide Sales and Service. He also held management positions in the marketing, sales, engineering and products areas with Bailey Controls Company and Reliance Electric Company from 1974 to 1989. Mr. Enterline brings decades of market-defining successes to our Board. Mr. Enterline is also a member of the board of directors of Concurrent Computer Corp. Mr. Enterline has been one of our directors since October 18, 2004.

         KEN BRAMLETT, (age 47), is one of our directors and Chairperson of the Nominating and Governance Committee. Mr. Bramlett has served as Senior Vice President and General Counsel of COMSYS IT Partners, Inc., since January 2006. Prior to that he served as a partner with the Charlotte, North Carolina law firm of Kennedy Covington Lobdell & Hickman, L.L.P. from March 2005 to December 2005. Mr. Bramlett is also a director of World Acceptance Corporation, where he has served on the board of directors since 1994. From 1996 to 2004, Mr. Bramlett served as Senior Vice President and General Counsel of Venturi Partners, Inc., a leading national provider of information technology and professional staffing services and from 1990 to 1996 as a partner with the law firm of Robinson, Bradshaw and Hinson, P.A. Mr. Bramlett brings 20 years of experience in corporate law and governance, public and private equity, and mergers and acquisitions to our Board. Mr. Bramlett has been one of our directors since December 2, 2004.

         ALBERT WONG, (age 58), is one of our directors and Chairperson of the Compensation Committee. Mr. Wong has more than twenty years of experience in the high-tech industry, from start-up phase to executive management. He is a co-founder of AST Research, a world class PC manufacturer founded in 1980, where he served as director, Chief Technology Officer & Executive Vice President from 1980 to 1989. Later, he founded AMKLY Systems, a producer of high performance PC and network servers. He was President & CEO of AMKLY through 1996. In October 1998, Mr. Wong was recruited by Clarion Co., Ltd. to start a North America research and development center. He served as director, President & CEO of Clarion Advanced Technology (later as Zandiant Technologies) until June 2003. Since June 2003, Mr. Wong has acted as a private investor. Mr. Wong has also served as a member of board of directors with Printrak International, a leading fingerprint identification company, Netsoft and InfoGation Corporation and served as an advisor to Express Manufacturing, Inc., a leading contract manufacturing company, from May 2002 until March 2006. Mr. Wong has been one of our directors since May 17, 2004.

         BOB VAN LEYEN, (age 63), is our Chief Financial Officer and Secretary. Mr. van Leyen has more than twenty-four years of experience working in the high-tech industry, holding various executive positions in finance, operations and general management. From 2002 to 2003, Mr. van Leyen served as a partner with Tatum CFO, L.L.C. where he provided financial and operational support to start-up companies in the high-tech industry. From 1999 to 2001, he was a divisional Chief Financial Officer at Wyle Electronics. During his twenty-four years of employment, Mr. van Leyen has managed extensive financial operations organizations in Europe, Asia, and the United States, providing financial support to operations. Mr. van Leyen attended the Dutch Institute of Chartered Auditors and holds a Dutch degree equivalent to a U.S. Bachelor's degree in Business Administration. Mr. van Leyen has served as our Chief Financial Officer and Secretary since September 29, 2003.

TERM OF OFFICE AND FAMILY RELATIONSHIPS

         All directors hold office until the next annual meeting of shareholders or until their respective successors are elected or until their earlier death, resignation or removal. Executive officers are appointed by and serve at the discretion of our Board of Directors. There are no family relationships among our executive officers and directors.

BOARD COMMITTEES

         Our Board of Directors currently has an Audit Committee, a Nominating and Governance Committee, and a Compensation Committee. Our Board of Directors has determined that Larry L. Enterline, Ken Bramlett and Albert Wong are each "independent" as defined in NASD Marketplace Rule 4200(a)(15) and that Messrs. Enterline and Bramlett meet the applicable NASD listing standards for designation as an "Audit Committee Financial Expert."

         AUDIT COMMITTEE

         The Audit Committee consists of three Board members, Larry L. Enterline, Albert Wong and Ken Bramlett. Mr. Enterline is the chairperson of the Audit Committee. The duties of the Audit Committee include meeting with our independent public accountants to review the scope of the annual audit and to review our quarterly and annual financial statements before the statements are released to our shareholders. The Audit Committee also evaluates the independent public accountants' performance and has sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification) and to determine whether the independent public accounting firm should be retained for the ensuing fiscal year. In addition, the Audit Committee reviews our internal accounting and financial controls and reporting systems practices. A copy of the Audit Committee's current charter may be found at our website at www.raptor-networks.com.

         NOMINATING AND GOVERNANCE COMMITTEE

         The Nominating and Governance Committee consists of three Board members, Larry L. Enterline, Ken Bramlett and Albert Wong. Mr. Bramlett is the chairperson of the Nominating and Governance Committee. The Nominating and Governance Committee identifies and reviews the qualifications of candidate nominees to the Board of Directors. The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director, including candidates that may be referred by stockholders. Stockholders that desire to recommend candidates for the board for evaluation may do so by contacting our Secretary in writing, including the candidate's name and qualifications and a statement from the candidate that he or she consents to being named in our proxy statement and will serve as a director if elected. Candidates may also come to the attention of the Nominating and Governance Committee through current board members, professional search firms and other persons. A copy of the Nominating and Governance Committee's current charter may be found at our website at www.raptor-networks.com.

         COMPENSATION COMMITTEE

         The Compensation Committee consists of three Board members, Larry L. Enterline, Ken Bramlett and Albert Wong. Mr. Wong is the chairperson of the Compensation Committee. The Compensation Committee is responsible for advising the Board of Directors regarding our responsibilities relating to compensation of our executive officers and Board members. The Compensation Committee is also responsible for evaluating and recommending to the Board of Directors our executive compensation plans, policies and programs. A copy of the Compensation Committee's current charter may be found at our website at www.raptor-networks.com.

CODE OF ETHICS

         Our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees and an additional Code of Ethics that applies to our Chief Executive Officer and our senior financial officers.

         We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from provisions of these codes that relate to one or more of the items set forth in Item 406(b) of Regulation S-B by describing on our Internet website, located at www.raptor-networks.com, within four business days following the date of a waiver or a substantive amendment, the date of the waiver or amendment, the nature of the amendment or waiver, and the name of the person to whom the waiver was granted.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. These officers, directors and shareholders are required by SEC regulations to furnish us with copies of all such reports that they file.

         Based solely upon a review of copies of these reports furnished to us during 2006 and thereafter, or written representations received by us from reporting persons that no other reports were required, we believe that all
Section 16(a) filing requirements applicable to our reporting persons during 2006 were complied with.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION OF EXECUTIVE OFFICERS

         The following section contains information about the compensation paid to our executive officers and directors during the year ended December 31, 2006.

SUMMARY COMPENSATION TABLE

         The following table provides information concerning the compensation for the year ended December 31, 2006 for our principal executive officer and our principal financial officer, who were the only persons that served as executive officers during 2006 (collectively, the "named executive officers").

                                              SUMMARY COMPENSATION TABLE - 2006

                                                                                        CHANGE IN
                                                                                         PENSION
                                                                                         VALUE AND
                                                                           NON-EQUITY   NONQUALIFIED
                                                                           INCENTIVE      DEFERRED
                                                         STOCK   OPTION      PLAN       COMPENSATION   ALL OTHER
         NAME AND                   SALARY      BONUS    AWARDS  AWARDS   COMPENSATION   EARNINGS     COMPENSATION    TOTAL
    PRINCIPAL POSITION      YEAR      ($)        ($)      ($)    ($)(1)       ($)           ($)           ($)          ($)
--------------------------  ----  ----------  ---------  ------  -------  ------------  ------------  ------------  --------
Thomas M. Wittenschlaeger,
Chief Executive Officer     2006  164,375(2)  70,000(3)    --    148,050       --            --         30,613(4)    413,038
and President

Bob van Leyen,              2006  134,377(5)  30,000(6)    --     18,750       --            --         17,983(7)    201,110
Chief Financial Officer

---------------------

(1) This column represents the dollar amount recognized for financial statement reporting purposes with respect to the year ended December 31, 2006 for the fair value of stock options granted to each of our named executive officers calculated in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to these option grants, refer to Note 1 of our financial statements and related notes beginning on page F-1 of this prospectus. These amounts reflect only our accounting expense for these option grants and do not correspond to the actual value that will be recognized by our named executive officers. See the Outstanding Equity Awards at December 31, 2006 table below for more information on options held by the named executive officers.
(2) Effective August 8, 2006, our Compensation Committee approved an increase to Mr. Wittenschlaeger's annual salary from $155,000 to $180,000. Mr. Wittenschlaeger's annual salary had previously been decreased from $195,000 to $155,000 in November 2004 in an effort to reduce our expense run rates.
(3)  Consists of a $70,000 cash performance bonus in August 2006.
(4) Consists of $23,730 in reimbursement of living expenses for an apartment in Southern California and $6,883 in health and life insurance premiums.

(5) Effective August 8, 2006, our Compensation Committee approved an increase to Mr. van Leyen's annual salary from $125,000 to $150,000. Mr. van Leyen's annual salary had previously been decreased from $190,000 to $125,000 in November 2004 in an effort to reduce our expense run rates.
(6) Consists of a $30,000 cash performance bonus in August 2006. (7) Consists of $17,983 in health and life insurance premiums.

EMPLOYMENT AGREEMENTS AND EXECUTIVE COMPENSATION

         There are no employment contracts, termination agreements, or change-in-control arrangements between us and any of our named executive officers. The Compensation Committee reviews and, if deemed appropriate, adjusts the annual salaries of our named executive officers on at least an annual basis. The Compensation Committee may from time to time grant performance or similar cash bonuses to our named executive officers at its discretion. The Compensation Committee may also periodically award options or warrants to our named executive officers under our existing option and incentive plans at its discretion.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

         The following table sets forth information about outstanding equity awards held by our named executive officers as of December 31, 2006.

                                        OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

                                                                                                  STOCK AWARDS
                                                                                  -------------------------------------------
                                                                                                                     EQUITY
                                                                                                         EQUITY    INCENTIVE
                                           OPTION AWARDS                                               INCENTIVE     PLAN
                     ------------------------------------------------------------                         PLAN       AWARDS:
                                                                                    NUMBER               AWARDS:   MARKET OR
                                                   EQUITY                             OF     MARKET      NUMBER      PAYOUT
                                                  INCENTIVE                          SHARES  VALUE OF      OF       VALUE OF
                                                    PLAN                              OR     SHARES     UNEARNED    UNEARNED
                       NUMBER        NUMBER        AWARDS:                           UNITS     OR       SHARES,     SHARES,
                         OF            OF         NUMBER OF                           OF     UNITS OF    UNITS      UNITS OR
                      SECURITIES   SECURITIES     SECURITIES                         STOCK    STOCK     OR OTHER     OTHER
                      UNDERLYING   UNDERLYING     UNDERLYING                         THAT     THAT       RIGHTS      RIGHTS
                      UNEXERCISE  UNEXERCISED     UNEXERCISE   OPTION                HAVE     HAVE        THAT       THAT
                       OPTIONS      OPTIONS       UNEARNED    EXERCISE   OPTION       NOT      NOT      HAVE NOT    HAVE NOT
                         (#)          (#)          OPTIONS     PRICE   EXPIRATION   VESTED   VESTED     VESTED      VESTED
      NAME           EXERCISABLE UNEXERCISABLE     (#)         ($)       DATE        (#)      ($)         (#)         ($)
------------------   ----------- -------------  ------------  -------- ----------  -------- --------   ---------  ----------
Thomas M.               233,333     116,667(1)       --         1.00   07/15/2012      --       --         --          --
Wittenschlaeger

Bob van Leyen           300,000        --            --         1.00   09/29/2011      --       --         --          --

--------------------
(1) These options vest on July 15, 2007.

COMPENSATION OF DIRECTORS

         Each of our non-employee directors is entitled to receive cash compensation in the amount of $15,000 per year for service on our board of directors. We reimburse all directors for out-of-pocket expenses incurred in connection with attendance at board and committee meetings. We currently have a policy in place to grant each non-employee director an option to purchase shares of our common stock on the date of his or her commencement of service as a director. We may also periodically award options or warrants to our directors under our existing option and incentive plans.

         The following table provides information concerning the compensation of our directors for the year ended December 31, 2006.

                                        DIRECTOR COMPENSATION

                                                                                  CHANGE
                                                                                IN PENSION
                                                                                VALUE AND
                                                                  NON-EQUITY   NONQUALIFIED
                           FEES EARNED                            INCENTIVE      DEFERRED
                             OR PAID       STOCK     OPTION          PLAN      COMPENSATION   ALL OTHER
                             IN CASH      AWARDS       AWARDS    COMPENSATION    EARNINGS    COMPENSATION    TOTAL
          NAME                 ($)          ($)        ($)(1)        ($)           ($)           ($)          ($)
-----------------------  --------------  ---------  ----------  -------------- ------------  ------------  ---------
Larry L. Enterline           15,000         --       19,692(2)        --            --            --         34,692
Ken Bramlett                 15,000         --       20,600(3)        --            --            --         35,600
Albert Wong                  15,000         --       48,667(4)        --            --            --         63,667

-------------------
(1) This column represents the dollar amount recognized for financial statement reporting purposes with respect to the year ended December 31, 2006 for the fair value of stock options granted to each of our directors calculated in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to these option grants, refer to Note 1 of our financial statements and related notes beginning on page F-1 of this prospectus. These amounts reflect only our accounting expense for these option grants and do not correspond to the actual value that will be recognized by our directors.
(2) At December 31, 2006, Mr. Enterline held options to purchase an aggregate of 100,000 shares of common stock at an exercise price of $1.00 per share, of which 58,333 options were vested at December 31, 2006.
(3) At December 31, 2006, Mr. Bramlett held options to purchase an aggregate of 100,000 shares of common stock at an exercise price of $1.00 per share, of which 66,667 options were vested at December 31, 2006.
(4) At December 31, 2006, Mr. Wong held options to purchase an aggregate of 100,000 shares of common stock at an exercise price of $1.00 per share, of which 66,667 options were vested at December 31, 2006.

STOCK OPTION PLAN

     GENERAL

         Our 2005 Stock Plan (the "2005 Plan") was approved by our Board of Directors on April 7, 2005 and approved by our shareholders on June 9, 2005 at our 2005 Annual Meeting of Shareholders. We do not intend to grant any stock options under our 2005 Plan until the plan has been registered under applicable federal and state securities laws. We are in the process of preparing a registration statement on Form S-8 for filing with the Commission and comparable California state securities filings.

         All stock options issued prior to shareholder approval of our 2005 Plan were granted outside of a formal stock option plan ("Non-Plan Options"). As of March 12, 2007, options to purchase a total of 1,275,000 shares of common stock were outstanding under Non-Plan Options. As of March 12, 2007, there were 897,500 options to purchase common stock which have been committed to by the Company to new employees and tentatively approved by the Board, subject to the 2005 Plan being registered under applicable federal and state securities laws. These commitments will not be deemed granted until the 2005 Plan has been registered under such laws. Excluding these commitments to issue 897,500 options, 2,102,500 shares will remain available for issuance under the 2005 Plan, subject to the limitations of authorized common stock. We anticipate that future stock options will be issued pursuant to our 2005 Plan or other stock option plans as may be approved by our Board and shareholders in the future.

     SHARES SUBJECT TO THE PLAN

         A total of 3,000,000 shares of common stock are authorized for issuance under the 2005 Plan. Any shares of common stock that are subject to an award but are not used because the terms and conditions of the award are not met, or any shares that are used by participants to pay all or part of the purchase price of any option, may again be used for awards under the 2005 Plan.

     ADMINISTRATION

         The 2005 Plan is to be administered by our Board of Directors or an appropriate committee of our Board of Directors. It is the intent of the 2005 Plan that it be administered in a manner such that option grants and exercises would be "exempt" under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         Our Board of Directors or an appropriate committee is empowered to select those eligible persons to whom options shall be granted under the 2005 Plan, to determine the time or times at which each option or stock purchase right shall be granted, whether options will be incentive stock options ("ISOs") or nonqualified stock options ("NQOs"), and the number of shares to be subject to each option, and to fix the time and manner in which each such option may be exercised, including the exercise price and option period, and other terms and conditions of such options, all subject to the terms and conditions of the 2005 Plan. Our Board of Directors or an appropriate committee has sole discretion to interpret and administer the 2005 Plan, and our decisions regarding the 2005 Plan are final.

         The 2005 Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time and from time to time by our Board of Directors. Neither our Board of Directors nor any committee may materially impair any outstanding options without the express consent of the optionee or increase the number of shares subject to the 2005 Plan, materially increase the benefits to optionees under the 2005 Plan, materially modify the requirements as to eligibility to participate in the 2005 Plan or alter the method of determining the option exercise price without shareholder approval. No option may be granted under the 2005 Plan after April 7, 2015.

     OPTION TERMS

         ISOs granted under the 2005 Plan must have an exercise price of not less than 100% of the fair market value of the common stock on the date the ISO is granted and must be exercised, if at all, within ten years from the date of grant. In the case of an ISO granted to an optionee who owns more than 10% of our total voting securities on the date of grant, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant, and the option period may not exceed five years. NQOs granted under the 2005 Plan must have an exercise price of not less than 85% of the fair market value of the common stock on the date the NQO is granted.

         Options may be exercised during a period of time fixed by our Board of Directors or an appropriate committee, except that no option may be exercised more than ten years after the date of grant. In the discretion of our Board of Directors or an appropriate committee, payment of the purchase price for the shares of stock acquired through the exercise of an option may be made in the manner and for the type of consideration determined by our Board of Directors or an appropriate committee, which may include cash, check, one or more promissory notes, shares of our common stock, consideration received under a cashless exercise program implemented in connection with the 2005 Plan, or any combination of the foregoing.

     FEDERAL INCOME TAX CONSEQUENCES

         Holders of NQOs do not realize income as a result of a grant of the option, but normally realize compensation income upon exercise of an NQO to the extent that the fair market value of the shares of common stock on the date of exercise of the NQO exceeds the exercise price paid. We will be required to withhold taxes on ordinary income realized by an optionee upon the exercise of a NQO. In the case of an optionee subject to the "short-swing" profit recapture provisions of Section 16(b) of the Exchange Act, the optionee realizes income only upon the lapse of the six-month period under Section 16(b), unless the optionee elects to recognize income immediately upon exercise of his or her option.

         Holders of ISOs will not be considered to have received taxable income upon either the grant or the exercise of the option. Upon the sale or other taxable disposition of the shares, long-term capital gain will normally be recognized on the full amount of the difference between the amount realized and the option exercise price paid if no disposition of the shares has taken place within either two years from the date of grant of the option or one year from the date of exercise. If the shares are sold or otherwise disposed of before the end of the one-year or two-year periods, the holder of the ISO must include the gain realized as ordinary income to the extent of the lesser of the fair market value of the option stock minus the option price, or the amount realized minus the option price. Any gain in excess of these amounts, presumably, will be treated as capital gain. We will be entitled to a tax deduction in regard to an ISO only to the extent the optionee has ordinary income upon the sale or other disposition of the option shares.

         Upon the exercise of an ISO, the amount by which the fair market value of the purchased shares at the time of exercise exceeds the option price will be an "item of tax preference" for purposes of computing the optionee's alternative minimum tax for the year of exercise. If the shares so acquired are disposed of prior to the expiration of the one-year and two-year periods described above, there should be no "item of tax preference" arising from the option exercise.

         THE TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED UPON PRESENT LAW. EACH HOLDER OF OPTIONS UNDER THE 2005 PLAN SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE TRANSACTION TO HIM OR HER, INCLUDING APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER LAWS.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 7-109-102 of the Colorado Business Corporations Act (the "Colorado Act") authorizes a Colorado corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Unless limited by a corporation's articles of incorporation, Section 7-109-105 of the Colorado Act authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction. Unless limited by the articles of incorporation, Section 7-109-107 of the Colorado Act extends this same right to officers of a corporation as well.

         Unless limited by a corporation's articles of incorporation, Section 7-109-103 of the Colorado Act requires that a Colorado corporation indemnify a director who was wholly successful in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith. Unless limited by the articles of incorporation, Section 7-109-107 of the Colorado Act extends this same protection to officers of a corporation as well.

         Pursuant to Section 7-109-104 of the Colorado Act, a Colorado corporation may advance a director's expenses incurred in defending any action or proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 7-109-102 described above. Unless limited by the articles of incorporation, Section 7-109-107 of the Colorado Act extends this same protection to officers of a corporation as well.

         Regardless of whether a director or officer has the right to indemnity,
Section 7-109-108 of the Colorado Act allows a Colorado corporation to purchase and maintain insurance on such directors or officers behalf against liability resulting from his or her role as director or officer.

         Our Articles of Incorporation do not limit any of the rights afforded to our directors and officers under the Colorado Act and Article VI of our Bylaws states that any director or officer who is involved in litigation by reason of his or her position with us as a director or officer shall be indemnified and held harmless by us to the fullest extent authorized by law as it now exists or may subsequently be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights). Our directors and officers are also presently covered by an insurance policy indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they may not be indemnified by us. We believe that the indemnification and insurance provided to our directors and officers is necessary to attract and retain qualified persons as directors and officers.

         To the extent indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons under the above provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On November 7, 2003, we entered into an agreement with Express Manufacturing, Inc. ("EMI") to provide us contract manufacturing services. EMI is owned by director Albert Wong's in-laws. Mr. Wong served as an advisor to EMI from May 2002 until March 2006, but has no direct financial interest in the company. EMI manufactures printed board assemblies for us in quantities and prices as set forth in quotations delivered to us for review and acceptance. Under this arrangement, we made no payments to EMI in the fiscal year ended December 31, 2003 and approximately $183,000, $143,000 and $51,000 in payments during fiscal years ended December 31, 2004, 2005 and 2006, respectively. We have no reason to believe that Mr. Wong's relationship with EMI has resulted in us being charged materially less or materially more than EMI would charge unaffiliated third parties for comparable services. Please refer to the detailed description of our manufacturing arrangement with EMI set forth in the "Business" section of this prospectus under the caption "Manufacturing and Suppliers" beginning on page 48 of this prospectus for more information regarding our relationship with EMI.

         In addition, during the year ended December 31, 2006, we sold several of our network switch products to EMI for a total amount of $44,801. The price paid by EMI for our products was in line with our commercial rates.

         Director Albert Wong is Manager and controlling shareholder of DMK Investments, LLC ("DMK"). In June 2004, DMK purchased 138,889 shares of our common stock, 138,889 Series C Warrants and 138,889 Series D Warrants. DMK purchased the common stock and warrants at the same price ($1.80 per unit, each unit consisting of one share of common stock, one Series C Warrant and one Series D Warrant) and on the same terms and conditions as all other investors in our June 2004 financing. The Series C Warrants had an original exercise price of $3.00 per share. On August 13, 2004, we amended the terms of the Series C Warrants to have an exercise price of $1.25 per share. The Series C Warrants subsequently expired on August 15, 2006 and no such warrants were exercised prior to their expiration. The Series D Warrants expire on June 1, 2009 and had an original exercise price of $3.50 per share. On December 12, 2005, we entered into an amendment with the holders of our Series D Warrants, including DMK, to reduce the exercise price of the Series D Warrants to $0.50 per share. The amendments to reduce the exercise price of both the Series C Warrants and the Series D Warrants were in each case unanimously approved by our Board of Directors.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of March 12, 2007, certain information with respect to the beneficial ownership of our stock by (i) each of our Named Executive Officers, (ii) each of our directors, (iii) each person known to us to be the beneficial owner of more than 5% of each class of our outstanding voting securities, and (iv) all of our directors and executive officers as a group.

         Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC"), and includes voting or investment power with respect to the securities. To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Shares of common stock underlying derivative securities, if any, that currently are exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of common stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. Percentage of beneficial ownership is based on 54,885,863 shares of common stock outstanding as of March 12, 2007.

                                              NUMBER OF SHARES OF COMMON STOCK          PERCENT OF COMMON STOCK
NAME OF BENEFICIAL OWNER(1)                          BENEFICIALLY OWNED                   BENEFICIALLY OWNED
------------------------                             ------------------                   ------------------
Thomas M. Wittenschlaeger                             3,233,333 (2)                           5.88%
Bob van Leyen                                           700,000 (3)                           1.27%
Albert Wong                                             377,778 (4)                              *
Ken Bramlett                                             66,667 (5)                              *
Larry L. Enterline                                       66,667 (6)                              *
All executive officers and directors as a             4,444,445 (7)                           7.98%
group (5 persons)

* Less than 1%.
--------------------------

(1) Unless otherwise indicated, the address is c/o Raptor Networks Technology, Inc., 1241 E. Dyer Road, Suite 150, Santa Ana, California 92705.
(2) Thomas M. Wittenschlaeger is our President, Chief Executive Officer and Chairman of the Board. Includes 233,333 shares of common stock issuable upon the exercise of options which were exercisable as of March 12, 2007 or exercisable within 60 days after March 12, 2007.
(3) Bob van Leyen is our Chief Financial Officer and Secretary. Includes 300,000 shares of common stock issuable upon the exercise of options which were exercisable as of March 12, 2007.
(4) Albert Wong is one of our directors. Includes 100,000 shares of common stock issuable upon the exercise of options which were exercisable as of March 12, 2007 or exercisable within 60 days after March 12, 2007. Also includes 138,889 shares of common stock and 138,889 shares underlying Series D Warrants held by DMK Investments, LLC, the power to vote or dispose of which is shared by Albert Wong and Lia Wong as Managers of DMK Investments, LLC.
(5) Ken Bramlett is one of our directors. Represents 66,667 shares of common stock issuable upon the exercise of options which were exercisable as of March 12, 2007 or exercisable within 60 days after March 12, 2007.
(6) Larry L. Enterline is one of our directors. Represents of 66,667 shares of common stock issuable upon the exercise of options which were exercisable as of March 12, 2007 or exercisable within 60 days after March 12, 2007.
(7) Represents 3,000,000 shares of common stock and 233,333 shares issuable upon the exercise of options held by Thomas M. Wittenschlaeger; 400,000 shares of common stock and 300,000 shares issuable upon the exercise of options held by Bob van Leyen; 100,000 shares issuable upon the exercise of options held by Albert Wong; 66,667 shares issuable upon the exercise of options held by Ken Bramlett; and 66,667 shares issuable upon the exercise of options held by Larry L. Enterline. Also includes 138,889 shares of common stock and 138,889 shares underlying Series D Warrants held by DMK Investments, LLC, the power to vote or dispose of which is shared by Albert Wong and Lia Wong as Managers of DMK Investments, LLC.

                            SELLING SECURITY HOLDERS

         This prospectus covers the offer and sale by the selling security holders of up to an aggregate of 15,267,292 shares of common stock underlying senior convertible notes. The following table sets forth, to our knowledge, certain information about the selling security holders as of March 12, 2007, the date of the table, based on information furnished to us by the selling security holders. Except as indicated in the footnotes or private placement description following the table, each selling security holder has indicated to us that it is acting individually, not as a member of a group, and none of the selling security holders or their affiliates has held any position or office or had any other material relationship with us in the past three years.

         Beneficial ownership is determined in accordance with the rules of the Commission, and includes voting or investment power with respect to the securities. To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Shares of common stock underlying derivative securities, if any, that currently are exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of common stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. Shares shown as beneficially owned after the offering assume that all shares being offered are sold.

         The terms of the senior convertible notes, as well as the warrants held by the selling security holders, prohibit conversion of the convertible notes or exercise of the warrants to the extent that such conversion or exercise would result in the holder, together with its affiliates, beneficially owning in excess of 4.99% of our outstanding shares of common stock. The holder may raise or lower this 4.99% limitation to an amount not to exceed 9.99% upon 61-days' prior written notice to us. Also, these limitations do not preclude a holder from converting a senior convertible note or exercising a warrant and selling shares underlying the note or warrant in stages over time where each stage does not cause the holder and its affiliates to beneficially own shares in excess of the 4.99% limitation amount. Despite these limitations, the number of shares shown in the table below as beneficially owned by each selling security holder prior to this offering is in excess of 4.99% of the shares of our common stock outstanding as of the date of the table. The number of shares being offered by each selling security holder under this prospectus is in excess of the amount of shares issuable to that holder without such holder's waiver of the conversion and exercise limitations discussed above. Two of the selling security holders, Cedar Hill Capital Partners Onshore, LP, and Cedar Hill Capital Partners Offshore, Ltd., are affiliates and, therefore, pursuant to the terms of the 4.99% limitation, their ownership of our common stock is aggregated for purposes of calculating the limitation amount.

         The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the accounts of the selling security holders described below.

SELLING SECURITY HOLDERS' TABLE

                                                                          SHARES OF
                                                                        COMMON STOCK
                                           SHARES OF COMMON STOCK     SHARES OF COMMON        BENEFICIALLY OWNED
                NAME OF                       BENEFICIALLY OWNED         STOCK BEING           AFTER OFFERING (1)
            BENEFICIAL OWNER                  PRIOR TO OFFERING           OFFERED          NUMBER        PERCENTAGE
------------------------------------------    -----------------       ----------------  -------------    -----------
Castlerigg Master Investments Ltd.........     10,270,106 (2)          10,270,106 (2)    3,684,498 (5)      4.99%
Cedar Hill Capital Partners Onshore, LP...      2,698,480 (3)           2,698,480 (3)    1,989,629 (6)      2.69%
Cedar Hill Capital Partners Offshore,           2,298,706 (4)
   Ltd....................................                              2,298,706 (4)    1,694,869 (6)      2.30%

------------------

(1) Assumes all 15,267,292 shares of common stock being offered under this prospectus are sold. The number of shares of common stock offered under this prospectus represents a portion of the number of shares of common stock that are issuable upon the conversion of principal and/or interest, and the payment of principal and/or interest in shares of common stock, each pursuant to the terms of the senior convertible notes held by the selling security holders. The actual number of shares of common stock issuable upon conversion of the senior convertible notes is subject to adjustment and could be materially more than such number depending on a number of factors including, among other factors, the future market price of our common stock.
(2) Represents 10,270,106 shares of common stock underlying two senior convertible notes held by Castlerigg Master Investments Ltd., which represents a portion of the number of shares of common stock that are issuable upon the conversion of principal and/or interest, and the payment of principal and/or interest in shares of common stock, each pursuant to the terms of the senior convertible notes. The actual number of shares of common stock issuable upon conversion of the senior convertible notes is subject to adjustment and could be materially more than such number depending on a number of factors including, among other factors, the future market price of our common stock. Sandell Asset Management Corp. ("SAMC"), is the investment manager of Castlerigg Master Investments Ltd. ("Master"). Thomas Sandell is the sole shareholder of SAMC and may be deemed to have voting and dispositive power over the shares beneficially owned by Master. No other natural person has voting or dispositive power over the shares being registered on behalf of Master. Castlerigg International Ltd. ("Castlerigg International") is the controlling shareholder of Castlerigg International Holdings Limited ("Holdings"). Holdings is the controlling shareholder of Master. Each of Holdings and Castlerigg International may be deemed to share beneficial ownership of the shares beneficially owned by Castlerigg Master Investments. SAMC, Mr. Sandell, Holdings and Castlerigg International each disclaims beneficial ownership of the securities with respect to which indirect beneficial ownership is described.
(3) Represents 2,698,480 shares of common stock underlying a senior convertible note held by Cedar Hill Capital Partners Onshore, LP, which represents a portion of the number of shares of common stock that are issuable upon the conversion of principal and/or interest, and the payment of principal and/or interest in shares of common stock, each pursuant to the terms of the senior convertible note. The actual number of shares of common stock issuable upon conversion of the senior convertible note is subject to adjustment and could be materially more than such number depending on a number of factors including, among other factors, the future market price of our common stock. Power to vote or dispose of the shares is shared by Emil Woods and Charles Cascarilla, who are the principals of Cedar Hill Capital Partners, LLC, which is the investment advisor to Cedar Hill Capital Partners Onshore, LP.
(4) Represents 2,298,706 shares of common stock underlying a senior convertible note held by Cedar Hill Capital Partners Offshore, Ltd., which represents a portion of the number of shares of common stock that are issuable upon the conversion of principal and/or interest, and the payment of principal and/or interest in shares of common stock, each pursuant to the terms of the senior convertible note. The actual number of shares of common stock issuable upon conversion of the senior convertible note is subject to adjustment and could be materially more than such number depending on a number of factors including, among other factors, the future market price of our common stock. Power to vote or dispose of the shares is shared by Emil Woods and Charles Cascarilla, who are the principals of Cedar Hill Capital Partners, LLC, which is the investment advisor to Cedar Hill Capital Partners Offshore, Ltd.

(5) The number of shares beneficially owned after the offering is capped at the contractual 4.99% beneficial ownership limitation of the senior convertible notes and warrants held by Castlerigg Master Investments Ltd. If the 4.99% beneficial ownership limitation is disregarded, Castlerigg Master Investments Ltd. would beneficially own approximately 24,140,892 shares underlying the senior convertible notes and warrants held by it after the offering covered by this prospectus.
(6) The number of shares beneficially owned after the offering is capped at the contractual 4.99% beneficial ownership limitation of the senior convertible notes and warrants held by Cedar Hill Capital Partners Onshore, LP and Cedar Hill Capital Partners Offshore, Ltd. Cedar Hill Capital Partners Onshore, LP and Cedar Hill Capital Partners Offshore, Ltd. are affiliates and, as such, pursuant to the terms of the contractual 4.99% beneficial ownership limitation, their beneficial ownership of our common stock is aggregated for purposes of calculating the 4.99% limitation amount. The 4.99% limitation amount is allocated pro rata between Cedar Hill Capital Partners Onshore, LP and Cedar Hill Capital Partners Offshore, Ltd. based on the aggregate principal amount of their respective senior convertible notes as of the date of the table. If the 4.99% beneficial ownership limitation is disregarded, Cedar Hill Capital Partners Onshore, LP would beneficially own approximately 5,757,559 shares underlying the senior convertible note and warrants held by it after the offering covered by this prospectus, Cedar Hill Capital Partners Offshore, Ltd. would beneficially own approximately 4,904,586 shares underlying the senior convertible note and warrants held by it after the offering covered by this prospectus, and Cedar Hill Capital Partners Onshore, LP and Cedar Hill Capital Partners Offshore, Ltd. would collectively beneficially own approximately 10,662,145 shares underlying the senior convertible notes and warrants held by them after the offering covered by this prospectus.

PRIVATE PLACEMENT THROUGH WHICH THE SELLING SECURITY HOLDERS OBTAINED BENEFICIAL OWNERSHIP OF THE OFFERED SHARES

         All of the shares of common stock being offered under this prospectus are issuable upon the conversion of senior convertible notes that were issued in the below-described private placement transactions. The descriptions of the agreements discussed below are qualified by reference to the complete text of those agreements. However, the representations, warranties, covenants and other provisions of those agreements are not intended as documents for investors and the public to obtain factual information about our current state of affairs. Rather, investors and the public should look to other disclosures contained in our reports under the Securities Exchange Act of 1934, as amended ("Exchange Act").

         SENIOR CONVERTIBLE NOTE FINANCING

         On July 30, 2006, we entered into a Securities Purchase Agreement with three institutional accredited investors in connection with a private placement transaction providing for, among other things, our issuance of senior convertible notes in the aggregate principal amount of $5 million, Series L Warrants to purchase up to an aggregate of 17,065,623 shares of our common stock and Series M Warrants to purchase up to an aggregate of 7,395,103 shares of our common stock. We received aggregate gross proceeds of $5 million from the investors for our issuance of these notes and warrants. We also entered into a registration rights agreement with the investors that required us to register up to 130% of the shares underlying the notes, Series L Warrants and Series M Warrants with the SEC.

         We subsequently entered into Amendment and Exchange Agreements, dated January 18, 2007 and amended and restated on January 22, 2007, with the investors from the July 30, 2006 private placement providing for certain amendments to the senior convertible notes, Series L Warrants, Series M Warrants and registration rights agreement. These amendments include, but are not limited to, an increase in the principal amount of the notes from an aggregate of $5 million to an aggregate of approximately $7.2 million, an increase in the aggregate number of shares of common stock issuable upon exercise of the Series L Warrants by 5,688,540 (from an aggregate of 17,065,623 shares to an aggregate of 22,754,163 shares), and a reduction in the exercise price of the Series L Warrants and the Series M Warrants from $0.5054 per share to $0.43948 per share. We also modified our registration obligations to require that we initially register 15,267,292 shares of our common stock underlying the senior convertible notes with the SEC, with the remaining shares underlying the senior convertible notes and the shares underlying the Series L Warrants and Series M Warrants to be registered by subsequent registration statements to be filed at a later date as permitted by the SEC.

We did not receive any additional cash consideration for these amendments. The amendments provided for by the Amendment and Exchange Agreements were reflected by our issuance of amended and restated notes, Series L-1 Warrants and Series M-1 Warrants and by entering into an amended and restated registration rights agreement with the investors.

         In addition, the Amendment and Exchange Agreements provided for an additional private placement transaction with one of the investors resulting in our issuance of an additional senior convertible note in the principal amount of $1.6 million, Series L-2 Warrants to purchase an aggregate of 7,281,332 shares of our common stock and Series M-2 Warrants to purchase an aggregate of 2,366,433 shares of our common stock. We received aggregate gross proceeds of $1.6 million from the investor for our issuance of these additional note and warrants.

         SUMMARY OF CERTAIN ECONOMIC TERMS OF THE SENIOR CONVERTIBLE NOTE FINANCING AND POTENTIAL NEGATIVE IMPLICATIONS TO US AND OUR OTHER INVESTORS

         The following provides a summary of certain economic and financial information and the potential effects to us as a result of the Securities Purchase Agreement, as amended by the Amendment and Exchange Agreements (the "Senior Convertible Note Financing").

         Investing in our common stock involves substantial risks. As part of our Senior Convertible Note Financing, we issued a significant amount of senior convertible notes and warrants, the exercise or conversion of which could have a substantial negative impact on the price of our common stock and could result in a dramatic decrease in the value of an investment in our common stock. We urge potential investors to review the report of our independent certified public accountants and our consolidated financial statements and related notes beginning on page F-1 of this prospectus, the cautionary statements included in the "Risk Factor" section, including but not limited to the "Risks Related to This Offering," beginning on page 6 of this prospectus, and to seek independent advice concerning the substantial risks related thereto before making a decision to invest in us.

         We are registering for resale by the senior convertible note holders an aggregate of 15,267,292 shares of common stock under this prospectus, which represents only a portion of the good faith estimate of the number of shares of common stock that are issuable upon the conversion of principal and/or interest of the convertible notes. We are registering 15,267,292 shares because, pursuant to the amended and restated registration rights agreement between us and the note holders, we have committed to include in this prospectus the maximum number of shares that the Commission will allow us to register, and we believe that 15,267,292 shares represents the maximum number of shares that the Commission will allow us to register under the Securities Act. In all future registration statements to be filed by us for the note holders, we are similarly obligated to register the maximum amount of shares on their behalf that the Commission will permit us to include in each future registration statement.

         Based on the $0.43948 initial conversion price of the senior convertible notes, the conversion in full of the aggregate principal amount of the senior convertible notes of approximately $8.8 million would result in our issuance of approximately 20,034,834 shares of our common stock. However, as discussed below, various factors, including the future market price of our common stock, could result in us issuing significantly more common stock upon conversion in full of the senior convertible notes.

         Value of the Common Stock Covered By This Prospectus
         ----------------------------------------------------

         As described above, the original Securities Purchase Agreement for the senior convertible notes was entered into on July 30, 2006, which was subsequently amended by the Amendment and Exchange Agreements entered into on January 18, 2007 and further amended and restated on January 22, 2007. Based on the last reported sale price of a share of our common stock of $0.44 on July 28, 2006 (the last trading day for our common stock prior to the July 30, 2006 date of the Securities Purchase Agreement), the value of the 15,267,292 shares of common stock covered by this prospectus would be $6,717,609. Based on the last reported sale price of a share of our common stock of $0.81 on January 18, 2007, the date we entered into the Amendment and Exchange Agreements, the value of the 15,267,292 shares of common stock covered by this prospectus would be $12,366,507. On March 12, 2007, the last reported sale price of a share of our common stock was $1.39. Based on that price, the value of the 15,267,292 shares of common stock covered by this prospectus would be $21,221,535. The foregoing calculations do not include the value of the shares of common stock underlying the senior convertible notes that are not cover by this prospectus, the value of the 39,797,031 shares of common stock underlying the warrants issued to note holders as part of the Senior Convertible Note Financing or the value of the 600,710 shares of common stock underlying the warrants issued to the placement agent as part of the Senior Convertible Note Financing.

         Cost of Financing and Net Proceeds
         ----------------------------------

         The following table sets forth the gross proceeds to us from the Senior Convertible Note Financing, as well as associated fees and costs directly related to the financing and our net proceeds from the financing after subtracting such fees and costs. The following table also sets forth an example of the total possible profit to the note holders resulting from the sale of common stock underlying the senior convertible notes and warrants issued in the Senior Convertible Note Financing. This total possible profit calculation is based on various assumptions, is for example purposes only and the actual profits to the note holders may be materially less or materially more than the amount reported. Based on the numbers presented in the table below, the sum of
(i) the fees paid by us in connection with the Senior Convertible Note Financing (columns (B) and (C) below) and (ii) the total possible profit to the note holders resulting from the sale of common stock underlying the senior convertible notes and warrants issued in the Senior Convertible Note Financing (column (E) below) represents approximately 599% of the net proceeds received by us in the Senior Convertible Note Financing. If spread over the seventeen and one-half month term of the senior convertible notes, this would equal 29% per month.

         (A)                 (B)                    (C)                 (D)                       (E)
                                                                                        TOTAL POSSIBLE PROFIT TO
                                                                                       NOTE HOLDERS FROM THE SALE
                        PLACEMENT AGENT      NOTE HOLDER FEES                          OF COMMON STOCK UNDERLYING
 GROSS PROCEEDS TO      FEES PAID BY THE        PAID BY THE        NET PROCEEDS TO      SENIOR CONVERTIBLE NOTES
     THE COMPANY           COMPANY(1)            COMPANY(2)         THE COMPANY(3)           AND WARRANTS(4)
---------------------- -------------------- --------------------- -------------------- ----------------------------

     $6,600,000             $400,656              $87,525             $6,111,819               $36,586,285
---------------------- -------------------- --------------------- -------------------- ----------------------------

--------------------

(1) Montgomery & Co., LLC (a NASD-registered broker-dealer) acted as placement agent for the Senior Convertible Note Financing. Includes a success fee in the amount of $396,000 (calculated as 6% of the $6,600,000 in gross proceeds from the Senior Convertible Note Financing) and $4,656 for the reimbursement of fees and expenses incurred by Montgomery & Co. LLC in connection with the Senior Convertible Note Financing. We also issued warrants to the Montgomery 2006-5 Partnership and the Montgomery 2007-1 Partnership, as a designees of Montgomery & Co., LLC, to purchase an aggregate of 600,710 shares of our common stock at a price of $0.43948 per share. The value of these warrants is not included in the table above. We also paid Montgomery & Co., LLC a retainer fee in the amount of $50,000 for unrelated investment banking services. This retainer fee is not included in the table above.

(2) As part of the Senior Convertible Note Financing, we agreed to reimburse the note holder for all reasonable costs and expenses incurred by them in connection with the Senior Convertible Note Financing (including all reasonable legal fees), including costs and expenses in connection with the note holders' review of this prospectus and future prospectuses and the proxy statement for our 2007 Annual Meeting of Shareholders. Includes $62,525 in reimbursed legal fees and $25,000 in due diligence fees paid by us to the note holders as of March 12, 2007. The amount paid by us for reimbursed legal fees could increase as a result of the note holders' legal counsel's review of this and future prospectuses and the proxy statement for our 2007 Annual Meeting of Shareholders. This amount does not include legal fees paid to our legal counsel and other costs and expenses incurred by us in connection with the Senior Convertible Note Financing.
(3) Calculated as the gross proceeds in column (A) above minus the placement agent fees and note holder fee in columns (B) and (C) above.
(4) Calculated as the sum of (i) column (I) from the table captioned "Assuming Conversion When the Average Market Price Of Our Common Stock Is $0.26 Per Share" under the description of "Total Potential Profit to Note Holders From Senior Convertible Notes" below and (ii) column (I) from the table under the description of "Total Potential Profit to Note Holders From Series L Warrants and Series M Warrants" below. This calculation is based on various assumptions described below, is for example purposes only and the actual profits to the note holders may be materially less or materially more than this amount.

         Total Potential Profit to Note Holders From Senior Convertible Notes
         --------------------------------------------------------------------

         We anticipate that we will pay the entire principal balance of the senior convertible notes in shares of our common stock. We also anticipate that, to the fullest extent permitted by the senior convertible notes, we will pay interest payments under the notes in shares of our common stock. However, as described under the captions "Repayment of Principal" and "Payment of Interest" below, our ability to make principal and interest payments in shares of common stock is subject to the satisfaction of various conditions that we may not be able to satisfy. As a result, we may be required to pay all or a portion of the principal and interest payments in cash rather than in shares of common stock. If we were to pay all principal and interest payments under the convertible notes in cash it would result in our paying the entire $8,804,908 aggregate principal balance in fifteen monthly payments, each in the amount of $586,994, beginning on May 1, 2007 and continuing through July 1, 2008.
During the same period we would be required to make total interest payments in the amount of $708,123. Based on our current and projected financial status, we don't believe we would be able to satisfy these payment obligations if required to make such payments in cash. Our failure to make one or more payments would, among other things, result in an event of default under the notes and could render us insolvent.

         As discussed in more detail below in our description of the senior convertible notes under the caption "Repayment of Principal," when we use shares of common stock to make a principal or interest payment under the notes, we are required to issue to the note holders the number of shares calculated as the principal and/or interest payment divided by the lower of (i) the conversion price (which is currently $0.43948 per share) or (ii) a 10% discount (7.5% discount if certain conditions are satisfied) to the volume weighted average price of our common stock for the five day period preceding, or the twenty day period after, whichever is lower, the date we make such payment in shares. So long as the volume weighted average price of our common stock remains at or above $0.48831 per share, the 10% discount will not result in a conversion at less than the initial conversion price of $0.43948 per share. However, if the volume weighted average price of our common stock drops below $0.48831 per share during the five day period preceding, or the twenty day period after, the date we make a payment in shares, the shares would be paid at a conversion price less than $0.43948, resulting in our issuance of additional shares for the same amount of principal or interest paid.

         The following tables set forth estimates of the potential profit to the holders of the senior convertible notes upon selling the shares of common stock issued to them as payment for principal and interest payments due under the notes. The following tables are for example purposes only and the actual profit to the senior convertible note holders may be materially less or materially more than the amounts set forth in the tables below.

                ASSUMING CONVERSION WHEN THE AVERAGE MARKET PRICE
              OF OUR COMMON STOCK IS AT OR ABOVE $0.48831 PER SHARE

         The following table assumes that (i) the average market price of our common stock is at or above $0.48831 per share for purposes of determining the number of shares of common stock to be paid by us for payment in full of all principal and permitted interest payments in shares of common stock and (ii) the subsequent sale of such shares of common stock is made at either $0.44 per share or $0.81 per share.

------------ ---------- ------------ -------------  ------------  ------------  -------------   --------------  -------------
    (A)         (B)         (C)          (D)            (E)           (F)           (G)             (H)            (I)

                                        TOTAL         TOTAL
                                       DOLLAR       SHARES OF                                                    DIFFERENCE
                                      AMOUNT OF       COMMON       VALUE OF                      DIFFERENCE       BETWEEN
                                     TOTAL NOTE       STOCK       SHARES IN      VALUE OF         BETWEEN        TOTAL NOTE
  MARKET     MARKET      INITIAL      PAYMENTS       ISSUABLE     COLUMN (E)     SHARES IN       TOTAL NOTE      PAYMENTS
 PRICE OF    PRICE OF   CONVERSION   (PRINCIPAL      TO MAKE       ASSUMING     COLUMN (E)      PAYMENTS AND     AND VALUE
  COMMON     COMMON      PRICE OF        AND        PRINCIPAL      SALE AT       ASSUMING         VALUE OF       OF SHARES
 STOCK AS    STOCK AS     SENIOR      INTEREST)        AND        7/28/2006       SALE AT       SHARES PAID       PAID AT
    OF       OF         CONVERTIBLE  TO BE PAID      INTEREST       MARKET       1/18/2007      AT 7/28/2006     1/18/2007
 7/28/2006   1/18/2007     NOTES      IN SHARES      PAYMENTS        PRICE      MARKET PRICE    MARKET PRICE    MARKET PRICE
------------ ---------- ------------ -------------  ------------  ------------  --------------  --------------  -------------

 $0.44(1)    $0.81(2)   $0.43948(3)  $8,868,255(4)  20,178,974(5) $8,878,749(6) $16,344,969(7)    $10,494(8)    $7,476,714(9)
------------ ---------- ------------ -------------  ------------  ------------  --------------  --------------  -------------

---------------------
(1) Based on the last reported sale price of a share of our common stock of $0.44 on July 28, 2006 (the last trading day for our common stock prior to the July 30, 2006 date of the Securities Purchase Agreement).
(2) Based on the last reported sale price of a share of our common stock of $0.81 on January 18, 2007, the date we entered into the Amendment and Exchange Agreements.
(3) The senior convertible notes are convertible at the option of the holders into shares of our common stock at an initial conversion price of $0.43948 per share, subject to adjustment for stock splits, combinations or similar events. The conversion price is also subject to a "full ratchet" anti-dilution adjustment which, in the event that we issue or are deemed to have issued certain securities at a price lower than the then applicable conversion price, immediately reduces the conversion price to equal the price at which we issue or are deemed to have issued our common stock. A reduction of the conversion price would result in additional shares being issued upon payment of any principal or interest payment in shares. Assumes that the volume weighted average price of our common stock for the five days preceding and the twenty days after any payment of principal or interest in shares of common stock is at or above $0.48831 per share. This assumption may not accurately reflect the future price of our common stock, which has historically been highly volatile, and is for purposes of example only.
(4) Represents the maximum aggregate amount of principal ($8,804,909) and interest payments ($63,346) we may be permitted to pay in shares of common stock rather than in cash. Assumes the initial interest rate of 9.25% per annum applies throughout the term of the notes. However, upon the satisfaction or certain conditions the interest rate could be reduced to 7.0% per annum and upon an event of default under the notes could increase to 15.0% per annum. Our ability to make principal and interest payments in shares of common stock is subject to certain conditions discussed in more detail below in our description of the senior convertible notes under the caption "Repayment of Principal." If these conditions are not satisfied, all principal and interest payments must be made in cash. If these conditions are satisfied, we are permitted to pay 100% of the principal payments in shares of common stock. In addition, subject to the same conditions, the portion of each interest payment that relates to principal amounts paid by us in shares of common stock may also be paid in shares of common stock. However, the portion of each interest payment that does not related to principal amounts paid by us in shares of common stock must be paid in cash. As a result, even if the required conditions for payment in shares are met and we pay the maximum permitted amount of principal and interest in shares of common stock, we would also be required to make total interest payments in cash in the amount of $644,776.
(5) Represents the maximum total number of shares of common stock that would be issued to the convertible note holders if we pay the maximum amount of principal and permitted interest payments in shares, assuming the number of shares paid is calculated based on the initial conversion price of $0.43948 per share. Calculated as column (D) above divided by column (C) above.
(6) Represents the value of the maximum total number of shares that would be issued to the convertible note holders if we pay the maximum amount of principal and permitted interest payments in shares, assuming (i) the number of shares paid is calculated based on the initial conversion price of $0.43948 per share and (ii) such shares are sold at $0.44 per share. Calculated as column (E) above multiplied by column (A) above.

(7) Represents the value of the maximum total number of shares that would be issued to the convertible note holders if we pay the maximum amount of principal and permitted interest payments in shares, assuming (i) the number of shares paid is calculated based on the initial conversion price of $0.43948 per share and (ii) such shares are sold at $0.81 per share. Calculated as column (E) above multiplied by column (B) above.
(8) Represents the difference between (a) the maximum aggregate amount of principal and interest payments we may be permitted to pay in shares of common stock rather than in cash and (b) the value of the shares issued as payment for such principal and interest payments assuming (i) the number of shares paid is calculated based on the initial conversion price of $0.43948 per share and (ii) such shares are sold at $0.44 per share. Calculated as column (F) minus column (D).
(9) Represents the difference between (a) the maximum aggregate amount of principal and interest payments we may be permitted to pay in shares of common stock rather than in cash and (b) the value of the shares issued as payment for such principal and interest payments assuming (i) the number of shares paid is calculated based on the initial conversion price of $0.43948 per share and (ii) such shares are sold at $0.81 per share. Calculated as column (G) minus column (D).

                ASSUMING CONVERSION WHEN THE AVERAGE MARKET PRICE
                     OF OUR COMMON STOCK IS $0.26 PER SHARE

         The following table assumes that (i) the average market price of our common stock is $0.26 per share for purposes of determining the number of shares of common stock to be paid by us for payment in full of all principal and permitted interest payments in shares of common stock and (ii) the subsequent sale of such shares of common stock is made at either $0.44 per share or $0.81 per share.

------------ ---------- ------------ -------------  ------------  --------------  --------------  -------------  --------------
    (A)         (B)         (C)          (D)            (E)            (F)             (G)            (H)             (I)

                                        TOTAL         TOTAL
                                       DOLLAR       SHARES OF                                     DIFFERENCE
                                      AMOUNT OF       COMMON                                        BETWEEN       DIFFERENCE
                                     TOTAL NOTE       STOCK         VALUE OF        VALUE OF      TOTAL NOTE       BETWEEN
  MARKET     MARKET       VOLUME      PAYMENTS       ISSUABLE      SHARES IN       SHARES IN       PAYMENTS       TOTAL NOTE
 PRICE OF    PRICE OF    WEIGHTED    (PRINCIPAL      TO MAKE       COLUMN (E)      COLUMN (E)      AND VALUE     PAYMENTS AND
  COMMON     COMMON      AVERAGE         AND        PRINCIPAL       ASSUMING        ASSUMING       OF SHARES       VALUE OF
 STOCK AS    STOCK AS    PRICE OF     INTEREST)        AND          SALE AT         SALE AT         PAID AT      SHARES PAID
    OF       OF           COMMON     TO BE PAID      INTEREST      7/28/2006       1/18/2007       7/28/2006     AT 1/18/2007
 7/28/2006   1/18/2007     STOCK      IN SHARES      PAYMENTS     MARKET PRICE    MARKET PRICE    MARKET PRICE   MARKET PRICE
------------ ---------- ------------ -------------  ------------  --------------  --------------  -------------  --------------

 $0.44(1)    $0.81(2)    $0.234(3)   $8,868,255(4)  37,898,526(5) $16,675,351(6)  $30,697,806(7)  $7,807,096(8)  $21,829,551(9)
------------ ---------- ------------ -------------  ------------  --------------  --------------  -------------  --------------

----------------------
(1) Based on the last reported sale price of a share of our common stock of $0.44 on July 28, 2006 (the last trading day for our common stock prior to the July 30, 2006 date of the Securities Purchase Agreement).
(2) Based on the last reported sale price of a share of our common stock of $0.81 on January 18, 2007, the date we entered into the Amendment and Exchange Agreements.
(3) Assumes that the volume weighted average price of our common stock for the five days preceding, and the twenty days after, any payment of principal or interest in shares of common stock is $0.26 per share, which equals the 52-week low sale price of our common stock as of March 12, 2007. Because we are required to issue to the note holders the number of shares calculated as the principal and/or interest payment divided by the lower of (i) the conversion price or (ii) a 10% discount (7.5% discount if certain conditions are satisfied) to the volume weighted average price of our common stock for the five day period preceding, or the twenty day period after, whichever is lower, the date we make a payment in shares, a $0.26 per share volume weighted average price per share during those time periods would result in our paying shares of common stock at a conversion rate of $0.234 per share after taking a 10% discount to the $0.26 price. It is likely that this assumption may not accurately reflect the future price of our common stock, which has historically been highly volatile, and is for purposes of example only.
(4) Represents the maximum aggregate amount of principal ($8,804,909) and interest payments ($63,346) we may be permitted to pay in shares of common stock rather than in cash. Assumes the initial interest rate of 9.25% per annum applies throughout the term of the notes. However, upon the satisfaction or certain conditions the interest rate could be reduced to 7.0% per annum and upon an event of default under the notes could increase to 15.0% per annum. Our ability to make principal and interest payments in shares of common stock is subject to certain conditions discussed in more detail below in our description of the senior convertible notes under the caption "Repayment of Principal." If these conditions are not satisfied, all principal and interest payments must be made in cash. If these conditions are satisfied, we are permitted to pay 100% of the principal payments in shares of common stock. In addition, subject to the same conditions, the portion of each interest payment that relates to principal amounts paid by us in shares of common stock may also be paid in shares of common stock. However, the portion of each interest payment that does not related to principal amounts paid by us in shares of common stock must be paid in cash. As a result, even if the required conditions for payment in shares are met and we pay the maximum permitted amount of principal and interest in shares of common stock, we would also be required to make total interest payments in cash in the amount of $644,776.

(5) Represents the maximum total number of shares of common stock that would be issued to the convertible note holders if we pay the maximum amount of principal and permitted interest payments in shares, assuming the number of shares paid is calculated at $0.234 per share. Calculated as column
       (D) above divided by column (C) above.
(6) Represents the value of the maximum total number of shares that would be issued to the convertible note holders if we pay the maximum amount of principal and permitted interest payments in shares, assuming (i) the number of shares paid is calculated at $0.234 per share and (ii) such shares are sold at $0.44 per share. Calculated as column (E) above multiplied by column (A) above.
(7) Represents the value of the maximum total number of shares that would be issued to the convertible note holders if we pay the maximum amount of principal and permitted interest payments in shares, assuming (i) the number of shares paid is calculated at $0.234 per share and (ii) such shares are sold at $0.81 per share. Calculated as column (E) above multiplied by column (B) above.
(8) Represents the difference between (a) the maximum aggregate amount of principal and interest payments we may be permitted to pay in shares of common stock rather than in cash and (b) the value of the shares issued as payment for such principal and interest payments assuming (i) the number of shares paid is calculated at $0.234 per share and (ii) such shares are sold at $0.44 per share. Calculated as column (F) minus column
       (D).
(9) Represents the difference between (a) the maximum aggregate amount of principal and interest payments we may be permitted to pay in shares of common stock rather than in cash and (b) the value of the shares issued as payment for such principal and interest payments assuming (i) the number of shares paid is calculated at $0.234 per share and (ii) such shares are sold at $0.81 per share. Calculated as column (G) minus column
       (D).

         Total Potential Profit to Note Holders From Series L Warrants and
         -----------------------------------------------------------------
         Series M Warrants
         -----------------

         As described in more detail below under the caption "Series L Warrants and Series M Warrants," the Series L-1 Warrants and Series L-2 Warrants are immediately exercisable and, in the aggregate, entitle the holders thereof to purchase up to 30,035,495 shares of our common stock. The Series M-1 Warrants and Series M-2 Warrants become exercisable only upon a mandatory conversion of the senior convertible notes, the occurrence of which is within our control, and, in the aggregate, entitle the holders thereof to purchase up to 9,761,536 shares of our common stock. All of the warrants have an exercise price of $0.43948 per share.

         The following table sets forth estimates of the potential profit to the holders of the warrants that would result from exercise in full of the warrants and the subsequent sale of the shares issued upon exercise at either $0.44 per share or $0.81 per share. The following table is for example purposes only and the actual profits to the warrant holders may be materially less or materially more than the amounts set forth in the table below. For example, since the Series M-1 Warrants and Series M-2 Warrants become exercisable only upon a mandatory conversion of the senior convertible notes, the occurrence of which is within our control, the holders may never have the opportunity to exercise and sell the shares underlying the Series M-1 Warrants and Series M-2 Warrants.

------------ ---------- ------------ --------------  -------------  -------------  --------------  --------------  -------------
    (A)         (B)         (C)           (D)            (E)            (F)             (G)             (H)             (I)

                                                        TOTAL
                                                      SHARES OF
                                                       COMMON
                                                        STOCK                                       DIFFERENCE     DIFFERENCE
                                                      ISSUABLE                                       BETWEEN         BETWEEN
                        PER SHARE                       UPON                                          TOTAL           TOTAL
                         EXERCISE       TOTAL        EXERCISE IN     VALUE OF        VALUE OF        EXERCISE       EXERCISE
  MARKET     MARKET      PRICE OF      EXERCISE        FULL OF       SHARES IN      SHARES IN       PRICE AND       PRICE AND
 PRICE OF    PRICE OF    SERIES L      PRICE OF       SERIES L      COLUMN (E)      COLUMN (E)       VALUE OF       VALUE OF
  COMMON     COMMON      WARRANTS      SERIES L       WARRANTS       ASSUMING        ASSUMING         SHARES         SHARES
 STOCK AS    STOCK AS      AND       WARRANTS AND        AND          SALE AT        SALE AT        ISSUED AT       ISSUED AT
    OF       OF          SERIES M      SERIES M       SERIES M       7/28/2006      1/18/2007       7/28/2006       1/18/2007
 7/28/2006   1/18/2007   WARRANTS      WARRANTS        WARRANTS     MARKET PRICE   MARKET PRICE    MARKET PRICE    MARKET PRICE
------------ ---------- ------------ --------------  -------------  -------------  --------------  --------------  -------------

 $0.44(1)    $0.81(2)   $0.43948(3)  $17,489,999(4)  39,797,031(5)  $17,510,693(6) $32,235,595(7)    $20,694(8)    $14,745,596(9)
------------ ---------- ------------ --------------  -------------  -------------  --------------  --------------  -------------

------------------
(1) Based on the last reported sale price of a share of our common stock of $0.44 on July 28, 2006 (the last trading day for our common stock prior to the July 30, 2006 date of the Securities Purchase Agreement).
(2) Based on the last reported sale price of a share of our common stock of $0.81 on January 18, 2007, the date we entered into the Amendment and Exchange Agreements.

(3) The Series L-1 Warrants, Series L-2 Warrants, Series M-1 Warrants and Series M-2 Warrants have an initial exercise price of $0.43948 per share. However, the exercise price of the warrants and the number of shares issuable upon exercise of the warrants are subject to a "full ratchet" anti-dilution adjustment which, in the event that we issue or are deemed to have issued certain securities at a price lower than the then applicable exercise price, immediately reduces the exercise price of the warrants to equal the price at which we issue or are deemed to have issued our common stock and increases the number of shares exercisable under the warrants by a ratio equal to the old exercise price divided by the new reduced exercise price. The table above does not take into account the impact of any "full ratchet" anti-dilution adjustment, should such an adjustment occur.
(4) Represents the total exercise price payable by holders upon the exercise in full of all the warrants. Calculated as column (C) multiplied by column (E).
(5) The Series L-1 Warrants and Series L-2 Warrants entitle the holders thereof to purchase up to an aggregate of 30,035,495 shares of our common stock and the Series M-1 Warrants and Series M-2 Warrants entitle the holders thereof to purchase up to an aggregate of 9,761,536 shares of our common stock, resulting in a total of 39,797,031 shares of common stock issuable upon exercise in full of all such warrants.
(6) Represents the value of the total number of shares that would be issued upon the exercise in full of all the warrants assuming such shares are sold at $0.44 per share. Calculated as column (E) above multiplied by column (A) above.
(7) Represents the value of the total number of shares that would be issued upon the exercise in full of all the warrants assuming such shares are sold at $0.81 per share. Calculated as column (E) above multiplied by column (B) above.
(8) Represents the difference between (a) the total exercise price payable by holders upon the exercise in full of all the warrants, and (b) the value of the total number of shares that would be issued upon the exercise in full of all the warrants assuming such shares are sold at $0.44 per share. Calculated as column (F) minus column (D).
(9) Represents the difference between (a) the total exercise price payable by holders upon the exercise in full of all the warrants, and (b) the value of the total number of shares that would be issued upon the exercise in full of all the warrants assuming such shares are sold at $0.81 per share. Calculated as column (G) minus column (D).

         Certain Relationships Between Us and the Note Holders
         -----------------------------------------------------

         Other than the original Securities Purchase Agreement, which was entered into on July 30, 2007, and the Amendment and Exchange Agreements, which were entered into on January 18, 2007 and amended and restated on January 22, 2007, we have not entered into any other transactions with, or sold any other of our securities to, the senior convertible note holders or any affiliates of the note holders. Nor do we have any ongoing relationship with the note holders, or any affiliates of the note holders, other than our obligations under the documents and agreements entered into in connection with the Senior Convertible Note Financing. A description of those documents and agreements is set forth under the caption "Summary of Senior Convertible Note Financing Documents and Agreements" below.

         Certain Information Regarding Our Outstanding Common Stock and the Note
         -----------------------------------------------------------------------
         Holders' Resale of Our Common Stock
         -----------------------------------

         Based on our inquiries with the note holders, none of the note holders or their affiliates had an existing short position in our common stock, nor did they own any of our outstanding common stock, as of March 12, 2007.

         The following tables provides information regarding our outstanding common stock as of the January 18, 2007 date of the Amendment and Exchange Agreements.

--------------------- ------------------------------ -------------------------------- ----------------------------
    OUTSTANDING        OUTSTANDING COMMON STOCK      NUMBER OF SHARES REGISTERED          NUMBER OF SHARES
       COMMON          EXCLUDING SHARES HELD BY      FOR RESALE ON BEHALF OF NOTE     REGISTERED FOR RESALE ON
       STOCK          AFFILIATES AND NOTE HOLDERS    HOLDERS IN PRIOR REGISTRATION    BEHALF OF THE NOTE HOLDERS
  AS OF 1/18/2007            AS OF 1/18/2007                   STATEMENTS                 IN THIS PROSPECTUS
--------------------- ------------------------------ -------------------------------- ----------------------------

     54,429,863               50,890,974(1)                         0                         15,267,292
--------------------- ------------------------------ -------------------------------- ----------------------------

---------------------
(1)    Calculated by excluding 3,000,000 shares of common stock held by Thomas
       M. Wittenschlaeger, 400,000 shares of common stock held by Bob van Leyen, and 138,889 shares of common held by DMK Investments, LLC, the power to vote or dispose of which is shared by our director Albert Wong and his wife Lia Wong as Managers of DMK Investments, LLC, from our 54,429,863 total shares of common stock outstanding as of January 18, 2007. The note holders did not own any of our outstanding common stock as of January 18, 2007.

         SUMMARY OF SENIOR CONVERTIBLE NOTE FINANCING DOCUMENTS AND AGREEMENTS

         The following is a summary of the significant documents and agreements we entered into as part of the Senior Convertible Note Financing.

         Amended Purchase Agreement
         --------------------------

         As described above, the Securities Purchase Agreement, as amended by the Amendment and Exchange Agreements (the "Amended Purchase Agreement"), provided for the issuance to the investors of senior convertible notes in the aggregate principal amount of approximately $8.8 million and Series L-1 Warrants to purchase an aggregate of 22,754,163 shares of our common stock, Series M-1 Warrants to purchase an aggregate of 7,395,103 shares of our common stock, Series L-2 Warrants to purchase an aggregate of 7,281,332 shares of our common stock and Series M-2 Warrants to purchase an aggregate of 2,366,433 shares of our common stock (the Series L-1 Warrants, Series M-1 Warrants, Series L-2 Warrants and Series M-2 Warrants collectively referred to as the "Senior Note Warrants"). We received aggregate gross proceeds of $6.6 million from the investors for our issuance of these notes and warrants.

         The Amended Purchase Agreement contains representations and warranties made by us and the investors which are typical for transactions of this type. The representations and warranties made by us in the Amended Purchase Agreement are qualified by reference to certain exceptions contained in disclosure schedules delivered to the investors. Accordingly, the representations and warranties contained in the Amended Purchase Agreement should not be relied upon by others who have not reviewed those disclosure schedules and the documentation surrounding the transaction as a whole.

         The Amended Purchase Agreement contains commitments by us that we will not engage in certain activities which are typical for transactions of this type, as well as the following covenants:

         o We will use the estimated $6.2 million in net proceeds approximately as follows:

                           Pay down of debt                  $ 1,200,000

                           Funding of operations             $ 3,500,000

                           Capital expenditures                $ 500,000

                           Working capital                   $ 1,000,000

         o We will not, while the senior convertible notes are outstanding, directly or indirectly redeem or pay any cash dividend or distribution on our common stock, without the consent of the holders of the senior convertible notes.

         o We will not issue any additional senior convertible notes or any form of convertible, exchangeable or exercisable securities with a price that varies or may vary with the market price of our common stock, and we will not conduct any securities offerings until:

                  o our stockholders approve an increase in our authorized level of common stock from 110,000,000 shares to at least 200,000,000 shares; and

                  o the Initial Registration Statement (as defined below) and all Additional Registration Statements (as defined below) are declared effective by the SEC.

         o We will not file any registration statements, other than the Initial Registration Statement and the Additional Registration Statements, with the SEC within 120 business days following the date the Initial Registration Statement or any Additional Registration Statement is declared effective by the SEC.

         o We will not conduct any other securities offerings or be party to any solicitations, negotiations or discussion regarding any other securities offering within 120 business days following the date the Initial Registration Statement or any Additional Registration Statement is declared effective by the SEC.

         o        We will offer to the investors, until the later to occur of
                  (i) July 31, 2008 or (ii) the date on which none of the senior convertible notes are outstanding, the opportunity to participate in any of our subsequent securities offerings.

         o We will seek stockholder approval to increase our authorized level of common stock from 110,000,000 shares to at least 200,000,000 shares and if, despite our best efforts, stockholder approval is not obtained on or before April 30, 2007, we will continue to seek stockholder approval every six months thereafter until such stockholder approval is obtained; provided that if our Board of Directors does not recommend that our stockholders approve the increase in authorized common stock and stockholder approval is not obtained, then we shall continue to seek stockholder approval every three months until the senior convertible notes are no longer outstanding or until stockholder approval is obtained.

         o If our common stock is listed on a market other than the OTC Bulletin Board and the issuance of the shares underlying the senior convertible notes and Senior Note Warrants would exceed the number of shares of common stock we may issue under the rules and regulation of such other market, then we will seek stockholder approval as required by such other market to permit the listing of all of the shares underlying the senior convertible notes and Senior Note Warrants within 75 days of our common stock being listed on the exchange or market and if, despite our best efforts, stockholder approval is not obtained, continue to seek stockholder approval every six months thereafter until such stockholder approval is obtained or the senior convertible notes are no longer outstanding.

         The Amended Purchase Agreement also obligates us to indemnify the investors, subsequent holders of the senior convertible notes and Senior Note Warrants and various related parties for certain losses including those resulting from (1) any misrepresentation or breach of any representation or warranty made by us, (2) any breach of any of our obligations, and (3) certain claims by others.

         Senior Convertible Notes
         ------------------------

         The senior convertible notes have an aggregate principal amount of approximately $8.8 million and are convertible into shares of our common stock at an initial conversion price of $0.43948 per share, subject to adjustment as described below (the "Conversion Price"). The principal amount of the senior convertible notes related to the July 30, 2006 private placement may be reduced by an aggregate of up to $621,825 if we are able to have the Initial Registration Statement declared effective by the SEC on or before February 11, 2007. The senior convertible notes mature on July 31, 2008 (the "Maturity

Date"), subject to the right of the investors to extend the date for the payment of any installment of principal (as described below). The senior convertible notes bear interest at the rate of 9.25% per annum, which rate may be adjusted to 7.0% per annum at the beginning of each calendar quarter if certain conditions are satisfied. The interest rate is increased to 15% upon the occurrence of an event of default (as described below).

         REPAYMENT OF PRINCIPAL

         The principal amount of the senior convertible notes is to be repaid beginning on the earlier of (i) the first day of the month following the month the Initial Registration Statement is declared effective by the SEC and (ii) May 1, 2007, and, thereafter, the first day of each calendar month. The amount of each payment shall be equal to the quotient of (a) the aggregate outstanding principal of the senior convertible notes divided by (b) the number of months until the Maturity Date. Such principal payments shall be paid in shares of our common stock (subject to the satisfaction of the conditions listed below) or, at our option, in cash or a combination of cash and shares of common stock.

         In order for principal payments to be paid in shares of our common stock, all of the following conditions must be satisfied at the time of such payment:

         o        Either:

                  o The shares of common stock used to make the principal payment are covered by a registration statement that has been effective for a certain continuous period of time (up to six months), subject to certain grace periods; or

                  o All shares of common stock issuable upon conversion in full of the senior convertible notes and exercise in full of the Senior Note Warrants shall be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws;

         o During the entire six-month period immediately preceding the principal payment date, our common stock shall have been designated for quotation on the OTC Bulletin Board, or any other eligible exchange or market permitted by the senior convertible notes, and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than two days due to business announcements by us) nor shall delisting or suspension by such exchange or market been threatened or pending either in writing by such exchange or market or due our falling below the minimum listing maintenance requirements of such exchange or market;

         o During the entire one-year period immediately preceding the principal payment date, we shall have delivered shares of common stock upon conversion of the senior convertible notes and upon exercise of the Senior Note Warrants on a timely basis;

         o The common stock used to make the principal payment may be issued without violating the ownership limitations described in more detail below prohibiting an investor from owning in excess of 4.99% of our outstanding shares of common stock (which limit may be raised or lowered to an amount not to exceed 9.99% at the option of the holder upon 61-days prior notice to us) and without violating the regulations of the OTC Bulletin Board or other eligible exchange or market on which our common stock may then trade;

         o We have not failed to timely make any payments due under the Amended Purchase Agreement, the senior convertible notes, the Senior Note Warrants or the amended and restated registration rights agreement, within ten business days of when such payment is due;

         o During the entire six-month period immediately preceding the principal payment date, we shall not have publicly announced that certain types of transactions involving a change of control are pending, proposed or intended that have not been abandoned, terminated or consummated;

         o During the entire six-month period immediately preceding the principal payment date, no event shall have occurred that constitutes, or with the passage of time or giving of notice would constitute, an event of default under the senior convertible notes;

         o        We shall have no knowledge of any fact that would cause:

                  o The registration statement covering the shares of common stock used to make the principal payment not to be effective and available for the resale of such shares of common stock, or

                  o Any shares of common stock issuable upon conversion of the senior convertible notes or upon exercise of the Senior Note Warrants not to be eligible for sale without restriction pursuant to Rule 144(k) of the Securities Act and any applicable state securities laws;

         o If the principal payment to be made in shares of common stock occurs after April 30, 2007, we must have obtained stockholder approval to increase our authorized level of common stock from 110,000,000 shares to at least 200,000,000 shares;

         o If our common stock is listed on an exchange or market other than the OTC Bulletin Board and the issuance of the shares of common stock underlying the senior convertible notes and the Senior Note Warrants would exceed the number of shares of common stock we may issue under the rules and regulations of such exchange or market, then we must have obtained stockholder approval, within 75 days of our common stock being listed on the exchange or market, to permit the listing of all of the shares of common stock underlying the senior convertible notes and the Senior Note Warrants; and

         o We must be in compliance with, and must not have breached any provision, covenant, representation or warranty of, the Amended Purchase Agreement, the senior convertible notes, the Senior Note Warrants or the amended and restated registration rights agreement.

         When we use common stock to make a principal payment, we shall deliver shares to the investors the day after the principal payment due date in an amount equal to the principal payment amount divided by the lower of the Conversion Price or a 10.0% discount to the volume weighted average price of our common stock for the five days preceding the payment date; provided that the discount will be reduced to 7.5% if the volume weighted average price for the 20 previous trading days is above $1.00 per share ("First Calculation"). After 20 trading days has elapsed from the principal due date, the amount of principal paid in common stock will then again be divided by the lower of the Conversion Price or a 10.0% discount to the volume weighted average price of our common stock for the 20 days after the principal payment date; provided that the discount will be reduced to 7.5% if the volume weighted average price for the 20 previous trading days is above $1.00 per share ("Second Calculation"). If the Second Calculation results in a larger number than the First Calculation, the investors shall be issued additional shares of common stock to cover the difference between the Second Calculation and the First Calculation. If the Second Calculation is less than the First Calculation, the outstanding principal amount of the senior convertible note will be reduced.

         Subject to our right to require the investors to convert all or a portion of the senior convertible notes, which is discussed below, the investor may, upon notice to us, elect to defer payments for a period of up to two years from the date such installment was originally due.

         PAYMENT OF INTEREST

         Interest on the senior convertible notes is payable quarterly beginning on April 1, 2007. The portion of each interest payment that relates to principal amounts paid by us in shares of common stock may, be paid by the issuance of common stock. The other portion of each interest payment must be paid in cash. Our ability to make interest payments in shares of common stock is subject to the same conditions enumerated above for the payment of principal payments in shares of common stock. Any shares of common stock used to pay interest will be valued at 90.0% of the arithmetic average of the weighted average price of the common stock for the five trading days preceding the interest payment date; provided that the shares of common stock used to pay interest will be valued at 92.5% if the volume weighted average price for the 20 previous trading days is above $1.00 per share.

         CONVERSION

         The senior convertible notes are convertible at the option of the holders into shares of our common stock at an initial Conversion Price of $0.43948 per share, subject to adjustment for stock splits, combinations or similar events. The Conversion Price is also subject to a "full ratchet" anti-dilution adjustment which, in the event that we issue or are deemed to have issued certain securities at a price lower than the then applicable Conversion Price, immediately reduces the Conversion Price to equal the price at which we issue or are deemed to have issued our common stock.

         Subject to certain conditions, we may require the investors to convert up to 50%, subject to certain limitations, or 100%, of the senior convertible notes after the SEC has declared effective the Initial Registration Statement at any time when the shares of our common stock are trading at or above 150% of the initial Conversion Price in the case of a conversion of up to 50% of the senior convertible notes or at or above 175% of the initial Conversion Price in the case of a conversion of up to 100% of the senior convertible notes (a "Mandatory Conversion"). The senior convertible notes contain certain limitations on optional and mandatory conversion. For example, they provide that no conversion may be made if, after giving effect to the conversion, the investor, together with its affiliates, would own in excess of 4.99% of our outstanding shares of common stock. This percentage may, however, be raised or lowered to an amount not to exceed 9.99% at the option of the investor upon 61-days prior notice to us.

         The senior convertible notes impose penalties on us for any failure to deliver any shares of our common stock issuable upon conversion.

         EVENTS OF DEFAULT

         The senior convertible notes contain a variety of events of default which are typical for transactions of this type, as well as the following events:

         o The failure of any registration statement required by the amended and restated registration rights agreement to be declared effective by the SEC within 60 days after the date required by the amended and restated registration rights agreement or the lapse or unavailability of such registration statement for more than 10 consecutive days or more than an aggregate of 30 days in any 365-day period (other than certain allowable grace periods).

         o The suspension from trading or failure of our common stock to be listed for trading on the OTC Bulletin Board or another eligible market for more than 5 consecutive trading days or more than an aggregate of 10 trading days in any 365-day period.

         o Our failure to issue shares upon conversion of a senior convertible note for more than 10 business days after the relevant conversion date or a notice of our intention not to comply with a request for conversion.

         o The failure for 10 consecutive business days to have reserved for issuance the full number of shares issuable upon conversion in accordance to the terms of the senior convertible notes.

         o The failure to obtain stockholder approval to increase our authorized level of common stock from 110,000,000 shares to at least 200,000,000 shares on or before April 30, 2007.

         If there is an event of default, then the investors have the right to redeem all or any portion of the senior convertible notes, at the greater of (i) up to 125% of the sum of the outstanding principal, interest and late fees, depending on the nature of the default, and (ii) the product of (a) the greater of (1) the closing sale price for our common stock on the date immediately preceding the event of default, (2) the closing sale price for our common stock on the date immediately after the event of default and (3) the closing sale price for our common stock on the date an investor delivers its redemption notice for such event of default, multiplied by (b) 130% of the number of shares into which the senior convertible notes (including all principal, interest and late fees) may be converted.

         FUNDAMENTAL TRANSACTIONS

         The senior convertible notes prohibit us from entering into certain transactions involving a change of control, unless the successor entity is a publicly traded corporation, whose common stock is quoted on or listed on one of the exchanges specified in the senior convertible notes, and the successor assumes in writing all of our obligations under the senior convertible notes and the other transaction documents.

         In the event of such a transaction, the investors have the right to force redemption of the senior convertible notes, at the greater of (i) 150% of the sum of the principal and interest and late fees, and (ii) the product of (x) 130% of the sum of the amount of principal, interest and late fees to be redeemed and (y) the quotient determined by dividing (A) the closing sale price of our common stock after the announcement of a change of control by (B) the conversion price; provided, however, that if the change in control consideration exceeds 200% of the conversion price then in effect, then the 130% premium will be reduced to 120%.

         CONVERSION AND REDEMPTION

         The investors may accelerate the partial payment of the senior convertible notes by requiring that we convert, or at our option, redeem in cash, up to an amount equal to 20% of the aggregate dollar trading volume of our common stock over the prior 20 trading day period. If we use common stock to make the acceleration payment, we shall deliver shares to the investors in an amount equal to the principal amount divided by the lower of the Conversion Price or a 10.0% discount to the volume weighted average price of our common stock for the five days preceding the payment date; provided that the discount will be reduced to 7.5% if the volume weighted average price for the 20 previous trading days is above $1.00 per share.

         COVENANTS

         The senior convertible notes contain a variety of obligations on our part not to engage in certain activities, which are typical for transactions of this type, as well as the following:

         o We will initially reserve out of our authorized and unissued common stock an aggregate of 34,078,554 shares for the conversion of the senior convertible notes and exercise of the Senior Note Warrants; provided, however, that if and after our stockholders approve an increase in our authorized level of common stock from 110,000,000 shares to at least 200,000,000 shares, we will reserve a number of shares equal to 130% of the number of shares of common stock issuable upon conversion of the senior convertible notes and exercise of the Senior Note Warrants.

         o We will not incur other indebtedness, except for certain permitted indebtedness.

         o We will not incur any liens, except for certain permitted liens.

         o We will not, directly or indirectly, redeem or repay all or any portion of any permitted indebtedness if at the time such payment is due or is made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an event of default has occurred and is continuing.

         o We will not redeem, repurchase or pay any dividend or distribution on our capital stock without the consent of the investors holding a majority of the aggregate outstanding principal of the senior convertible notes.

         PARTICIPATION RIGHTS

         The holders of the senior convertible notes are entitled to receive any dividends paid or distributions made to the holders of our common stock on an "as if converted to common stock" basis.

         LIMITATIONS ON TRANSFER

         The senior convertible notes may be sold, assigned or transferred by the investors without our consent but subject to certain customary limitations on transfer which are typical for transactions of this type.

         PURCHASE RIGHTS

         If we issue options, convertible securities, warrants or similar securities to holders of our common stock, the holders of the senior convertible notes shall have the right to acquire the same as if it had converted its senior convertible note into common stock.

         Series L Warrants and Series M Warrants
         ---------------------------------------

         The Series L-1 Warrants and Series L-2 Warrants are immediately exercisable and, in the aggregate, entitle the holders thereof to purchase up to 30,035,495 shares of our common stock. The Series M-1 Warrants and Series M-2 Warrants become exercisable only upon a Mandatory Conversion, if any, and, in the aggregate, entitle the holders thereof to purchase up to 9,761,536 shares of our common stock. All of the Senior Note Warrants have an exercise price of $0.43948 per share and expire 84 months after a registration statement covering the shares underlying the respective Senior Note Warrant is declared effective by the SEC.

         Similar to the senior convertible notes, the Senior Note Warrants require payments to be made by us for failure to deliver the shares of common stock issuable upon exercise. The Senior Note Warrants also contain similar limitations on exercise, including the limitation that the investors may not own in excess of 4.99% of our outstanding shares of common stock (subject to an increase or decrease, upon at least 61-days notice by an investor to us, of up to 9.99%).

         ANTI-DILUTION PROTECTION

         The exercise price of the Senior Note Warrants and the number of shares issuable upon exercise of the Senior Note Warrants are subject to adjustments for stock splits, combinations or similar events. In addition, the exercise price of the Senior Note Warrants and the number of shares issuable upon exercise of the Senior Note Warrants are subject to a "full ratchet" anti-dilution adjustment which, in the event that we issue or are deemed to have issued certain securities at a price lower than the then applicable exercise price, immediately reduces the exercise price of the Senior Note Warrants to equal the price at which we issue or are deemed to have issued our common stock and increases the number of shares exercisable under the Senior Note Warrants by a ratio equal to the old exercise price divided by the new reduced exercise price.

         FUNDAMENTAL TRANSACTIONS

         We may not enter into a transaction involving a change of control unless the successor entity assumes our obligations under the Senior Note Warrants and the successor entity is a publicly traded corporation whose common stock is quoted on or listed on one of the exchanges specified in the Senior Note Warrants. Upon the occurrence of a transaction involving a permitted change of control, the holders of the Senior Note Warrants will have the right, among others, to have the Senior Note Warrants repurchased for a purchase price in cash equal to the Black Scholes value (as calculated pursuant to the Senior Note Warrants) of the then unexercised portion of the Senior Note Warrants.

         PURCHASE RIGHTS

         If we issue options, convertible securities, warrants, stock, or similar securities to holders of our common stock, the holders of the Senior Note Warrants shall have the right to acquire the same as if it had exercised its Senior Note Warrants.

         Amended and Restated Registration Rights Agreement
         --------------------------------------------------

         The amended and restated registration rights agreement requires that we file a registration statement with the SEC on or before January 29, 2007 (the "Initial Registration Statement") for the resale by the investors of at least 15,267,292 shares of our common stock underlying the senior convertible notes. The Initial Registration Statement must be declared effective by the SEC on or before April 30, 2007.

         We are also required to file additional registration statements (each an "Additional Registration Statement") for the resale of our common stock underlying the senior convertible notes and Senior Note Warrants, which are to be filed with the SEC within 30 days of the request of an investor. Investor requests may be made at any time on or after the five month anniversary of the effective date of the most recent registration statement covering shares underlying the senior convertible notes or Senior Note Warrants. Each Additional Registration Statement shall cover the maximum number of shares permitted by the SEC. Each Additional Registration Statement must be declared effective by the SEC within 60 days of the applicable investor request (or 90 days if there is a full review by the SEC of the applicable Additional Registration Statement). Our obligation to file Additional Registration Statements continues until either all of the shares of our of common stock underlying the senior convertible notes and Senior Note Warrants have been covered by a registration statement or all of the shares of our common stock underlying the senior convertible notes and Senior Note Warrants may be sold by the investors without restriction under Rule 144(k) promulgated under the Securities Act.

         Subject to certain grace periods, the Initial Registration Statement and each Additional Registration Statement must remain effective and available for use until the earlier of the date the investors can sell all of the securities covered by the registration statement without restriction pursuant to Rule 144(k) and the date all such securities have been sold pursuant to the registration statement. If we fail to meet the filing or effectiveness requirements of the Initial Registration Statement or any Additional Registration Statement, subject to certain grace periods, we are required to pay liquidated damages of $132,000 on the date of such failure and on every 30th day thereafter until such failure is cured. The total penalties payable by us for our failure to meet these filing and effectiveness requirements are capped at $825,000. The amended and restated registration rights agreement provides for customary indemnification for us and the investors.

         Placement Agent Fees and Warrants
         ---------------------------------

         In connection with the Senior Convertible Note Financing, we paid aggregate placement agent fees to Montgomery & Co., LLC (a NASD-registered broker-dealer) in the amount of $396,000 in cash ($300,000 associated with the July 30, 2006 private placement and $96,000 associated with the January 18, 2007 private placement) and issued warrants to the Montgomery 2006-5 Partnership and the Montgomery 2007-1 Partnership, as a designees of Montgomery & Co., LLC, to purchase an aggregate of 600,710 shares of our common stock (455,084 warrants associated with the July 30, 2006 private placement and 145,626 warrants associated with the January 18, 2007 private placement). The warrants have an exercise price of $0.43948 per share and expire 5 years from the date of issuance.

         The descriptions of the documents and agreements discussed above are qualified by reference to the complete text of those documents and agreements. However, those documents and agreements, including without limitation the representations, warranties, covenants and other provisions of those documents and agreements, are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in our reports under the Securities Exchange Act of 1934, as amended.

                              PLAN OF DISTRIBUTION

         We are registering the shares of common stock issuable upon conversion of the principal and/or interest, and the payment of principal and/or interest in shares of common stock, each pursuant to the terms of the convertible notes to permit the resale of these shares of common stock by the holders of the convertible notes from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling security holders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

         The selling security holders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling security holders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

o on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

o        in the over-the-counter market;

o in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

o through the writing of options, whether such options are listed on an options exchange or otherwise;

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o        privately negotiated transactions;

o        short sales;

o        sales pursuant to Rule 144;

o broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

o        a combination of any such methods of sale; and

o        any other method permitted pursuant to applicable law.

         If the selling security holders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling security holders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling security holders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling security holders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling security holders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

         The selling security holders may pledge or grant a security interest in some or all of the convertible notes, warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus. The selling security holders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

         The selling security holders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling security holders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

         Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         There can be no assurance that any selling security holder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

         The selling security holders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling security holders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

         We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $200,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that a selling security holder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling security holders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling security holders will be entitled to contribution. We may be indemnified by the selling security holders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling security holder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

         Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

                          DESCRIPTION OF CAPITAL STOCK

         General
         -------

         Our Articles of Incorporation, as amended, authorize the issuance of up to 110,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, no par value per share. As of March 12, 2007, there were 54,885,863 shares of common stock issued and outstanding, no shares of preferred stock issued and outstanding, and no series or rights, powers or preferences of our preferred stock have been established.

         Common Stock
         ------------

         The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by our Board of Directors out of legally available funds. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and our other liabilities, subject to the prior rights of any preferred stock then outstanding. Holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and nonassessable.

         Preferred Stock
         ---------------

         The affirmative vote of the holders of a majority of our common stock is required to designate one or more series of preferred stock and to fix the number of shares, designations, preferences, powers, and relative, participating, optional or other special rights and the qualifications or restrictions thereof. Thereafter, our Board of Directors has the authority to issue the preferred stock from time to time without any further action by our stockholders. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, and purchase funds and other matters. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and powers, including voting rights, of the holders of our common stock, and may have the effect of delaying, deferring or preventing a change in control of our Company. The existence of authorized but unissued preferred stock may enable our Board of Directors to render more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our Board of Directors were to determine that a takeover proposal is not in our best interests, our Board of Directors could cause shares of preferred stock of a series previously approved by our stockholders to be issued without further stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group.

         Transfer Agent and Registrar
         ----------------------------

         The transfer agent and registrar for our common stock is First American Stock Transfer. Its telephone number is (602) 485-1346.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered under this prospectus will be passed upon by Moye White LLP, Denver, Colorado.

                                     EXPERTS

         The consolidated financial statements of Raptor Networks Technology, Inc., as of and for the years ended December 31, 2006 and 2005 included in this prospectus and in the registration statement of which this prospectus is a part have been audited by Comiskey & Company, P.C., independent certified public accountants, to the extent and for the periods set forth in their report, appearing elsewhere in this prospectus, and are incorporated in this prospectus in reliance upon the report given upon the authority of Comiskey & Company, P.C., as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the common stock offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. Many of the contracts and documents described in this prospectus are filed as exhibits to the registration statements and you may review the full text of such contracts and documents by referring to such exhibits.

         For further information with respect to us and the common stock offered under this prospectus, reference is made to the registration statement and its exhibits and schedules. The registration statement, including its exhibits and schedules, may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street N.E., Washington, D.C. 20549. Copies of such documents may be obtained from the Securities and Exchange Commission upon the payment of the charges prescribed by the Securities and Exchange Commission. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

         The Securities and Exchange Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's web site address is http://www.sec.gov. Our web site address is http://www.raptor-networks.com.

         All trademarks or trade names referred to in this prospectus are the property of their respective owners.

                        RAPTOR NETWORKS TECHNOLOGY, INC.

                          INDEX TO FINANCIAL STATEMENTS


Report of Independent Registered Public Accounting Firm ....................F-2

Financial Statements

     Consolidated Balance Sheets............................................F-3

     Consolidated Statements of Operations..................................F-4

     Consolidated Statements of Stockholders' Equity (Deficit)..............F-5

     Consolidated Statements of Cash Flows..................................F-6

     Notes to Consolidated Financial Statements.............................F-7

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Raptor Networks Technology, Inc.


We have audited the accompanying consolidated balance sheets of Raptor Networks Technology, Inc. as of December 31, 2005 and 2006, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 2005 and 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (U.S.). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Raptor Networks Technology, Inc. as of December 31, 2005 and 2006, and the consolidated results of its operations, changes in stockholders' equity (deficit) and cash flows for the years ended December 31, 2005 and 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements are presented assuming the company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company has sustained accumulated losses from operations totaling more than $58,500,000 at December 31, 2006. This condition, and the fact that the Company has had no significant sales of its products to date, raise substantial doubt about its ability to continue as a going concern. Management's plans to address these conditions are also set forth in Note 1 to the financial statements. The accompanying financial statements do not include any adjustments which might be necessary if the Company is unable to continue.


Denver, Colorado
March 17, 2007

                                                          /S/ COMISKEY & COMPANY
                                                        PROFESSIONAL CORPORATION

                                       RAPTOR NETWORKS TECHNOLOGY, INC.
                                         CONSOLIDATED BALANCE SHEETS


                                                                             DECEMBER 31,       DECEMBER 31,
                                                                                 2005               2006
                                                                             -------------      -------------
                                                    ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                                 $   1,442,130      $     821,388
   Accounts Receivable                                                             178,640            319,764
   Inventory, net                                                                1,132,322            951,618
   Prepaid expenses                                                                199,246            218,650
   License fees                                                                    305,320            297,520
   Other current assets                                                             21,259             22,176
                                                                             -------------      -------------
      Total current assets                                                       3,278,917          2,631,116

PROPERTY AND EQUIPMENT, NET                                                        587,659            282,560

OTHER ASSETS
   Debt discount cost                                                                   --          1,979,004
   Debt issue cost                                                                  12,838             97,176
   Deposits                                                                        102,362            102,362
                                                                             -------------      -------------

TOTAL ASSETS                                                                 $   3,981,776      $   5,092,218
                                                                             =============      =============

                               LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
   Accounts payable                                                          $     155,412      $      87,488
   Deferred revenue                                                                     --             36,376
   Accrued liabilities                                                             144,239            205,619
   Detachable  warrants                                                                 --          9,773,967
   Conversion option liability                                                          --          6,806,620
   Senior convertible note payable                                                      --          1,041,666
   Short-term convertible debt                                                          --          1,214,290
   Accrued interest payable                                                         52,464            265,055
                                                                             -------------      -------------
      Total current liabilities                                                    352,115         19,431,081

Long-term convertible debt                                                       1,214,290                 --

STOCKHOLDERS' EQUITY (DEFICIT)
   Preferred stock, no par value; 5,000,000 shares authorized                           --                 --
   Common stock, $.001 par; 75,000,000 and 110,000,000 shares
      authorized 54,204,367 and 54,360,096 shares issued and outstanding            54,204             54,360
   Additional paid-in capital                                                   43,971,664         44,316,848
   Accumulated deficit                                                         (41,610,497)       (58,710,071)
                                                                             -------------      -------------
      Total stockholders' equity (deficit)                                       2,415,371        (14,338,863)
                                                                             -------------      -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                         $   3,981,776      $   5,092,218
                                                                             =============      =============


            The accompanying notes are an integral part of these consolidated financial statements

                                                     F-3

                                   RAPTOR NETWORKS TECHNOLOGY, INC.
                                CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                      DECEMBER 31,      DECEMBER 31,
                                                                          2005              2006
                                                                     -------------      -------------

REVENUE, NET                                                         $     289,236      $     849,285
COST OF SALES                                                              120,300            320,073
                                                                     -------------      -------------

GROSS PROFIT                                                               168,936            529,212
                                                                     -------------      -------------

OPERATING EXPENSES
   Consulting                                                                   --            105,508
   Finder's Fees                                                         1,064,405            465,000
   Cost of warrants granted                                              3,432,994                 --
   Salary expense and salary related costs                               3,072,206          2,890,942
   Marketing expense                                                       349,310            229,381
   Research & Development                                                  403,057            545,522
   Selling, general and administrative                                   2,324,939          2,404,743
                                                                     -------------      -------------

    Total operating expenses                                            10,646,911          6,641,096
                                                                     -------------      -------------

Loss from operations                                                   (10,477,975)        (6,111,884)
                                                                     -------------      -------------

OTHER INCOME (EXPENSE)
   Interest income                                                           2,779              1,609
   Change in fair value of warrants and conversion feature                      --         (9,080,794)
   Cost associated with convertible debt                                (2,652,000)                --
   Debt financing amortization - warrants and conversion feature                --         (1,562,456)
   Interest expense                                                       (263,744)          (346,049)
                                                                     -------------      -------------

Total other income (loss)                                               (2,912,965)       (10,987,690)
                                                                     -------------      -------------

Loss before income taxes                                               (13,390,940)       (17,099,574)
                                                                     -------------      -------------

Income tax benefit                                                              --                 --

NET LOSS                                                             $ (13,390,940)     $ (17,099,574)
                                                                     =============      =============

Basic and diluted net loss per share                                 $       (0.33)     $       (0.32)
                                                                     =============      =============

Basic and diluted weighted average number
  of shares outstanding                                                 40,001,954         54,213,443
                                                                     =============      =============


        The accompanying notes are an integral part of these consolidated financial statements

                                                 F-4

                                                  RAPTOR NETWORKS TECHNOLOGY, INC.
                                      CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)


                                       Common Stock                         Additional             Total
                                  -------------------    Additional    Paid-in                 stockholders'
                                  Number of               Paid-in      Capital-   Accumulated     equity
                                   shares      Amount     Capital      Warrants     Deficit      (deficit)
                                  ----------   ------    ----------   ----------  -----------   -----------

Balance, December 31, 2004        30,845,942   30,846    26,836,247      120,000  (28,219,557)   (1,232,464)
                                  ----------   ------    ----------   ----------  -----------   -----------
Common stock issued for legal        975,000      975       388,538           --           --       389,513
settlement, January 12, 2005
$0.40 per share

Common stock issued for legal
settlement, January 12, 2005
$0.578 per share                     262,500      262       151,463           --           --       151,725

Common stock and warrants issued
for Cash, April - June 2005 $0.50
per share                          4,262,000    4,262     2,126,738           --           --     2,131,000

Common stock and warrants issued
for Cash, July - September 2005
$0.50 per share                    6,355,000    6,355     3,171,145           --           --     3,177,500

Common stock issued in bridge
loan conversion $0.40 per share    1,540,244    1,540       614,557           --           --       616,097

Common stock issued in bridge
loan conversion $0.50 per share    6,023,931    6,024     2,503,947           --           --     2,509,971

Common stock issued for services
issued for Note                      300,000      300       157,800           --           --       158,100

Beneficial conversion
Feature of convertible notes              --       --            --    2,271,400           --     2,271,400

Detachable common stock purchase
warrants                                  --       --            --      380,600           --       380,600

Warrants issued as a financing
incentive                                 --       --            --    3,432,994           --     3,432,994

Common stock and warrants issued
for Cash, Oct - December 2005
$0.50 per share                    3,639,750    3,640     1,816,235           --           --     1,819,875

Net loss for the year ended
December 31, 2005                         --       --            --           --  (13,390,940)  (13,390,940)
                                  ----------   ------    ----------   ----------  -----------   -----------
Balance, December 31, 2005        54,204,367   54,204    37,766,670    6,204,994  (41,610,497)    2,415,371
                                  ----------   ------    ----------   ----------  -----------   -----------
Common stock issued upon cashless     46,979       47        23,442      (23,489)          --            --
exercise of Warrants

Common stock issued for cash upon
exercise of Warrants                 108,750      109        54,266           --           --        54,375

Stock Based Compensation                  --       --       168,214           --           --       168,214

Beneficial Conversion Privilege           --       --       122,751           --           --       122,751

Net loss for the year ended
December 31, 2006                         --       --            --           --  (17,099,574)  (17,099,574)
                                  ----------   ------    ----------   ----------  -----------   -----------
Balance, December 31, 2006        54,360,096   54,360    38,135,343    6,181,505  (58,710,071)  (14,338,863)
                                  ----------   ------    ----------   ----------  -----------   -----------


                        The accompanying notes are an integral part of the consolidated financial statements.

                                                                F-5

                                           RAPTOR NETWORKS TECHNOLOGY, INC.
                                        CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                              December 31, 2005      December 31, 2006
                                                                              -----------------      -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                                    $(13,390,940)          $(17,099,574)
     Adjustments to reconcile net loss to net cash flows from operating activities:
         Depreciation                                                                 316,388                311,563
         Amortization                                                                  12,838              1,600,867
         Common stock issued for services/settlements                                 699,338                     --
         Change in fair value of warrants and conversion options                           --              9,080,794
         Interest expense related to debt conversion                                2,652,000                     --
         Common stock compensation expense                                                 --                168,214
         Common stock issued for interest payable related to
           debt conversion                                                            166,068                     --
         Warrants issued                                                            3,432,994                     --
     Changes in operating assets and liabilities:
          Accounts receivable                                                              --               (141,124)
          Other current assets                                                       (190,266)                  (916)
          Deposits                                                                      1,971                     --
          Prepaid assets                                                               61,051                (19,404)
          License fees                                                                (45,840)                 7,800
          Inventories                                                                  79,968                180,704
          Accounts payable                                                           (262,908)               (67,924)
      Interest payable                                                                    745                212,591
          Other accrued liabilities                                                  (953,447)                61,380
          Deferred Revenue                                                            (44,000)                36,376
                                                                                 ------------           ------------
     Net cash flows from operating
      activities                                                                   (7,464,040)            (5,668,653)
                                                                                 ------------           ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
         Property and equipment purchases                                            (133,601)                (6,464)
                                                                                 ------------           ------------
     Net cash flows from investing
      activities                                                                     (133,601)                (6,464)
                                                                                 ------------           ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
         Issuance of Common Stock                                                   7,128,375                 54,375
         Proceeds from issuance of convertible note payable                                --              5,000,000
Payments on short-term debt                                                           (87,817)              (689,410)
         Proceeds from convertible Debt                                             1,960,000                689,410
                                                                                 ------------           ------------
     Net cash flows from investing
      activities                                                                    9,000,558              5,054,375
                                                                                 ------------           ------------

NET INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS                                                               1,402,917               (620,742)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                       39,213              1,442,130
                                                                                 ------------           ------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                       $  1,442,130           $    821,388
                                                                                 ============           ============

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITY

Property and equipment acquired by short term note                                         --                     --
Interest paid                                                                          80,922                 95,043
Taxes paid                                                                                 22                     --


                The accompanying notes are an integral part of the consolidated financial statements.

                                                         F-6

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2006


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------

DESCRIPTION
-----------
The Company is a provider of integrated high-speed Ethernet switching systems which enable new emerging high bandwidth critical applications. The data network market areas that the Company is targeting include video, storage, Internet Protocol telephony, and technology refresh. The Company is currently focusing on the United States market. Principal operations have commenced, although minimal revenues have been recognized to date.

The Company was incorporated under the laws of the state of Colorado on January 22, 2001 under the name Pacific InterMedia, Inc. ("Pacific"). The principal office of the corporation is 1241 E. Dyer Rd., Suite 150, Santa Ana, California 92705.

On October 17, 2003, Pacific completed a business combination transaction with Raptor Networks Technology, Inc. ("Raptor"), a closely-held California corporation, through acquisition of all of the issued and outstanding common stock of Raptor in exchange for authorized but previously unissued restricted Common Stock of Pacific. Immediately prior to completion of the acquisition transaction, Pacific had a total of 4,034,000 shares of its Common Stock issued and outstanding comprised of 1,034,000 registered shares held by approximately 25 stockholders and 3,000,000 shares of restricted stock held by Pacific's founder and sole officer and director.

As a material aspect of the acquisition, Pacific re-acquired and cancelled the 3,000,000 restricted shares as consideration for transfer of its remaining assets consisting of cash and office equipment to the officer and director, leaving only the registered common stock, 1,034,000 shares, as all of its issued and outstanding capital stock prior to completion of the Raptor acquisition.

Pursuant to terms of the acquisition agreement, all of the issued and outstanding common stock of Raptor, 19,161,256 shares, was acquired by Pacific, share-for-share, in exchange for its authorized but previously unissued common stock. Upon completion of the acquisition, Raptor became a wholly owned subsidiary of Pacific and the Raptor shareholders became shareholders of Pacific. Unless otherwise indicated, all references in these financial statements to "the Company" include Pacific and its wholly owned subsidiary, Raptor. All intercompany transactions have been eliminated. On December 3, 2003, Pacific changed its name to Raptor Networks Technology, Inc.

The acquisition transaction has been treated as a reverse merger, with Raptor considered the accounting acquirer. The Company's reporting year end was subsequently changed from August 31 to December 31.

REVENUE RECOGNITION
-------------------
The Company records revenues when the following criteria are met: (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred; (iii) the price to the customer is fixed or determinable; and (iv) collection of the sales price is reasonably assured. Delivery occurs when goods are shipped and title and risk of loss have passed to the customer. Revenue is deferred in all instances where the earnings process is incomplete. The Company recognizes revenue from distribution sales when all contingencies are satisfied and upon persuasive evidence of a sale to end users until such time that historical sell through ratios have been developed.

CASH AND CASH EQUIVALENTS
-------------------------
The Company considers all short-term marketable securities with a maturity of three months or less to be cash equivalents.

PREPAID EXPENSES
----------------
Prepaid expenses represent amounts paid in advance for contracts extending past the period end date.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2006


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------------------

INVENTORY
---------
Inventory is recorded at the lower of average cost or market. When required, a provision is made to reduce excess and obsolete inventory to estimated net realizable value. Inventory at December 31, 2006 consists of raw materials and finished goods.

LICENSE FEES
------------
The Company capitalizes software license fees from third party software which is included in its systems. These costs will be amortized and charged to cost of sales over the projected number of systems expected to be sold incorporating the capitalized software. The amount of capitalized license fees totaled $310,000 for the years ended December 31, 2005 and December 31, 2006. Amortization of these license fees included in cost of sales for the years ended December 31, 2005 and 2006 totaled 4,160 and $7,800 respectively.

PROPERTY AND EQUIPMENT
----------------------
Property and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the assets' estimated useful lives as follows: computer equipment, furniture and fixtures and testing equipment are depreciated over three years, office equipment is depreciated over seven years and leasehold improvements are depreciated over the term of the lease.

REPAIRS AND MAINTENANCE
-----------------------
Repairs and maintenance of a routine nature are charged as incurred, while those which extend or improve the life of existing assets are capitalized.

MARKETING COSTS
---------------
Advertising costs are expensed as incurred. For the years ended December 31, 2005 and 2006, advertising costs were $349,310 and $229,381 respectively.

RESEARCH AND DEVELOPMENT COSTS
------------------------------
Research and development (R&D) costs, which are expensed as incurred, are comprised of the following costs incurred in performing R&D activities: product design cost including rental of design tools, consumables, and costs of prototypes.

IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS
-------------------------------------------
The Company reviews its long-lived assets and certain related intangibles for impairment periodically, and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. When necessary, impaired assets are written down to estimated fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates. No assets were considered impaired for the years ended December 31, 2005 and 2006.

DEPOSITS
--------
Deposits represent amounts paid under the Company's office space lease and various other arrangements with state agencies.

USE OF ESTIMATES
----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2006


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------------------

INCOME TAXES
------------
The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted federal, state, and local income tax rates and laws that are expected to be in effect when the differences reverse.

FAIR VALUE OF FINANCIAL INSTRUMENTS
-----------------------------------
Unless otherwise indicated, the fair value of all reported assets and liabilities which represent financial instruments (none of which are held for trading purposes) approximate the carrying values of such instruments.

RECLASSIFICATIONS
-----------------
Certain previous year amounts have been reclassified to conform to the current year presentation. These reclassifications had no impact on net earnings, financial position or cash flows.

STOCK-BASED COMPENSATION
------------------------
On January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123(revised 2004), "Shared Based Payment" ("SFAS No.123R"), which requires the measurement and recognition of compensation cost for all share-based payment awards made to employees and directors based on estimated fair values. Prior to the adoption of SFAS No. 123R, the Company accounted for its stock-based employee compensation related to stock options under the intrinsic value recognition and measurement principles of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and the disclosure alternative prescribed by SFAS No. 123, "Accounting for Stock-Based Compensation," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure." Accordingly, the Company presented pro forma information for the periods prior to the adoption of SFAS No. 123R and no employee compensation cost was recognized for the stock-based compensation plan.

The Company has elected to use the modified prospective transition method for adopting SFAS No. 123R, which requires the recognition of stock-based compensation cost on a prospective basis; therefore, prior period financial statements have not been restated. Under this method, the provisions of SFAS No. 123R are applied to all awards granted after the adoption date and to awards not yet vested with unrecognized expense at the adoption date based on the estimated fair value at grant date as determined under the original provisions of SFAS No.
123. The impact of forfeitures that may occur prior to vesting is also estimated and considered in the amount recognized. Pursuant to the requirements of SFAS No. 123R, the Company will continue to present the pro forma information for periods prior to the adoption date.

The 2005 Stock Plan was approved by the Company's shareholders on June 9, 2005 at the Company's 2005 Annual Meeting of Shareholders. The Company does not intend to grant any stock options under the 2005 Stock Plan until the plan has been registered under applicable federal and state securities laws. The Company is in the process of preparing a registration statement on Form S-8 covering our 2005 Stock Plan with the Securities and Exchange Commission and comparable California state securities filings for option outside of the plan. As of December 31, 2006, all stock options have been issued outside of the 2005 Stock Plan. Effective January 4, 2005, the Company re-priced 895,000 of its issued and outstanding stock options, with original exercise prices ranging from $1.50-$1.75 per share, to a new exercise price of $1.00 per share. The Company performed an analysis of the variable portion of the re-priced options and determined there was no financial impact to be recognized.

The Company has historically and continues to utilize the Black-Scholes option pricing model to determine the fair value of stock options on the date of grant. This model derives the fair value of stock options based on certain assumptions related to the expected stock price volatility, expected option life, risk-free interest rate and dividend yield. The Company's expected volatility is based on the historical volatility of the Company's stock price over the most recent period commensurate with the expected term of the stock option award. The estimated expected option life is based primarily on historical employee exercise patterns. The Company has not paid dividends in the past and does not plan to pay any dividends in the future.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2006


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------------------

As of December 31, 2006, the total unrecognized share-based compensation cost related to unvested stock options was approximately $130,049. For the year ended December 31, 2006 the Company recognized $168,214 in stock-based compensation costs related to the issuance of stock options to employees. This cost was calculated in accordance with SFAS No. 123R and is reflected in the Company's operating expenses.

Information with respect to stock option activity is as follows:

                                                                Weighted Average
                                                  Shares         Exercise Price
                                              -------------     ----------------
Outstanding at December 31, 2005                 2,020,000           $1.00
  Granted                                          253,500           $1.00
  Exercised                                              -               -
  Forfeited or expired                            (628,000)          $1.00
                                              -------------     ----------------
Outstanding at December 31, 2006                 1,645,500           $1.00
                                              =============     ================
Options exercisable at December 31, 2006          981,664

The fair value of each stock option grant for the year ended December 31, 2006 was estimated on the date of grant using the following assumptions:

         Dividend Yield......................................           0.0%
         Risk-Free Interest Rate.............................           6.0%
         Expected Life.......................................     .75 - 3 years
         Expected Volatility.................................       91% - 164%

The following table illustrates the effect on net loss and basic loss per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to options granted under the Company stock option plans for the year ended December 31, 2005:

                                                               December 31, 2005
                                                               -----------------
Net Income (loss)
   As reported.............................................     $ (13,390,940)
                                                                ==============
Stock-based employee compensation expense determined
  under the fair value method..............................          (167,392)
                                                                ==============
    Pro forma..............................................     $ (13,558,332)
                                                                ==============

Basic net loss per share
   As reported.............................................     $       (0.33)
                                                                ==============
   Pro forma...............................................     $       (0.34)
                                                                ==============

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2006


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------------------

CONSIDERATION OF OTHER COMPREHENSIVE INCOME ITEMS
-------------------------------------------------
The Financial Accounting Standards Board has issued "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 requires companies to present comprehensive income (consisting primarily of net income plus other direct equity changes and credits) and its components as part of the basic financial statements. For the year ended December 31, 2006 and the year ended December 31, 2005, the Company's financial statements do not contain any changes in equity that are required to be reported separately in comprehensive income.

CONCENTRATION OF RISK
---------------------
From time-to-time, the Company maintains cash balances in excess of FDIC insured limits. The amount of such excess at December 31, 2006 was approximately $750,000.

LOSS PER SHARE
--------------
Loss per share was computed using the weighted average number of shares of common stock and common stock equivalents outstanding during the period.

COMPENSATED ABSENCES
--------------------
The Company maintains a personal time off policy. Employees of the Company are entitled to compensated absences depending on their length of service to a maximum of 25 days. For the years ended December 31, 2005 and 2006 the balance owed for compensated absences was $82,821 and $108,752 respectively.

NEW ACCOUNTING PRONOUNCEMENTS
-----------------------------
In June 2006, the FASB issued FASB Interpretation No. ("FIN") 48, ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES--AN INTERPRETATION OF FASB STATEMENT NO. 109. FIN 48 clarifies the accounting for uncertainty in income taxes recognized under SFAS No. 109, ACCOUNTING FOR INCOME TAXES. FIN 48 prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return and also provides guidance on various related matters such as derecognition, interest and penalties, and disclosure. FIN 48 is effective with the Company's fiscal year beginning January 1, 2007. The Company expects that the financial impact, if any, of applying the provisions of FIN 48 to all tax positions will not be material upon the initial adoption of FIN 48. The Company has not yet determined the impact of this new accounting interpretation on its financial statements.

In September 2006, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 108 ("SAB 108"). Due to diversity in practice among registrants, SAB 108 expresses SEC staff views regarding the process by which misstatements in financial statements are evaluated for purposes of determining whether financial statement restatement is necessary. SAB 108 requires registrants to quantify misstatements using both the balance sheet and income statement approaches and to evaluate whether either approach results in quantifying an error that is material in light of relative quantitative and qualitative factors. SAB 108 is effective for fiscal years ending after November 15, 2006, and early application is encouraged. The adoption of SAB 108 did not have an effect on the financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, "FAIR VALUE MEASUREMENTS" ("SFAS No. 157"). SFAS No. 157 provides guidance for using fair value to measure assets and liabilities. This standard also responds to investors' requests for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS No. 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value. The standard does not expand the use of fair value in any new circumstances. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years; therefore, the Company expects to adopt SFAS No. 157 at the beginning of fiscal 2008. The Company is currently evaluating the impact of this standard.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2006


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------------------

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities--Including an amendment of FASB Statement No. 115". SFAS No. 159 permits entities to choose to measure many ?nancial instruments and certain other items at fair value. The objective is to improve ?nancial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the FASB's long-term measurement objectives for accounting for ?nancial instruments. SFAS No. 159 is effective as of the beginning of an entity's ?rst ?scal year that begins after November 15, 2007. The Company is currently evaluating the impact of this standard.

PRESENTATION AS A GOING CONCERN
-------------------------------
The Company has had only a limited operating history with minimal sales, and has sustained operating losses of $13,390,940 in 2005 and $17,099,574 in 2006. Although at December 31, 2006, the Company had a working capital deficit position of ($16,799,965) and a stockholders' deficit of $14,338,863, these results came primarily from additional debt financing and the conversion of debt to equity. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

In January, 2007, the Company raised an additional $1.6 million and in the period January - March 2007, the Company received an additional $161,655 from the cash exercise of existing warrants. In addition, it is expected that revenue growth will increasingly cover funding needs the Company may have. However, there is no guarantee that this revenue growth will occur and the Company currently has no commitments for any additional financing and there can be no assurance that the Company will be able to obtain requisite financing on acceptable terms, if at all. The accompanying financial statements do not reflect any adjustments which might be necessary if the Company is unable to continue.

2.       PROPERTY & EQUIPMENT
         --------------------

Property and equipment consisted of the following:
                                                                                        December 31, 2005      December 31, 2006
                                                                                        -----------------      -----------------

         Furniture and Office equipment                                                 $         188,481      $         194,944
         Computer equipment                                                                       193,701                193,701
         Testing equipment                                                                        606,738                606,738
         Leasehold Improvements                                                                   113,317                113,317
                                                                                        -----------------      -----------------

                                                                                                1,102,237              1,108,700
         Less: Accumulated depreciation                                                          (514,578)              (826,140)
                                                                                        -----------------      -----------------

                                                                                        $         587,659      $         282,560
                                                                                        =================      =================

3.       INVENTORY
         ---------

Inventory consisted of the following:
                                                                                        December 31, 2005      December 31, 2006
                                                                                        -----------------      -----------------

         Raw Materials                                                                  $         962,483      $         886,785
         Finished Goods                                                                           169,839                 64,833
                                                                                        -----------------      -----------------

                                                                                        $       1,132,322      $         951,618
                                                                                        =================      =================

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2006


4.       CONVERTIBLE DEBT
         ----------------

                                    8%, 3 YEAR NOTES    10% BRIDGE NOTES    8% BRIDGE NOTES
                                    ----------------    ----------------    ---------------

Balance at December 31, 2004         $    1,214,290      $    1,000,000      $           --

   Issuance of Notes                             --           1,360,000             600,000
   Conversion on August 25, 2005                 --          (2,360,000)                 --
   Conversion on July 15, 2005
                                                 --                  --            (600,000)
                                     --------------      --------------      --------------

Balance at December 31, 2005         $    1,214,290      $           --      $           --

                                     ==============      ==============      ==============
Balance at December 31, 2006         $    1,214,290      $           --      $           --
                                     ==============      ==============      ==============

8%, 3 Year Notes
----------------

During the period December 2003 to April 2004, the Company received convertible loans for a total amount of $1,214,290. Interest on these loans accrues at an annual rate of 8%. The loans are convertible into shares of the Company's common stock at any time during the three year period following initial funding of the loans. The conversion rate is $3.50 per share. If the loans are not earlier voluntarily converted, the total amount owed shall automatically convert into shares of the Company's common stock at a conversion price of $3.50 per share on April 15, 2007.

10% Convertible Bridge Notes
----------------------------

During the period between November 2004 and February 2005, the Company issued forty-two convertible notes (the "10% Notes") to various private-party non-affiliate accredited investors in the aggregate principal amount of $2,360,000 in exchange for $2,360,000 in cash, less a 10% placement fee, for net proceeds of $2,124,000. The 10% Notes bore interest at a rate of 10% per annum. Pursuant to the terms of the 10% Notes, the outstanding principal amount of these loans, together with all accrued but unpaid interest thereunder, would automatically convert into shares issued in an equity based financing with gross proceeds of at least $4,000,000, if any, of the sale of the Company's common stock or other equity based equivalent, and at a price per share not to exceed $0.50 per share (a "10% Note Qualified Financing"); provided, however, that for the purpose of determining the number of shares and warrants to be received by the holders upon such conversion, the holders would be deemed to have tendered 120% of the outstanding balance of the 10% Notes.

The 10% Convertible Notes were issued along with 1,416,000 Series E Common Stock Purchase Warrants to purchase Common shares at $0.60 per share for a term of five years from issuance. The net proceeds from the issuance of convertible debt and warrants was first allocated to the convertible debt and the warrants in the ratio of their respective fair values, resulting in a discount from the debt related to the Series E Warrants (of which $120,000 was recognized in 2004). Since the 10% Convertible Notes were due on demand, the entire discount of $1,743,300 on the convertible debt and $380,600 for the Series E Warrants was charged to operations in the year incurred. Upon resolution of the 10% Note Qualified Financing contingency, the value assigned to the beneficial conversion feature was recorded as additional debt discount in the amount of $2,124,000 and charged to operations in 2005.

The Series E Warrants have an exercise price of $0.60 per share and shall expire five years from the date of issuance. Management believes that it is reasonable to assume that the 1,416,000 Series E Warrants will be settled in shares. With respect to the valuation of the 1,416,000 Series E Warrants, issued between November 2004 and February 2005, a volatility of 88%, a strike price of $0.60, an option value of $0.27 - $0.72 and using the Black-Scholes model, an additional expense of financing of $395,190 has been recognized during the year 2005.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2006


As of the August 25, 2005 closing of the Company's "2005 Private Placement" of units consisting of common stock and warrants, the Company had raised total gross proceeds of $3,558,500 through such 2005 Private Placement. In addition, between February 2005 and April 2005 (and as described in more detail below), the Company secured additional private debt financing from various private-party non-affiliates in the original aggregate principal amount of $600,000 through the issuance of 8% Convertible Bridge Notes. After adding this $600,000 in convertible debt financing to the gross proceeds of the 2005 Private Placement, the aggregate gross proceeds to the Company were $4,158,500. As a result, the Company achieved a 10% Note Qualified Financing and, accordingly, the $4,000,000 automatic conversion event of the 10% Notes was triggered upon the August 25, 2005 closing of the 2005 Private Placement.

As of August 25, 2005, the total principal and accrued interest under the 10% Notes was $2,509,971. After taking into account the provision of the 10% Notes which provided that the holders would be deemed to have tendered 120% of the outstanding balance of the 10% Notes, the holders of the 10% Notes were deemed to have tendered $3,011,965 for the purpose of determining the number of shares and warrants to be received by the holders upon such conversion. Based on the offering terms of the Company's 2005 Private Placement, the holders were entitled to an aggregate of 6,023,932 shares of the Company's common stock (based on a $0.50 price per share of common stock included within the units offered to investors in the 2005 Private Placement) and 1,505,989 Series G-BH Warrants to purchase the Company's common stock. The Series G-BH Warrants have an exercise price of $2.50 per share of common stock, expire five years from the date of issuance, and are callable by the Company the first day after the 30-trading-day average price of the Company's common stock exceeds $3.50 per share. With respect to the valuation of the 1,505,989 Series G-BH Warrants, issued between November 2004 and February 2005, a volatility of 88%, a strike price of $2.50, an option value of $0.17 - $0.51 and using the Black-Scholes model, an additional expense of financing of $552,126 has been recognized during the year 2005.

8% Convertible Bridge Notes
---------------------------

Between February 2005 and April 2005, the Company obtained private debt financing from various private-party non-affiliates in the original aggregate principal amount of Six Hundred Thousand Dollars ($600,000). The net proceeds to the Company were Five Hundred Twenty-Eight Thousand Dollars ($528,000) after the payment of a 12% placement fee to the placement agent. The debt was evidenced by thirteen Convertible Bridge Notes (the "8% Notes"), which bore interest at a rate of 8% per annum. The 8% Notes contained a conversion provision whereby the entire principal and accrued interest of the 8% Notes would automatically convert into shares of the Company's common stock if the Company raised at least Three Million Dollars ($3,000,000) in a private equity financing after the issuance of the 8% Notes (an "8% Note Qualified Financing"). For purposes of such conversion, the conversion price would reflect a 20% discount from the per share purchase price in the 8% Note Qualified Financing. In addition, the $600,000 in 8% Notes was to be added to the proceeds from the 8% Note Qualified Financing for purposes of calculating the $3,000,000 amount, which triggered the automatic conversion.

As of the July 15, 2005 closing of the Company's 2005 Private Placement, the Company had raised total gross proceeds of $2,416,000 through such 2005 Private Placement. After adding the $600,000 in 8% Notes to these gross proceeds as required by the conversion provisions of the 8% Notes, the aggregate gross proceeds from the 2005 Private Placement and 8% Notes was $3,016,000. As a result, the Company achieved an 8% Note Qualified Financing and, accordingly, the $3,000,000 automatic conversion event of the 8% Notes was triggered upon the July 15, 2005 closing of the 2005 Private Placement.

As of July 15, 2005, the total principal and accrued interest under the 8% Notes was $616,097. Pursuant to the 20% discount in conversion price discussed above, the conversion price of the 8% Notes was $0.40 per share of the Company's common stock (based on a $0.50 price per share of common stock included within the units offered to investors in the 2005 Private Placement). Based on this $0.40 per share conversion price, the holders of the 8% Notes were entitled to an aggregate of 1,540,244 shares of the Company's common stock. The conversion of the 8% Notes did not entitle the holder's thereof to any warrants to purchase common stock.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2006


Since the conversion of the 8% Notes was contingent on the fact that an equity based financing of at least $3,000,000 be obtained, the total charge was measured as per the date of issuance of the notes in the first and second quarter of 2005 and this charge was recognized during the third quarter of 2005 as prescribed under paragraph 13 of EITF 98-5 upon obtaining the 8% Note Qualified Financing of $3,000,000. For the valuation of the conversion feature of the note, an effective conversion price was assumed to be $0.40 per share (based on an offering price of $0.50); using the fair market values on the dates of receipt of proceeds ranging from $0.55 - $0.76 and a volatility of 88%, the total amount charged to operations during the year 2005 is $528,000.

The total interest expenses for all of the notes referenced in this Note 4 amounted to $2,586,678 and $97,183 for the years ended December 31, 2005 and 2006 respectively.

5.       SENIOR CONVERTIBLE NOTE PAYABLE
         -------------------------------

                                           SENIOR                         DETACHABLE       CONVERSION          DEBT
                                        CONVERTIBLE     NOTE PAYABLE       WARRANTS          OPTION          DISCOUNT
                                        NOTE PAYABLE    DEBT DISCOUNT      LIABILITY        LIABILITY         (ASSET)
                                        -----------      -----------      -----------      -----------      -----------

Balance at December 31, 2005            $        --      $        --      $        --      $        --      $        --

July 31 Senior convertible notes
                                         (5,000,000)              --               --               --               --
Detachable warrant and Conversion
feature July 31,2006                             --        5,000,000       (4,431,011)      (3,068,783)       2,499,794

Change in fair value of warrants
                                                 --               --       (5,342,956)              --               --
Change in fair value of conversion
feature                                          --               --               --       (3,737,837)              --

Amortization of debt discount to
other expense                                    --       (1,041,666)              --               --               --

Amortization of debt discount asset
to other expense                                 --               --               --               --         (520,790)
                                        -----------      -----------      -----------      -----------      -----------

Balance at December 31, 2006            $(5,000,000)     $ 3,958,334      $(9,773,967)     $(6,806,620)     $ 1,979,004
                                        ===========      ===========      ===========      ===========      ===========

Senior Convertible Note Financing
---------------------------------

On July 31, 2006, the Company completed a private placement of senior convertible notes and warrants to purchase common stock to certain institutional investors for gross proceeds of $5,000,000. The Company will make monthly installment payments on the convertible notes beginning on the earlier of (i) the first day of the calendar month following the month that the registration statement required to be filed by the Company covering certain shares underlying the convertible notes and warrants is declared effective by the Securities and Exchange Commission ("SEC") or (ii) December 1, 2006. The convertible notes have a maturity date of July 31, 2008. The notes bear interest at a rate of 9.25% per annum, which rate may be adjusted to 7% per annum if certain conditions are satisfied.

Subject to the satisfaction of certain conditions, including without limitation the above referenced registration statement being declared and remaining effective for certain extended periods of time, the Company may elect to make monthly installment payments in cash or in shares of the Company's common stock at a discount to the then current price of the Company's common stock. If such conditions are not satisfied, the Company will be required to pay such installment payments in cash. The notes have an initial conversion price of
0.43948 per share, which is subject to adjustment based on various factors, some of which are beyond the Company's control. Since the actual conversion price that would apply to future installment payments made in shares of the Company's common stock or other conversion events under the convertible notes cannot be predicted at this time, the actual number of shares of the Company's common stock that will be required if installment payments are made in shares, or should some other conversion events occur, cannot be predicted at this time.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2006


The Company also issued as part of the convertible note private placement Series L Warrants and Series M Warrants to investors in the notes. The Series L Warrants are immediately exercisable and enable the holders thereof to purchase an aggregate of up to 17,065,623 shares of the Company's common stock. The Series M Warrants become exercisable only upon a mandatory conversion of the notes by the Company, if any, and entitle the holders thereof to purchase an aggregate of up to 7,395,103 shares of the Company's common stock. Both the Series L Warrants and Series M Warrants have an initial exercise price of $0.5054 per share and expire on July 31, 2011.

Pursuant to the terms of the convertible note private placement agreements, the Company is required to file a registration statement with the SEC registering for resale certain shares of common stock underlying the convertible notes, Series L Warrants and Series M Warrants. Failure to meet the registration requirements for certain required periods will result in an event of default under the senior convertible notes. Because the Company was unable to register the number of shares agreed upon in the Senior Convertible Note financing, the registration statement filed with the SEC was withdrawn and an amended financing was agreed upon on January 22, 2007. See our Subsequent Events Note 11 below for further details.

The terms of the convertible notes include certain conversion features that represent derivative financial instruments under paragraph 12 of SFAS No. 133. These conversion features could result in a variable number of shares to be issued upon conversion and therefore the convertible note does not qualify as conventional convertible debt as defined by EITF 05-02. As such, in accordance with paragraph 4 of EITF 00-19, the Company has classified the conversion feature as a liability on its balance sheet measured at fair value using the Black-Scholes option pricing model. The initial amount of this conversion liability on July 31, 2006 was valued at $3,068,783. SFAS 133 and EITF 00-19 further require the Company to account for the conversion feature using the fair value method at the end of each quarter, with the resultant gain or loss recognition recorded against earnings. The fair market value of the conversion feature after applying the Black-Scholes option pricing model was determined to be $6,806,620 and was recognized by recording a charge to Other Losses in the amount of $3,737,837.

With respect to the Series L Warrants and the Series M Warrants, it is noted that the conversion feature as mentioned before could result in a variable number of shares to be issued upon conversion. This condition, which is outside of the Company's control, could impact the Company's ability to maintain the appropriate level of reserved shares in place required for the Series L Warrants and the Series M Warrants. This could result in the need for the Company to obtain approval from its shareholders to increase its authorized share capital to accommodate appropriate reserves for shares issuable upon exercise of the Series L Warrants and Series M Warrants. Since shareholder approval for this increase of authorized share capital cannot be guaranteed the Series L Warrants and Series M Warrants, in accordance with EITF 00-19, need to be classified as a liability on the Company balance sheet measured at fair value using the the Black-Scholes option pricing model. The initial amount of this detachable warrant on July 31, 2006 was valued at $4,431,011. SFAS 133 and EITF 00-19, further require the Company to account for the conversion feature using the fair value method at the end of each quarter, with the resultant gain or loss recognition recorded against earnings. The fair market value of the detachable warrant after applying the Black-Scholes option pricing model was determined to be $9,773,967 and was recognized by recording a charge to Other Losses in the amount of $5,342,956.

The initial fair value of the conversion feature and the detachable warrant at July 31, 2006 was $7,499,794. The face value of the senior convertible note was $5,000,000, thus we recorded the excess over $5,000,000 as a Debt discount asset of $2,499,794. Amortization of the debt discount liability equals $1,041,666 and amortization of the debt discount asset equals $520,790 for total amortization of debt discounts of $1,562,456.

Since conversion of the Series M Warrants is contingent on a mandatory conversion of the notes by the Company, as described above, the total charge was measured as per the date of issuance of these warrants; however, this charge will not be recognized until the mandatory conversion "contingency" has been removed as allowed under paragraph 13 of EITF 98-5. The value of the Series M Warrants measured at fair value on July 31, 2006 and using the Black-Scholes option pricing model amounted to $1,920,105.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2006


In connection with the $5,000,000 private placement, the Company issued to the placement agent, warrants with a term of five-years, to purchase 455,084 shares of the Company's common stock. These placement agent warrants are immediately exercisable and have an exercise price of $0.43948 per share. The placement agent warrants were measured at fair value using the Black-Scholes option pricing model. The resulting net debt issuance cost at December 31, 2006 was $97,176. During the year ended December 31, 2006 the Company charged an amount of $25,575 to interest expense.

6.       STOCKHOLDERS' EQUITY
         --------------------

As of December 31, 2004, 30,845,942 shares of the Company's $0.001 par value common stock were issued and outstanding. Of these, 20,712,100 shares had been issued for services, 4,627,619 shares had been issued at $0.50 per share for total proceeds of $2,313,810, 3,200,000 shares were issued at $1.75 per share for total proceeds of $5,600,000, 972,223 shares were issued at $1.80 per share for total proceeds of $1,750,000, 300,000 shares had been issued at $0.01 per share for total proceeds of $3,000, and 1,034,000 shares remain from the reverse merger described in the audited financial statements at December 31, 2003.

 In the fourth quarter of 2004, the Company retired a total of 3,600 shares. These shares were initially issued in connection with an agreed upon contract with a provider of investment relations (IR) services. The parties agreed on a change of contract conditions and the shares were no longer required. The IR firm never received the shares and the Company returned these shares to the transfer agent for retirement.

During 2003 the Company's former corporate lawyer was granted 50,000 shares at $0.01. Based on this grant a stock subscription receivable of $500 was booked. In connection with the non-renewal of the contract with the Company's former corporate lawyer, the Company considered it appropriate to write off the subscription receivable in 2004.

During 2005, the Company issued 975,000 shares and 262,500 shares, respectively, in connection with the settlement of two lawsuits as more fully described in the Company's Current Reports on Form 8-K filed with the SEC on January 24, 2005 and February 22, 2005, respectively. The Company also issued 300,000 shares for services. In connection with the Company's 2005 Private Placement and the conversion of convertible debt, the Company issued 14,256,750 shares at $0.50 per share for total proceeds of $7,128,375, 1,540,243 shares at $0.40 per share for total proceeds of $616,097 (as a result of the conversion of the 8% Notes discussed in Note 4 above) and 6,023,932 shares at $0.42 per share for total proceeds of $2,509,971 (as a result of the conversion of the 10% Notes discussed in Note 4 above).

During 2006, the Company issued a total of 155,729 shares of which 46,979 shares related to the cashless exercise of Series J warrants and 108,750 shares related to the cash exercise of Series H warrants issued at $0.50 per share for total proceeds of $54,375.

The Company's authorized capital consisted of 75,000,000 and 110,000,000 shares of common stock, par value $0.001 per share at December 31, 2005 and December 31, 2006, respectively, and 5,000,000 shares of preferred stock, no par value per share as of both dates.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2006


7.       WARRANTS
         --------


         Warrants granted to investors, brokers and other service providers are summarized as follows:

                                                                                           Weighted Average
                                                                            Shares          Exercise Price
                                                                       ---------------     ----------------
  Outstanding at December 31, 2004                                          7,196,968      $          2.49
    Granted                                                                 9,058,119                 1.63
    Cancelled/Forfeited                                                             -                    -
    Exercised                                                                       -                    -
                                                                       ---------------     ----------------
  Outstanding at December 31, 2005                                         16,255,087      $          2.01
    Granted                                                                24,915,810                 0.51
    Cancelled/Forfeited                                                     (972,223)                 1.25
    Exercised                                                               (205,800)                  .50
                                                                       ---------------     ----------------
  Outstanding at December 31, 2006                                         39,992,874      $           .98
                                                                       ===============     ================

The following tables summarize warrants outstanding at December 31, 2006:

           Range                 Number           Wtd. Ave. Life        Wtd. Ave. Price         Exercisable
           -----                 ------           --------------        ---------------         -----------
         $.40-2.50             39,992,874              2.04                  $0.98               32,597,771


      SERIES             ISSUE DATE             AMOUNT ISSUED       EXERCISED/ FORFEITED    OUTANDING AT 12/31/06
  ---------------- ------------------------ ---------------------- ------------------------ ----------------------
         A               April 2004                     3,200,000              (3,200,000)                      -
         B               April 2004                     3,200,000                                       3,200,000
         C               June, 2004                       972,223                (972,223)                      -
         D               June, 2004                       972,223                                         972,223
         E                2004-2005                     1,416,000                                       1,416,000
         F               April 2005                       231,036                                         231,036
         G               April 2005                     3,564,188                                       3,564,188
       G-BH              April 2005                     1,505,989                                       1,505,989
         H               April 2005                     2,138,513                (108,750)              2,029,763
         I              February 2005                     200,000                                         200,000
         J               August 2005                      602,393                 (97,050)                505,343
         K                Not Used                              -                                               -
         L                July 2006                    17,065,623                                      17,065,623
         M                July 2006                     7,395,103                                       7,395,103
       MISC               2003-2006                     1,907,606                                       1,907,606
                                            ---------------------- ------------------------ ----------------------
  TOTAL                                                44,370,897              (4,378,023)             39,992,874
                                            ====================== ======================== ======================

2006 Warrants
-------------

In connection with securing the Senior Convertible Notes (as described in Note 5 above), the three convertible note investors were entitled to Series L Warrants to purchase up to an aggregate of 17,065,623 shares of the Company's common stock and Series M Warrants to purchase up to an aggregate of 7,395,103 shares of the Company's common stock. Both the Series L Warrants and Series M Warrants have an original exercise price of $0.5054 per share and expire on July 31, 2011. The Series L Warrants are immediately exercisable. The Series M Warrants

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2006


become exercisable only upon a "mandatory conversion" of the notes, which is callable by the Company. Because the Company was unable to register the number of shares agreed upon in the Senior Convertible Note financing, the registration statement filed with the SEC was withdrawn and an amended financing was agreed upon on January 22, 2007. See our Subsequent Events Note 11 below for further details.

In connection with the $5,000,000 private placement, the Company issued to the placement agent, warrants with a term of five-years, to purchase 455,084 shares of the Company's common stock. These placement agent warrants are immediately exercisable and have an exercise price of $0.43948 per share.

During the fourth quarter of 2006, 205,800 warrants were exercised of which 97,050 warrants related to the cashless exercise of Series J warrants and 108,750 warrants related to the cash exercise of Series H warrants issued at $0.50 per share for total proceeds of $54,375.

In addition, during the third quarter of 2006 all of the Company's outstanding Series C Warrants to purchase an aggregate of 972,223 shares of the Company's common stock expired. None of the Series C Warrants were exercised prior to their expiration.

2005 Warrants
-------------

As further consideration for securing the 8% Notes (as described in Note 4 above), our placement agent was entitled to warrants to purchase shares of the Company's common stock in an amount equal to 15% of the 1,540,243 shares issued upon conversion of the 8% Notes on July 15, 2005. Based on the 1,540,243 shares of common stock issuable the placement agent and its designees were issued an aggregate of 231,036 Series F Warrants. The Series F Warrants shall have an exercise price of $0.40 per share and shall expire on the earlier of April 23, 2010 or a change of control of the Company. An additional expense of financing of $146,349 was recognized during the year 2005.

On July 12, 2005, the Company issued a total of 200,000 Series I Warrants to seven non-affiliate private-parties for providing financial advisory services to the Company. The Series I Warrants have an exercise price of $0.60 per share of the Company's common stock and expire on February 11, 2010. Compensation costs of $86,000 were recorded for these warrants in 2005.

As further consideration to the placement agent that secured the 10% Note financing (as described in Note 4 above), upon the August 25, 2005 conversion of the 10% Notes, the Company became obligated to issue to the placement agent 602,393 Series J Warrants to purchase common stock. The Series J Warrants have an original exercise price of $0.50 per share of common stock and expire on August 25, 2010. An additional expense of financing of $240,957 has been recognized during the year 2005.

On September 20, 2005, the Company amended the terms of its 972,223 previously issued Series D Warrants to reduce the original exercise price of $3.50 per share to an amended exercise price of $0.50 per share.

Pursuant to the terms of the 2005 Private Placement, the Company issued 3,564,188 Series G Warrants in 2005 to investors in conjunction with the $7,128,375 in gross proceeds raised from the 2005 Private Placement. The Series G Warrants have an exercise price of $2.50 per share of common stock, expire five years from issuance date and are callable by the Company the first day after the 30-trading-day average price of the Company's common stock exceeds $3.50 per share. An additional expense of financing of $1,106,349 has been recognized during the year 2005.

In addition, as further consideration for securing the $7,128,375 in gross proceed through the Company's 2005 Private Placement, the placement agent was entitled to warrants to purchase shares of the Company's common stock in an amount equal to 15% of the number of shares of common stock issued in the 2005 Private Placement. Based upon the issuance of 14,256,750 shares of common stock as of the final closing of the 2005 Private Placement on November 22, 2005, the Company issued 2,138,513 Series H Warrants to the placement agent and its

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2006


designees. The Series H Warrants have an exercise price of $0.50 per share of common stock and expire on the earlier of November 23, 2007 or a change in control of the Company. An additional expense of financing of $906,023 has been recognized during the year 2005.

With respect to the Series E and Series G-BH warrants issued in 2004-2005 we refer to our Convertible Debt referenced in Note 4 above for further details.

2004 Warrants
-------------

In April 2004, we closed an equity based financing for gross proceeds of $5,600,000. The financing involved the purchase of 3,200,000 shares of our common stock, 3,200,000 Series A Warrants and 3,200,000 Series B Warrants. The Series A Warrants expired on September 30, 2004 and no such warrants were exercised prior to their expiration. The Series B Warrants expire on April 1, 2009 and had an original exercise price of $3.50 per share. However, pursuant to the anti-dilution provisions of the Series B Warrants, our subsequent issuances of securities have resulted in a reduced exercise price of $1.19 per share as of March 12, 2007.

In June 2004, we closed an equity based financing for gross proceeds of $1,750,000. The financing involved the purchase of 972,223 shares of our common stock, 972,223 Series C Warrants to purchase common stock and 972,223 Series D Warrants to purchase common stock. The Series C Warrants were issued with an original exercise price of $3.00 per share. In August 2004, we amended the terms of the Series C Warrants to reduce the exercise price to $1.25 per share. The Series C Warrants subsequently expired on August 15, 2006 and no such warrants were exercised prior to their expiration. The Series D Warrants expire on June 1, 2009 and had an original exercise price of $3.50 per share. In December 2005, we amended the terms of the Series D Warrants to reduce the exercise price to $0.50 per share.

8.       COMMITMENTS AND LEASES
         ----------------------

As of December 31, 2006, the Company leases for its use office space and workstations under a non-cancelable operating lease expiring in 2007. In addition, the Company leases a copier through 2008 and has agreements related to inventory purchase commitments requiring future payments through 2007.

Future minimum payments for commitments over the next three years are as follows:

                      For the year ended
                         December 31,                            Amount
                         ------------                            ------

                             2007                              $  132,124
                             2008                                   6,974
                             2009                                       -
                                                               ----------
                             Total                             $  139,098
                                                               ==========

Rent expense for the years ended December 31, 2005 and 2006 was $205,062 and $209,574, respectively.

In addition, at December 31, 2006, the Company has $148,526 in purchase order commitments. Also, we have entered into a $300,000 software license agreement related to the implementation of a second software platform. At December 31, 2005, we have capitalized an advance payment of $50,000 towards this agreement. The payment of the remaining balance of $250,000 has been postponed due to commercial delays in the release of a third-party chip set.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2006


9.       INCOME TAXES
         ------------

The Company computes and records taxes payable based upon determination of taxable income which is different from pre-tax financial statement income. Such differences arise from the reporting of financial statement amounts in different periods for tax purposes. The timing differences are a result of different accounting methods being used for financial and tax reporting.

The Company's total deferred tax assets and deferred tax liabilities at December 31, 2006 and 2005 are as follows:

                                                    December 31, 2005     December 31, 2006
                                                    ----------------      ----------------
Deferred tax assets
      Non-cash compensation                         $             --      $         44,000
           Non-benefited tax losses and credits           12,926,000            14,831,000
                                                    ----------------      ----------------
               Total deferred tax assets                  12,926,000            14,875,000

Deferred tax liabilities
      Net book value of assets                                44,000                (5,000)
                                                    ----------------      ----------------

              Total deferred tax liabilities                  44,000                (5,000)
                                                    ----------------      ----------------
              Total net deferred tax assets               12,882,000            14,870,000

     Valuation allowance                                 (12,882,000)          (14,870,000)
                                                    ----------------      ----------------
              Net deferred tax assets               $             --      $             --
                                                    ================      ================

A valuation allowance has been established against the realization of the deferred tax assets since the Company has determined that the operating loss carryforwards may not be realized.

The Company has federal and state net operating loss carryforwards of approximately $48,000,000 expiring between 2023 and 2026.

10.      RELATED PARTY TRANSACTIONS
         --------------------------

On November 7, 2003, we entered into an agreement with Express Manufacturing, Inc. ("Express Manufacturing") to provide us contract manufacturing services. Express Manufacturing is owned by director Albert Wong's in-laws. Mr. Wong served as an advisor to Express Manufacturing from May 2002 until March 2006, but has no direct financial interest in the company. Express Manufacturing manufactures printed board assemblies for us in quantities and prices as set forth in quotations delivered to us for review and acceptance. Under this arrangement, we paid to Express Manufacturing approximately $143,000 and $51,000 in payments during fiscal years ended December 31, 2005 and 2006, respectively.

In addition, during the year ended December 31, 2006, the Company sold several of its network switch products to EMI for a total amount of $44,801. The price paid by EMI for the products was in line with the Company's commercial rates.

Director Albert Wong is Manager and controlling shareholder of DMK Investments, LLC ("DMK"). In June 2004, DMK purchased 138,889 shares of our common stock, 138,889 Series C Warrants and 138,889 Series D Warrants. DMK purchased the common stock and warrants at the same price ($1.80 per unit, each unit consisting of one share of common stock, one Series C Warrant and one Series D Warrant) and on the same terms and conditions as all other investors in our June 2004 financing. The Series C Warrants had an original exercise price of $3.00 per share. On August 13, 2004, we amended the terms of the Series C Warrants to

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2006


have an exercise price of $1.25 per share. The Series C Warrants subsequently expired on August 15, 2006 and no such warrants were exercised prior to their expiration. The Series D Warrants expire on June 1, 2009 and had an original exercise price of $3.50 per share. On December 12, 2005, we entered into an amendment with the holders of our Series D Warrants, including DMK, to reduce the exercise price of the Series D Warrants to $0.50 per share. The amendments to reduce the exercise price of both the Series C Warrants and the Series D Warrants were in each case unanimously approved by the Company's Board of Directors.

11.      SUBSREQUENT EVENTS
         ------------------

OPTIONS ISSUED
--------------

Subsequent to December 31, 2006, the Company awarded a total of 552,000 common stock purchase options, to certain employees which vest at the rate of 33?% on each of the first, second and third anniversaries of the date of grant, expire on the eight-year anniversary of the date of grant, and have an exercise price of $1.00 per share of the Company's common stock. Also, subsequent to December 31, 2006, the Company cancelled 25,000 options granted in previous years. These 552,000 options to purchase common stock have been committed to by the Company to new employees and have been tentatively approved by the Board, subject to the 2005 Plan being registered under applicable federal and state securities laws.

RESIGNATION OF DIRECTOR
-----------------------

On February 28, 2007, Albert Wong, a director of the Company, announced his intention not to stand for re-election as a director at the Company's 2007 annual meeting of shareholders scheduled to be held on April 30, 2007.

JANUARY 22, 2007 AMENDMENT AND RESTATEMENT OF SENIOR CONVERTIBLE NOTE FINANCING
-------------------------------------------------------------------------------

As described in Note 5 above, on July 31, 2006 the Company entered into a Securities Purchase Agreement with three institutional accredited investors resulting in the issuance of $5 million senior convertible notes, Series L Warrants to purchase 17,665,623 shares of our common stock and Series M warrants to purchase 7,395,103 shares of common stock. Both series of warrants carried an original exercise price of $0.5054 per share.

On January 22, 2007, the Company amended and restated the July 31, 2006 Senior Convertible Note Financing agreements to provide for the issuance to the investors of senior convertible notes in the aggregate principal amount of approximately $8.8 million and Series L-1 Warrants to purchase an aggregate of 22,754,163 shares of common stock, Series M-1 Warrants to purchase an aggregate of 7,395,103 shares of common stock, Series L-2 Warrants to purchase an aggregate of 7,281,332 shares of common stock and Series M-2 Warrants to purchase an aggregate of 2,366,433 shares of common stock. All of these series of warrants carry an exercise price of $0.43948 per share. The Company received aggregate gross proceeds of $6.6 million from the investors for our issuance of these notes and warrants (which $6.6 million includes the original $5 million raised on July 31, 2006). For further details on this Amended Purchase Agreement we refer you to the description of this transaction provided under the paragraph "Amended Purchase Agreement" on pages 30-38 of this 10-KSB.

WARRANTS EXERCISED
------------------

Subsequent to December 31, 2006, the Company has issued a total of 525,767 shares of which 203,950 shares related to the cashless exercise of Series J warrants and 321,817 shares related to the cash exercise of $0.40 per share Series F warrants and $0.50 per share Series H warrants for total proceeds of $161,655.

                        RAPTOR NETWORKS TECHNOLOGY, INC.


                                   PROSPECTUS













                             ________________, 2007


         WE HAVE NOT AUTHORIZED ANY DEALER, SALESMAN OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS. YOU MUST NOT RELY UPON ANY INFORMATION OR REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THEY RELATE, NOR DO THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE INFORMATION CONTAINED IN THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS IS ACCURATE AS OF THE DATES ON THEIR COVERS. WHEN WE DELIVER THIS PROSPECTUS OR A SUPPLEMENT OR MAKE A SALE PURSUANT TO THIS PROSPECTUS OR A SUPPLEMENT, WE ARE NOT IMPLYING THAT THE INFORMATION IS CURRENT AS OF THE DATE OF THE DELIVERY OR SALE.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 7-109-102 of the Colorado Business Corporations Act (the "Colorado Act") authorizes a Colorado corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Unless limited by a corporation's articles of incorporation, Section 7-109-105 of the Colorado Act authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction. Unless limited by the articles of incorporation, Section 7-109-107 of the Colorado Act extends this same right to officers of a corporation as well.

         Unless limited by a corporation's articles of incorporation, Section 7-109-103 of the Colorado Act requires that a Colorado corporation indemnify a director who was wholly successful in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith. Unless limited by the articles of incorporation, Section 7-109-107 of the Colorado Act extends this same protection to officers of a corporation as well.

         Pursuant to Section 7-109-104 of the Colorado Act, a Colorado corporation may advance a director's expenses incurred in defending any action or proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 7-109-102 described above. Unless limited by the articles of incorporation, Section 7-109-107 of the Colorado Act extends this same protection to officers of a corporation as well.

         Regardless of whether a director or officer has the right to indemnity,
Section 7-109-108 of the Colorado Act allows a Colorado corporation to purchase and maintain insurance on such directors or officers behalf against liability resulting from his or her role as director or officer.

         Our Articles of Incorporation do not limit any of the rights afforded to our directors and officers under the Colorado Act and Article VI of our Bylaws states that any director or officer who is involved in litigation by reason of his or her position with us as a director or officer shall be indemnified and held harmless by us to the fullest extent authorized by law as it now exists or may subsequently be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights). Our directors and officers are also presently covered by an insurance policy indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they may not be indemnified by us. We believe that the indemnification and insurance provided to our directors and officers is necessary to attract and retain qualified persons as directors and officers.

         To the extent indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons under the above provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 25.        OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth all expenses to be paid by us in connection with this offering. All amounts shown are estimates except for the SEC registration fee.

           SEC Registration                                         $  1,323
           NASD Fees                                                      --
           Accounting Fees and Expenses                               15,000
           Legal Fees and Expenses                                   350,000
           Blue Sky Fees and Expenses                                 30,000
           Placement Agent Fees and Expenses                         435,000
           Printing Costs                                             10,000
           Miscellaneous Expenses                                         --
                                                                    --------

           TOTAL                                                    $841,323

ITEM 26.        RECENT SALES OF UNREGISTERED SECURITIES.

         During the period between September 2003 and March 2004, we issued an aggregate of 1,297,500 stock options to twenty-four of our employees (some of whose employment relationship and stock options have subsequently been terminated), including the issuance of 300,000 stock options to our Chief Financial Officer, Bob van Leyen. These stock options were issued with an exercise price of $1.50 per share, vest in three equal installments commencing on the first anniversary of the date of grant and expire on the eight-year anniversary of the date of grant. On January 5, 2005, the exercise price of these stock options was repriced to $1.00 per share.

         In September 2003, we issued 300,000 warrants to purchase common stock to four individuals for legal and consulting services rendered. The warrants had an exercise price of $0.01 per share of common stock and had an expiration date three years from the date of issuance. These 300,000 warrants were exercised in December 2003.

         On October 17, 2003, we issued 19,161,256 shares of common stock to the shareholders of Raptor Networks Technology, Inc., a California corporation ("Raptor") in a share-for-share exchange whereby Raptor became our wholly-owned subsidiary.

         In December 2003, we issued 50,000 shares of common stock valued at $25,000 to Eugene Michael Kennedy, Esq., for legal services rendered.

         In December 2003, we issued 300,000 shares of common stock to four individuals upon the exercise of their respective warrants. The warrants had an exercise price of $0.01 per share of common stock. We forgave the $500 exercise price for 50,000 shares in resolving a dispute with one of the warrant holders.

         During the period between December 2003 and April 2004, we issued convertible notes to three accredited investors in the aggregate principal amount of $1,214,290 in exchange for $1,214,290 in cash. The loans are convertible into common stock at any time during the three year period following initial funding of the loans. The conversion rate is $3.50 per share of common stock. If the loans are not earlier voluntarily converted, the total amount owed shall automatically convert into common stock at $3.50 per share on April 15, 2007. In connection with these loans we agreed to issue 34,775 warrants as a commission for securing this financing. These warrants have not been issued as of March 12, 2007. The agreed upon exercise price of these warrants is $3.50 per share of common stock and the other terms of such warrants must still be agreed upon by the parties.

         In March 2004, we issued 100,000 shares of common stock valued at $158,000 to Eugene Michael Kennedy, Esq., for legal services rendered.

         In March 2004, we issued 3,000,000 shares of common stock valued at $4,740,000 to our Chief Executive Officer and President, Thomas M. Wittenschlaeger, in conjunction with the commencement of his employment.

         In April 2004, we issued 2,320,600 shares of common stock valued at $3,666,548 to eight consultants for services rendered.

         In March 2004, we issued 100,000 shares of common stock valued at $158,000 to John Moore, one of our key employees, as a retention incentive bonus.

         In April 2004, we issued 400,000 shares of common stock valued at $632,000 to our Chief Financial Officer and Secretary, Bob van Leyen, as a retention incentive bonus.

         In April 2004, we closed an equity based financing whereby we issued 3,200,000 shares of common stock, 3,200,000 Series A Warrants to purchase common stock and 3,200,000 Series B Warrants to purchase common stock to eleven accredited investors for an aggregate purchase price of $5,599,998.25. The Series A Warrants expired on September 20, 2004 and no such warrants were exercised prior to their expiration. The Series B Warrants expire on April 1, 2009 and had an original exercise price of $3.50 per share. However, pursuant to the anti-dilution provisions of the Series B Warrants, our subsequent issuances of securities have resulted in a reduced exercise price of $1.19 per share as of March 12, 2007.

         In April 2004, we issued 320,000 Series A Warrants to purchase common stock and 320,000 Series B Warrants to purchase common stock to Alpine Capital Partners, Inc. for investment banking related services in conjunction with our April 2004 financing of $5,599,998.25 referenced above. The Series A Warrants expired on September 20, 2004 and no such warrants were exercised prior to their expiration. The Series B Warrants expire on April 1, 2009 and had an original exercise price of $3.50 per share. However, pursuant to the anti-dilution provisions of the Series B Warrants, our subsequent issuances of securities have resulted in a reduced exercise price of $1.19 per share as of March 12, 2007.

         In April 2004, we issued 200,000 shares of common stock valued at $316,000 and 400,000 Series B Warrants to purchase common stock to three accredited investors in consideration for the investors entering into a lockup agreement regarding shares of common stock held by them. The Series B Warrants expire on April 1, 2009 and had an original exercise price of $3.50 per share. However, pursuant to the anti-dilution provisions of the Series B Warrants, our subsequent issuances of securities have resulted in a reduced exercise price of $1.19 per share as of March 12, 2007.

         In April 2004, we issued 125,000 warrants to purchase common stock to Strategic Growth International, Inc. for services rendered. The warrants have an exercise price of $3.50 per share of common stock and expire April 22, 2009.

         In May 2004, we issued 100,000 stock options to our director Albert Wong pursuant to the policy of our Board of Directors to grant each non-employee director an initial option to purchase shares of our common stock upon his or her commencement of services as a director. The stock options were issued with an exercise price of $3.50 per share, vest in three equal installments commencing on the first anniversary of the date of grant and expire on the eight-year anniversary of the date of grant. On January 5, 2005, the exercise price of these stock options was repriced to $1.00 per share.

         In June 2004, we issued to DMK Investments, LLC (of which one of our directors, Albert Wong, is Manager and controlling shareholder), Uptrend Investment Inc., and Transglobal Investments, LLC, an aggregate of 972,223 shares of our common stock, 972,223 Series C Warrants to purchase common stock and 972,223 Series D Warrants to purchase common stock, at a price per share of common stock of $1.80, for an aggregate purchase price of $1,750,000. The Series C Warrants were issued with an original exercise price of $3.00 per share. In August 2004, we amended the terms of the Series C Warrants to reduce the exercise price to $1.25 per share. The Series C Warrants subsequently expired on August 15, 2006 and no such warrants were exercised prior to their expiration. The Series D Warrants expire on June 1, 2009 and had an original exercise price of $3.50 per share. In December 2005, we amended the terms of the Series D Warrants to reduce the exercise price to $0.50 per share.

         In June 2004, we issued 150,000 warrants to purchase common stock to Rutan & Tucker, LLP, for legal services rendered. The warrants have an exercise price of $2.00 per share of common stock and expire June 21, 2009.

         In July 2004, we issued an aggregate of 977,500 stock options to eighteen of our employees (some of whose employment relationship and stock options have subsequently been terminated), including the issuance of 350,000 stock options to our President and Chief Executive Officer, Thomas M. Wittenschlaeger. The stock options were issued with an exercise price of $1.75 per share, vest in three equal installments commencing on the first anniversary of the date of grant and expire on the eight-year anniversary of the date of grant. On January 5, 2005, the exercise price of these stock options (excluding those options which previously terminated upon termination of the respective optionholder's employment) was repriced to $1.00 per share.

         In August 2004, we issued an aggregate of 70,000 stock options to two of our employees. The stock options were issued with an exercise price of $1.15 per share, vest in three equal installments commencing on the first anniversary of the date of grant and expire on the eight-year anniversary of the date of grant. On January 5, 2005, the exercise price of these stock options was repriced to $1.00 per share.

         In October 2004, we agreed to issue 300,000 shares of common stock valued at $158,100 to a consultant for services rendered. These shares were issued is September 2005.

         In October 2004, we issued 75,000 warrants to purchase common stock to Patrick McCabe for services rendered. The warrants have an exercise price of $1.00 per share of common stock and expire October 1, 2009.

         In October 2004, we issued 75,000 stock options to our director Larry
L. Enterline pursuant to the policy of our Board of Directors to grant each non-employee director an initial option to purchase shares of our common stock upon his or her commencement of services as a director. The stock options were issued with an exercise price of $1.50 per share, vest in three equal installments commencing on the first anniversary of the date of grant and expire on the eight-year anniversary of the date of grant. On January 5, 2005, the exercise price of these stock options was repriced to $1.00 per share.

         During the period between November 2004 and February 2005, we issued convertible notes (the "10% Notes") to forty-one accredited investors in the aggregate principal amount of $2,360,000 in exchange for $2,360,000 in cash. Our net proceeds were $2,124,000, after the payment of a 10% placement agent fee to Burnham Hill Partners, a division of Pali Capital, Inc., who acted as placement agent for the financing. The 10% Notes bore interest at a rate of 10% per annum.

Pursuant to the terms of the 10% Notes, on August 25, 2005 the outstanding principal amount of these loans, together with all accrued but unpaid interest thereunder, automatically converted into 6,023,932 shares of our common stock and 1,505,989 Series G-BH Warrants to purchase common stock. The Series G-BH Warrants have an exercise price of $2.50 per share of common stock, expire August 25, 2010, and, so long as certain other conditions are met, are callable by us the first day after the 30-trading-day average price of our common stock exceeds $3.50 per share. In addition, the 10% Note holders were issued 1,416,000 Series E Warrants. These Series E Warrants had an original exercise price of $0.60 per share of common stock and expire five years from the respective noteholder's 10% Note issuance date. However, pursuant to the anti-dilution provisions of the Series E Warrants, our subsequent issuances of securities have resulted in a reduced exercise price of $0.52 per share as of March 12, 2007. In the event the closing bid price of our common stock exceeds $2.50 per share and certain other conditions are met, 50% of the Series E Warrants are callable by us during the first two years after the date of issuance of the Series E Warrants, and 100% of the Series E Warrants are callable by us thereafter.

         In December 2004, we issued 100,000 stock options to our director Ken Bramlett pursuant to the policy of our Board of Directors to grant each non-employee director an initial option to purchase shares of our common stock upon his or her commencement of services as a director. The stock options have an exercise price of $1.00 per share, vest in three equal installments commencing on the first anniversary of the date of grant and expire on the eight-year anniversary of the date of grant.

         In January 2005, we issued 975,000 shares of common stock valued at $390,000 to Palisades Capital, LLC, pursuant to a settlement agreement entered into between us, Palisades Capital and other related parties. The shares were issued as partial consideration for a general release by Palisades Capital and other plaintiffs of any and all know or unknown claims or actions against us, our executive officers, our directors, our employees, our shareholders and related parties.

         In February 2005, we issued 262,500 shares of common stock valued at $152,250 to three plaintiffs and their legal counsel pursuant to a settlement agreement entered into between us and the plaintiffs. The shares were issued as partial consideration for a general release by the plaintiffs of any and all know or unknown claims or actions against us, our executive officers, our directors, our employees, our shareholders and related parties.

         In January 2005, we issued 25,000 stock options to our director Larry
L. Enterline pursuant to the policy of our Board of Directors to grant each non-employee director an initial option to purchase shares of our common stock upon his or her commencement of services as a director. The stock options were issued with an exercise price of $1.00 per share, vest in three equal installments commencing on the first anniversary of the date of grant and expire on the eight-year anniversary of the date of grant.

         During the period between February 2005 and April 2005, we secured private debt financing from ten accredited investors in the original aggregate principal amount of Six Hundred Thousand Dollars ($600,000). Our net proceeds were Five Hundred Twenty-Eight Thousand Dollars ($528,000) after the payment of a 12% placement agent fee to Brookstreet Securities Corporation, who acted as placement agent for the financing. The debt was evidenced by thirteen Convertible Bridge Notes (the "8% Notes"), which bore interest at a rate of 8% per annum. Pursuant to the terms of the terms of the 8% Notes, on July 15, 2005 the outstanding principal amount of these loans, together with all accrued but unpaid interest thereunder, automatically converted into 1,540,244 shares of our common stock.

         During the period between April 2005 and November 2005, we sold a combination of common stock and warrants in a private placement transaction to 189 accredited investors (the "2005 Private Placement"). The common stock and warrants were sold as "units," with each unit consisting of four shares of common stock and one Series G Warrants to purchase common stock. The price per unit was $2.00. We raised aggregate gross proceeds of $7,128,375 under this private placement transaction and issued 14,256,750 shares of common stock and Series G Warrants to purchase an aggregate of 3,564,188 shares of common stock. The Series G Warrants have an exercise price of $2.50 per share of common stock, expire five years from their respective date of issuance, and, so long as certain other conditions are met, are callable by us the first day after the 30-trading-day average price of our common stock exceeds $3.50 per share. Our net proceeds from the 2005 Private Placement were $6,272,970 after the payment of $855,405 in placement agent fees to Brookstreet Securities Corporation, who acted as placement agent for the transaction.

         In July 2005, we issued 200,000 Series I Warrants to designees of Burnham Hill Partners, a division of Pali Capital, Inc., for financial advisory services rendered. The Series I Warrants have an issuance date of February 11, 2005. The Series I Warrants had an original exercise price of $0.60 per share of common stock and expire on February 11, 2010. However, pursuant to the anti-dilution provisions of the Series I Warrants, our subsequent issuances of securities have resulted in a reduced exercise price of $0.52 per share as of March 12, 2007.

         In August 2005, we issued 602,393 Series J placement agent warrants to designees of Burnham Hill Partners, a division of Pali Capital, Inc., for placement agent services provided in conjunction with the 10% Note financing described above. The Series J Warrants had an original exercise price of $0.50 per share of common stock and expire August 25, 2010. However, pursuant to the anti-dilution provisions of the Series J Warrants, our subsequent issuances of securities have resulted in a reduced exercise price of $0.47 per share as of March 12, 2007.

         In January 2006, we issued 231,036 Series F placement agent warrants to Brookstreet Securities Corporation and its designees for placement agent services provided in conjunction with the 8% Note financing described above. The Series F Warrants have a grant date of April 23, 2005. The Series F Warrants have an exercise price of $0.40 per share of common stock and expire on the earlier of April 23, 2010 or upon a merger, acquisition, consolidation, sale of voting control or sale of substantially all of our assets in which our shareholders do not own a majority of the outstanding shares of the surviving corporation.

         In January 2006, we issued Series H placement agent warrants to acquire up to 2,138,513 shares of common stock to Brookstreet Securities Corporation and its designees for placement agent services rendered in conjunction with the 2005 Private Placement described above. The Series H Warrants have a grant date of November 23, 2005. The Series H Warrants had an original exercise price of $0.50 per share of common stock and expire on the earlier of November 23, 2007 or upon a merger, acquisition, consolidation, sale of voting control or sale of substantially all of our assets in which our shareholders do not own a majority of the outstanding shares of the surviving corporation. However, pursuant to the anti-dilution provisions of the Series H Warrants, our subsequent issuances of securities have resulted in a reduced exercise price of $0.47 per share as of March 12, 2007.

         In July 2006, we issued senior convertible notes in the original principal amount of $5,000,000 to three accredited investors. The senior convertible notes have a maturity date of July 31, 2008 and an initial conversion price of 0.43948 per share of common stock. In January 2007, we amended the terms of these senior convertible notes to, among other things, increase the principal amount from $5,000,000 to $8,804,909. As part of the same July 2006 transaction, we also issued the accredited investors Series L Warrants to purchase an aggregate of 17,065,623 shares of our common stock and Series M Warrants to purchase an aggregate of 7,395,103 shares of our common stock. In January 2007, we increased the aggregate number of shares issuable upon exercise of the Series L Warrants to 22,754,163. The Series L Warrants are immediately exercisable and Series M Warrants become exercisable only upon us requiring a mandatory conversion of certain amounts of the senior convertible notes. Both the Series L Warrants and the Series M Warrants had an initial exercise price of $0.5054 per share of common stock and expired on July 31, 2011. In January 2007, we amended to the terms of these Series L Warrants and Series M Warrants to have a reduced exercise price of $0.43948 per share of common stock and to expire 84 months after the date a registration statement covering shares of common stock underlying the respective warrant is declared effective by the SEC.

         In July 2006, we issued a warrant to the Montgomery 2006-5 Partnership, as a designee of Montgomery & Co., LLC, to purchase 455,084 shares of our common stock as partial consideration for placement agent services provided by Montgomery & Co., LLC in conjunction with the July 2006 convertible note financing described above. The warrant has an exercise price of $0.43948 per share of common stock and expires on July 31, 2013.

         In January 2007, we issued a senior convertible note in the original principal amount of $1,600,000 to an accredited investor. The senior convertible note has a maturity date of July 31, 2008 and an initial conversion price of
0.43948 per share of common stock. We also issued the accredited investor a Series L-2 Warrant to purchase an aggregate of 7,395,103 shares of our common stock and a Series M-2 Warrant to purchase an aggregate of 2,366,433 shares of our common stock. The Series L-2 Warrant is immediately exercisable and the Series M Warrant become exercisable only upon us requiring a mandatory conversion of certain amounts of the senior convertible note. Both the Series L-2 Warrant and the Series M-2 Warrant have exercise price of $0.43948 per share of common stock and expire 84 months after the date a registration statement covering shares of common stock underlying the respective warrant is declared effective by the SEC.

         In January 2007, we issued a warrant to the Montgomery 2007-1 Partnership, as a designee of Montgomery & Co., LLC, to purchase 145,627 shares of our common stock as partial consideration for placement agent services provided by Montgomery & Co., LLC in conjunction with the January 2007 convertible note financing described above. The warrant has an exercise price of $0.43948 per share of common stock and expires on January 19, 2014.

         In March 2007, we issued 100,000 warrants to purchase common stock to Newport Capital Consultants, Inc. for services rendered. The warrants have an exercise price of $0.50 per share of common stock and expire March 14, 2010.

         The issuances of our securities described above were made in reliance upon the exemption from registration available under Section 4(2) of the Securities Act, among others, as transactions not involving a public offering. This exemption was claimed on the basis that these transactions did not involve any public offering and the purchasers in each offering were accredited or sophisticated and had sufficient access to the kind of information registration would provide. In each case, appropriate investment representations were obtained and certificates representing the securities were issued with restrictive legends.

ITEM 27.        EXHIBITS.

         (A)    EXHIBITS.

   EXHIBIT
   NUMBER                                DESCRIPTION
   ------                                -----------

     2.1 Agreement and Plan of Merger dated August 23, 2003 between Pacific InterMedia, Inc., and Raptor Networks Technology, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company's Form 8-K filed with the SEC on October 22, 2003)
     2.2 Amendment to Agreement and Plan of Merger dated October 15, 2003 between Pacific InterMedia, Inc., and Raptor Networks Technology, Inc. (incorporated herein by reference to Exhibit 2.2 to the Company's Form 8-K filed with the SEC on October 22, 2003)
     3.1 Articles of Incorporation, as amended as of June 8, 2005 (incorporated herein by reference to Exhibit 3.1 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)
     3.2 Articles of Amendment to Articles of Incorporation increasing Company's authorized common stock to 75,000,000 shares, effective June 9, 2005 (incorporated herein by reference to Exhibit 3.1 to the Company's Form 8-K filed with the SEC on June 15, 2005)
     3.3 Articles of Amendment to Articles of Incorporation increasing authorized common stock to 110,000,000 shares, effective May 31, 2006 (incorporated herein by reference to Exhibit 3.1 to the Company's Form 8-K filed with the SEC on June 5, 2006)
     3.4 Bylaws (incorporated herein by reference to Exhibit 3.2 to the Company's Form SB-2 (File No. 333-74846) filed with the SEC on December 10, 2001)
     3.5 Amendment to Bylaws - Article II, Section 1 (incorporated herein by reference to Exhibit 3.3 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15,
               2005)
     4.1 Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Company's Form 8-A filed with the SEC on July 18, 2005)
     4.2 Securities Purchase Agreement dated July 30, 2006 (incorporated herein by reference to Exhibit 10.1 to the Company's Form 8-K filed with the SEC on July 31, 2006)
     4.3 Form of Amendment and Exchange Agreement dated January 18, 2007 (incorporated herein by reference to Exhibit 10.2 to the Company's Form 8-K filed with the SEC on January 22, 2007)
     4.4 Form of Amended and Restated Amendment and Exchange Agreement dated January 22, 2007 (incorporated herein by reference to Exhibit 10.1 to the Company's Form 8-K filed with the SEC on January 23, 2007)
     4.5 Form of Amended and Restated Senior Convertible Note dated July 31, 2006 (incorporated herein by reference to Exhibit 10.3 to the Company's Form 8-K filed with the SEC on January 22, 2007)
     4.6 Senior Convertible Note dated January 19, 2007 (incorporated herein by reference to Exhibit 10.4 to the Company's Form 8-K filed with the January 22, 2007)
     4.7 Form of Series L-1 Warrant dated July 31, 2006 (incorporated herein by reference to Exhibit 10.5 to the Company's Form 8-K filed with the January 22, 2007)
     4.8 Form of Series M-1 Warrant dated July 31, 2006 (incorporated herein by reference to Exhibit 10.6 to the Company's Form 8-K filed with the January 22, 2007)
     4.9 Series L-2 Warrant dated January 19, 2007 (incorporated herein by reference to Exhibit 10.7 to the Company's Form 8-K filed with the January 22, 2007)
     4.10 Series M-2 Warrant dated January 19, 2007 (incorporated herein by reference to Exhibit 10.8 to the Company's Form 8-K filed with the January 22, 2007)
     4.11 Amended and Restated Registration Rights Agreement dated January 18, 2007 (incorporated herein by reference to Exhibit 10.9 to the Company's Form 8-K filed with the January 22, 2007)
     5.1x      Opinion of Moye White LLP (incorporated herein by reference to
               Exhibit 5.1 to the Company's Form SB-2 (File No. 333-140178) filed with the SEC on March 27, 2007)

   EXHIBIT
   NUMBER                                DESCRIPTION
   ------                                -----------

    10.1 Full Service Lease dated May 3, 2004 between PS Business Parks, L.P., and Raptor Networks Technology, Inc. (incorporated herein by reference to Exhibit 10.1 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15,
               2005)
    10.2 Turnkey Manufacturing Services Agreement dated November 7, 2003 between Express Manufacturing, Inc. and Raptor Networks Technology, Inc. (incorporated herein by reference to Exhibit
               10.2 to the Company's 10-KSB for fiscal year ended December 31, 2005, filed with the SEC on April 3, 2006)
    10.3 Securities Purchase Agreement by and among Raptor Networks Technology, Inc., DMK Investments, LLC, Transglobal Investments, LLC, and Uptrend Investments, Inc. in conjunction with June 2004 private placement of common stock and warrants (incorporated herein by reference to Exhibit 10.14 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)
    10.4 Registration Rights Agreement by and among Raptor Networks Technology, Inc., DMK Investments, LLC, Transglobal Investments, LLC, and Uptrend Investments, Inc. in conjunction with June 2004 private placement of common stock and warrants (incorporated herein by reference to Exhibit 10.15 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)
    10.5 Amendment No. 1 to Registration Rights Agreement, effective December 12, 2005, by and among Raptor Networks Technology, Inc., DMK Investments, LLC, Transglobal Investments, LLC, and Uptrend Investments, Inc. (incorporated herein by reference to Exhibit
               4.4 to the Company's Form SB-2 (File No. 333-131184) filed with the SEC on January 20, 2006)
    10.6 Letter Agreement, effective as of September 20, 2005, by and among Raptor Networks Technology, Inc., DMK Investments, LLC, Transglobal Investments, LLC, and Uptrend Investments, Inc. (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on September 26, 2005)
    10.7       Form of Series C Warrant (incorporated herein by reference to
               Exhibit 10.6 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)
    10.8 Form of Letter Amendment to Series C Warrant reducing exercise price to $1.25 per share (incorporated herein by reference to
               Exhibit 10.7 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)
    10.9 Amendment No. 1 to Series C Warrant, effective December 12, 2005, by and among Raptor Networks Technology, Inc., DMK Investments, LLC, Transglobal Investments, LLC, and Uptrend Investments, Inc. (incorporated herein by reference to Exhibit 4.8 to the Company's Form SB-2 (File No. 333-131184)
               filed with the SEC on January 20, 2006)
    10.10      Form of Series D Warrant (incorporated herein by reference to
               Exhibit 10.8 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)
    10.11 Amendment No. 1 to Series D Warrant, effective December 12, 2005, by and among Raptor Networks Technology, Inc., DMK Investments, LLC, Transglobal Investments, LLC, and Uptrend Investments, Inc. (incorporated herein by reference to Exhibit 4.10 to the Company's Form SB-2 (File No. 333-131184)
               filed with the SEC on January 20, 2006)
    10.12 Managing Dealer Agreement dated March 22, 2005 between Brookstreet Securities Corporation and Raptor Networks Technology, Inc., entered into in conjunction with our 2005 Private Placement of "units" (incorporated herein by reference to
               Exhibit 10.16 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)
    10.13** 2005 Stock Plan effective June 9, 2005 (incorporated herein by reference to Exhibit 10.18 to the Company's 10-KSB for fiscal year ended December 31, 2005, filed with the SEC on April 3,
               2006)
    10.14** Form of 2005 Stock Plan Stock Option Agreement (incorporated herein by reference to Exhibit 10.19 to the Company's 10-KSB for fiscal year ended December 31, 2005, filed with the SEC on April 3, 2006)

   EXHIBIT
   NUMBER                                DESCRIPTION
   ------                                -----------

    10.15 Loan and Security Agreement, dated April 27, 2006, by and among Raptor Networks Technology, Inc., a Colorado corporation, Bridge Bank National Association and Agility Capital, LLC (incorporated herein by reference to Exhibit 10.1 to the Company's Form 8-K filed with the SEC on May 4, 2006)
    10.16 First Amendment to Loan and Security Agreement, dated April 27, 2006, by and among Raptor Networks Technology, Inc., a Colorado corporation, Raptor Networks Technology, Inc., a California corporation, Bridge Bank National Association and Agility Capital, LLC (incorporated herein by reference to Exhibit 10.2 to the Company's Form 8-K filed with the SEC on May 4, 2006)
    10.17 Payoff Agreement, dated July 27, 2006, by and among Raptor Networks Technology, Inc., a Colorado corporation, Raptor Networks Technology, Inc., a California corporation, Bridge Bank National Association and Agility Capital, LLC (incorporated herein by reference to Exhibit 10.6 to the Company's Form 8-K filed with the SEC on July 31, 2006)
    10.18 Securities Purchase Agreement dated July 30, 2006 (incorporated herein by reference to Exhibit 10.1 to the Company's Form 8-K filed with the SEC on July 31, 2006)
    10.19 Form of Amendment and Exchange Agreement dated January 18, 2007 (incorporated herein by reference to Exhibit 10.2 to the Company's Form 8-K filed with the SEC on January 22, 2007)
    10.20 Form of Amended and Restated Amendment and Exchange Agreement dated January 22, 2007 (incorporated herein by reference to Exhibit 10.1 to the Company's Form 8-K filed with the SEC on January 23, 2007)
    10.21 Form of Amended and Restated Senior Convertible Note dated July 31, 2006 (incorporated herein by reference to Exhibit 10.3 to the Company's Form 8-K filed with the SEC on January 22, 2007)
    10.22 Senior Convertible Note dated January 19, 2007 (incorporated herein by reference to Exhibit 10.4 to the Company's Form 8-K filed with the SEC on January 22, 2007)
    10.23 Form of Series L-1 Warrant dated July 31, 2006 (incorporated herein by reference to Exhibit 10.5 to the Company's Form 8-K filed with the SEC on January 22, 2007)
    10.24 Form of Series M-1 Warrant dated July 31, 2006 (incorporated herein by reference to Exhibit 10.6 to the Company's Form 8-K filed with the SEC on January 22, 2007)
    10.25 Series L-2 Warrant dated January 19, 2007 (incorporated herein by reference to Exhibit 10.7 to the Company's Form 8-K filed with the SEC on January 22, 2007)
    10.26 Series M-2 Warrant dated January 19, 2007 (incorporated herein by reference to Exhibit 10.8 to the Company's Form 8-K filed with the SEC on January 22, 2007)
    10.27 Amended and Restated Registration Rights Agreement dated January 18, 2007 (incorporated herein by reference to Exhibit 10.9 to the Company's Form 8-K filed with the SEC on January 22, 2007)
    21 Subsidiaries of the Registrant (incorporated herein by reference to Exhibit 21 to the Company's 10-KSB for fiscal year ended December 31, 2005, filed with the SEC on April 3, 2006)
    23.1x Consent of Comiskey & Company, P.C., Independent Registered Public Accounting Firm
    23.2       Consent of Moye White LLP (contained in Exhibit 5.1)

-----------------
x   Filed herewith
**  This exhibit is a management contract or a compensatory plan or arrangement.


ITEM 28.        UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                  (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                  (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) include any additional or changed material information on the plan of distribution.

         (2) That, for determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

         (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (i) any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

                  (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

                  (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

                  (iv) any other communication that is an offer in the offering made by the undersigned small business issuer or the purchaser.

         The undersigned Registrant hereby undertakes that for the purpose of determining liability under the Securities Act to any purchaser, if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Santa Ana, State of California, on April 27, 2007.


                                       RAPTOR NETWORKS TECHNOLOGY, INC.


                                       By: /s/ THOMAS M. WITTENSCHLAEGER
                                           -------------------------------------
                                           Thomas M. Wittenschlaeger
                                           President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                 Name                                         Title                            Date
---------------------------------------        ----------------------------------         --------------

/s/ THOMAS M. WITTENSCHLAEGER                  President, Chief Executive Officer         April 27, 2007
---------------------------------------        (principal executive officer) and
Thomas M. Wittenschlaeger                      Chairman of the Board

/s/ BOB VAN LEYEN                              Chief Financial Officer (principal         April 27, 2007
---------------------------------------        accounting officer) and Secretary
Bob van Leyen

   *                                           Director                                   April 27, 2007
---------------------------------------
Larry L. Enterline

   *                                           Director                                   April 27, 2007
---------------------------------------
Ken Bramlett

   *                                           Director                                   April 27, 2007
---------------------------------------
Albert Wong

*By: /s/ THOMAS M. WITTENSCHLAEGER             Director                                   April 27, 2007
    -----------------------------------
      Thomas M. Wittenschlaeger
      Attorney in Fact


            INDEX TO EXHIBITS ATTACHED TO THIS REGISTRATION STATEMENT


   EXHIBIT
   NUMBER                                DESCRIPTION
   ------                                -----------
    23.1 Consent of Comiskey & Company, P.C., Independent Registered Public Accounting Firm